                                                Filed Pursuant to Rule 424(b)(3)
                                                       Registration No 333-11750

PROSPECTUS

                              QUINTALINUX LIMITED

             1,500,000 Warrants to Purchase Shares of Common Stock
                                      and
        1,500,000 Shares of Common Stock upon Exercise of the Warrants

     In our August 2000 initial public offering, we sold 1,500,000 shares of common stock and 1,500,000 warrants to purchase 1,500,000 shares of common stock. Each warrant entitles the holder to purchase one share of common stock at $10.88 per share through August 9, 2005.

     In addition to these 1,500,000 warrants and 1,500,000 underlying shares of common stock, this prospectus covers the sale of 300,000 shares of common stock underlying the following securities that we sold to the underwriter and/or persons related to the underwriter:

 .   stock purchase options to purchase 150,000 shares of common stock; and
 . warrant purchase options to purchase 150,000 warrants to purchase shares of common stock.

     No minimum number of warrants must be exercised, and all funds that we receive upon exercise of the warrants and the underwriter warrants will be used for general corporate purposes. As of September 29, 2000, all 1,500,000 warrants and all of the underwriter warrants were outstanding. The common stock covered by this prospectus which is issuable upon exercise of the underwriter warrants is to be sold from time to time by or for the account of certain selling shareholders. We will not receive any of the proceeds from the sale of the underwriter warrants and underlying common stock.

     See "Risk Factors" beginning on page 5 to read about factors you should consider before buying our common stock and warrants.

     Our common stock and warrants are traded on The Nasdaq National Market under the symbols "QLNX" and "QLNXW." On September 25, 2000, the last sale prices for the common stock and the warrants were $6.3125 per share of common stock and $0.625 per warrant.

     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of the prospectus. Any representation to the contrary is a criminal offense.

                                                                                  Underwriting        Gross
                                                                   Price to       Discounts and     Proceeds to
                                                                    Public         Commissions          Us
Per share of common stock on exercise of warrant..............   US$     10.88       US$0.00        US$     10.88
Total.........................................................   US$16,320,000       US$0.00        US$16,320,000


This information excludes estimated total expenses of this offering of approximately US$32,000 payable by us. It also does not include 300,000 shares of common stock registered for the account of selling shareholders to be offered from time to time in the market.


                The date of this prospectus is October 17, 2000

                               TABLE OF CONTENTS

                                                                                            Page
                                                                                            ----
Prospectus Summary.........................................................................    2
Currency Translations......................................................................    4
Risk Factors...............................................................................    5
Forward-Looking Statements.................................................................    9
Use of Proceeds............................................................................    9
Nature of Trading Market...................................................................    9
Dividend Policy............................................................................    9
Exchange Rates.............................................................................   10
Selected Consolidated/Combined and Unaudited Pro Forma Financial Data......................   11
Unaudited Pro Forma Condensed Consolidated Statement of Operations.........................   14
Management's Discussion and Analysis of Financial Condition and Results of Operations......   16
Our Business...............................................................................   29
Our Management.............................................................................   42
Certain Transactions.......................................................................   45
Principal Shareholders.....................................................................   46
Selling Shareholders.......................................................................   47
Description of Securities..................................................................   48
Taxation...................................................................................   52
Plan of Distribution.......................................................................   54
Legal Matters..............................................................................   54
Experts....................................................................................   54
Additional Information.....................................................................   54
Index to Financial Statements..............................................................  F-1

                                ______________

  You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with different information. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information contained in this prospectus is accurate as of any date other than the date on the front of this prospectus.

                              PROSPECTUS SUMMARY

     You should read the following summary together with the more detailed information and financial statements and notes appearing elsewhere in this prospectus.


                                 Our Business

     We provide high quality construction services and interior fitting out works services utilizing state of the art high-technology products in Hong Kong and China. We also intend to become a leading Linux total solution provider and system integrator in Hong Kong and China, providing comprehensive consulting services, one-stop solutions, support and application development on Linux. We intend to continue to deliver the best business solutions on Linux to warrant the adoption of Linux for our corporate enterprise customers. We also intend to develop and design custom applications of Linux for use in our businesses.


                                 Our Strategy

     Using Linux as the main technology platform to derive new business opportunities and application areas and to develop our position as a leading Linux total solution provider and system integrator in Hong Kong, China and other ASEAN countries, we intend to:

     .   expand our strategic alliances;

     . expand our core competence relating to Linux technologies and applications;

     .   expand our domestic and international market; and

     . develop and design custom applications of Linux for use in our businesses in Hong Kong, China and other ASEAN countries, which include:

         . high quality construction services utilizing state of the art high-technology products and services

         .  interior fitting out works


                            Our History and Offices

     We were incorporated as an international business company of the British Virgin Islands in January 1997. In November 1999, we acquired all of the common stock of the Tat Group and the Li Group and 72.5% of the common stock of Linux System Solution Limited. The companies comprising the Tat Group and the Li Group, and Linux System Solution Limited, are our primary operating subsidiaries. Our corporate offices are located at Suite 2209-2217, 22/F Metro Centre II, 21 Lam Hing Street, Kowloon Bay, Hong Kong, telephone number 011-852-2893-2682.


                                 The Offering

Securities offered by us.............   1,500,000 warrants and 1,500,000 shares
                                        of common stock underlying the warrants.
                                        Each warrant entitles the holder to
                                        purchase one share of common stock at
                                        $10.88 per share through August 9, 2005.
                                        The warrants are not exercisable unless, at the time of exercise, we have a current prospectus under the Securities
                                        Act covering the shares of common stock
                                        issuable upon exercise of the warrants
                                        and such shares have been registered,
                                        qualified or deemed to be exempt under
                                        the securities laws of the states of
                                        residence of the exercising holders of
                                        the warrants. The warrants are subject
                                        to redemption by us.

Securities offered by selling
shareholders.........................   300,000 shares of common stock
                                        underlying the underwriter warrants.

Use of Proceeds......................   We will not receive any proceeds from
                                        the sale of the underwriter warrants or
                                        the underlying common stock. All funds
                                        that we receive upon the exercise of the warrants and the underwriter warrants will be used for general corporate purposes.

Risk Factors.........................   Please read the Risk Factors section of
                                        this prospectus since an investment in
                                        our common stock or warrants involves a
                                        high degree of risk and could result in
                                        a loss of your entire investment.

Nasdaq National Market symbols
     Common Stock....................   QLNX
     Purchase Warrant................   QLNXW

     Unless otherwise indicated the information in this prospectus assumes that there has been no exercise of:

     .   the 1,500,000 warrants being offered

     . the underwriter warrants to purchase 150,000 shares of common stock and 150,000 warrants to purchase an additional 150,000 shares

___________
Linux is a registered trademark of Linus Torvalds.

                             CURRENCY TRANSLATIONS

     Our published financial statements are presented in Hong Kong dollars, the lawful currency of Hong Kong. In this prospectus, references to "U.S. dollars", "US$" or "$" are to U.S. currency and references to "Hong Kong dollars" or "HK$" are to Hong Kong currency. Solely for the convenience of the reader, this prospectus contains translations of various Hong Kong dollar amounts into U.S. dollars at specified rates. These translations should not be construed as representations that the Hong Kong dollar amounts actually represent such U.S. dollar amounts or could be converted into U.S. dollars at the rate indicated. Unless otherwise stated, the translations of Hong Kong dollars into U.S. dollars have been made at the rate of HK$7.75 to US$1.00.

     See "Exchange Rates" for historical information regarding the exchange rate. As of March 31, 2000, the noon buying rate for cable transfers as certified for customs purposes by the Federal Reserve Bank of New York was US$1.00 to HK$7.7867.

                                 RISK FACTORS

     This offering involves a high degree of risk. You should carefully consider the risks and uncertainties described below and the other information in this prospectus before deciding whether to invest in shares of our common stock. If any of these risks occur, our business, results of operations and financial condition could be adversely affected. This could cause the trading price of our common stock to decline, and you might lose part or all of your investment.


Risks Related To Our High-Technology Products And Construction Related Business

Competition from numerous competitors may limit our ability to generate revenue or income.

     The high-technology construction-related services industry in Hong Kong is highly competitive and served by numerous small, owner-operated private companies and several public companies. In addition, there are relatively few, if any, barriers to entry into the markets in which we operate and, as a result, any organization that has adequate financial resources and access to technical expertise may become a competitor to us. Competition in the industry depends on a number of factors, including price. Certain of our competitors may have lower overhead cost structures and may, therefore, be able to provide their services and products at lower prices than us. Furthermore, some of our competitors are larger and have greater resources than us. There can be no assurance that our competitors do not currently possess or will not develop the expertise, experience, and resources to provide the products and services that are equal or superior in both price and quality to our products and services, or that we will be able to maintain or enhance our competitive position.


Fixed price contracts may result in reduced profitability on projects.

     We currently generate, and expect to continue to generate, a significant portion of our revenues under fixed price contracts. We must estimate the costs of completing a particular project to bid for such fixed price contracts. The cost of labor and materials, however, may vary from the costs we originally estimated. These variations, along with other risks inherent in performing fixed price contracts, may result in actual revenue and gross profits for a project differing from those we originally estimated and could result in reduced profitability and losses on projects. Depending upon the size of a particular project, variations from estimated contract costs can have a significant negative impact on our operating results for any fiscal quarter or year.


Any downturn in the construction industry in Hong Kong and China would adversely affect our business.

     A large portion of our business involves interior fitting out works in newly constructed and renovated properties for commercial and industrial customers. The level of fitting out services is affected by fluctuations in the level of new construction of properties for commercial and industrial customers. The extent to which we are able to maintain or increase revenues from the fitting out services will depend on the level of new construction projects in Hong Kong and China and the volume of projects successfully tendered.


Risk Factors Related To Our Information Technology Business

Our limited operating history in the new and developing market for software products makes it difficult to evaluate our business.

     One of our operating subsidiaries, Linux System Solution Limited, commenced business in April 1999. Accordingly, we have a limited operating history, and we face all of the risks and uncertainties encountered by early-stage companies. Our limited operating history makes it difficult to forecast our future operating results.

Our business will be affected if Linux products are not accepted by the market.

     Although we plan to expand our business in other software applications, we currently focus on the sale of Linux software and the provision of Linux related services and support. The Linux operating system has only recently gained broad market acceptance. Even if Linux is widely accepted, the Linux operating system is an open source software product, which users are licensed to freely copy, use, modify and distribute. Accordingly, anyone may download the Linux operating system and numerous related software applications from the Internet, or otherwise copy it, without cost, and run it on an existing Linux compatible product. Our success depends on customers purchasing new systems which integrate and are optimized to run the Linux operating system.


Changes in technology may adversely affect our financial results.

     The markets for our products change rapidly because of technological innovation, changes in customer requirements, declining prices, and evolving industry standards, among other factors. As a result, our success depends on our ability to timely innovate and integrate new technologies into our current products and service offerings. We cannot guarantee that we will successfully integrate new technologies into our services or develop new services in a timely manner.

     Advances in technology also require us to commit substantial resources to acquiring and applying new technologies for use in our operations. We have to continually commit resources to train our personnel to use these new technologies and maintain the compatibility of existing software systems with these new technologies. We cannot be sure that we will be able to continue to commit the resources necessary to refresh our technology infrastructure at the rate demanded by our markets.


Risks Related To Overall Operations

If qualified employees are not available to us, our operations and growth strategy will be adversely affected.

     Our ability to provide high-quality services on a timely basis requires that we employ an adequate number of skilled engineers, scientists, design and technology professionals and project managers. Accordingly, our ability to increase our operating efficiency and profitability will be limited by our ability to employ, train and retain skilled personnel necessary to meet our requirements. We, like many of our competitors, may experience shortages of qualified personnel. We may not be able to maintain an adequate level of skilled labor necessary to operate efficiently and to support our growth strategy and our labor expenses may increase as a result of a shortage in the supply of skilled personnel.


We depend upon certain key personnel to manage our company.

     Our ability to successfully carry out our business plans continues to be largely dependent upon the efforts of our senior management and executive officers, particularly our Chairman, Chu Tat, and our Vice Chairman, Perick Li. Although we have entered into employment agreements with Messrs. Chu and Li, the loss of their services would have a material adverse effect on our ability to achieve our business objectives. We have obtained key-person life insurance in the total amount of US$2,000,000 on their lives, with the proceeds payable to us.


We are controlled by two of our existing shareholders, whose interests may differ from other shareholders.

     Our two largest shareholders currently beneficially own approximately 82.9% of our outstanding shares. Accordingly, they have controlling influence in determining the outcome of any corporate transaction or other matter submitted to the shareholders for approval, including mergers, consolidations and the sale of all or substantially all of our assets, election of directors and other significant corporate actions. They also have the power to prevent or cause a change in control. In addition, without the consent of these shareholders, we could be prevented from entering into transactions that could be beneficial to us. The interests of these shareholders may differ from the interests of the other shareholders.

Our sales and marketing operations are performed principally at our executive offices which are located in Hong Kong. As a result, our results of operations and financial condition may be influenced by the political situation in Hong Kong and by the general state of the Hong Kong economy.

     On July 1, 1997, sovereignty over Hong Kong was transferred from the United Kingdom to China, and Hong Kong became a Special Administrative Region of China, an SAR. As provided in the Sino-British Joint Declaration on the Question of Hong Kong, the "Joint Declaration", and the Basic Law of the Hong Kong SAR of China, the "Basic Law", the Hong Kong SAR is to have a high degree of autonomy except in foreign and defense affairs. Under the Basic Law, the Hong Kong SAR is to have its own legislature, legal and judicial system and full economic autonomy for 50 years. Changes in the political and/or economic conditions due to the transfer of sovereignty over Hong Kong may have an adverse impact on our financial and operating environment.


Many of our fitting out and installation projects have been located in the PRC. Our results of operations and financial condition may therefore be influenced by the economic, political, legal and social conditions in the PRC.

     Since 1978, the PRC government has been reforming, and is expected to continue to reform, the PRC's economic and political systems. Such reforms have resulted in significant social progress. Other political, economic and social factors could also lead to further readjustment of the reform measures. This refinement and readjustment process may not always have a positive effect on our operations in the PRC. At times, we may also be adversely affected by changes in policies of the PRC's government such as changes in laws and regulations or their interpretation, the introduction of additional measures to control inflation, changes in the rate or method of taxation and imposition of additional restrictions on currency conversion and remittances abroad.


Our holding company structure creates restrictions on the payment of dividends.

     We have no direct business operations, other than our ownership of our subsidiaries. While we have no current intention of paying dividends, should we decide in the future to do so, as a holding company, our ability to pay dividends and meet other obligations depends upon the receipt of dividends or other payments from our operating subsidiaries and other holdings and investments. In addition, our operating subsidiaries, from time to time, may be subject to restrictions on their ability to make distributions to us, including as a result of restrictive covenants in loan agreements, restrictions on the conversion of local currency into U.S. dollars or other hard currency and other regulatory restrictions. If future dividends are paid in Hong Kong dollars, fluctuations in the exchange rate for the conversion of Hong Kong dollars into U.S. dollars may adversely affect the amount received by U.S. shareholders upon conversion of the dividend payment into U.S. dollars.


It may be difficult to serve us with legal process or enforce judgments against us or our management.

     We are a British Virgin Islands holding company, and all or a substantial portion of our assets are located in Hong Kong. In addition, all of our directors and officers are non-residents of the United States, and all or a substantial portion of the assets of such non-residents are located outside the United States. As a result, it may not be possible to effect service of process within the United States upon such persons. Moreover, there is doubt as to whether the courts of the British Virgin Islands or Hong Kong would enforce:

     . judgments of United States courts against us, our directors or our officers based on the civil liability provisions of the securities laws of the United States or any state; or
     . in original actions brought in the British Virgin Islands or Hong Kong, liabilities against us or non-residents based upon the securities laws of the United States or any state.

Non-registration of the warrants and the underlying common stock in certain jurisdictions may make them worthless.

     The warrants are not exercisable unless, at the time of the exercise, we have a current prospectus covering the shares of common stock issuable upon exercise of the warrants, and such shares are registered, qualified or deemed to be exempt under the securities laws of the states of residence of the exercising holders of the warrants. For the life of the warrants, we will attempt to maintain a current effective registration statement relating to the shares of common stock issuable upon exercise of the warrants. If we are unable to maintain a current registration statement because the costs render it uneconomical, or because the value of the shares of common stock underlying the warrants is less than the exercise price, or any number of other reasons, the warrant holders will be unable to exercise the warrants and the warrants may become valueless.

     Although the warrants will not knowingly be sold to purchasers in jurisdictions in which the securities are not registered or otherwise qualified for sale, purchasers may buy warrants in the after-market or may move to jurisdictions in which the shares underlying the warrants are not registered or qualified during the period that the warrants are exercisable. In this event, we would be unable to issue shares of common stock to those persons desiring to exercise their warrants, whether in response to a redemption notice or otherwise, unless and until the shares could be qualified for sale in the jurisdictions in which such purchasers reside, or exemptions exist in such jurisdictions from such qualification. Warrant holders would have no choice but to attempt to sell the warrants or allow them to expire unexercised.


Some information about us may be unavailable due to exemptions under the Exchange Act for a foreign private issuer.

     We are a foreign private issuer within the meaning of the rules under the Exchange Act. As such, we are exempt from certain provisions applicable to United States public companies, including:

     . the rules under the Exchange Act requiring the filing with the Securities and Exchange Commission of quarterly reports on Form 10-Q or current reports on Form 8-K;

     . the sections of the Exchange Act regulating the solicitation of proxies, consents or authorizations in respect of a security registered under the Exchange Act; and

     . the sections of the Exchange Act requiring insiders to file public reports of their stock ownership and trading activities and establishing insider liability for profits realized from any "short-swing" trading transaction.

Because of these exemptions, investors are not provided the same information generally available to investors in public companies organized in the United States.

                          FORWARD-LOOKING STATEMENTS

     This prospectus contains certain forward-looking statements that are based on beliefs and assumptions of our management. Often, you can recognize these statements because we use words such as "believe", "anticipate", "intend", "estimate" and "expect" in the statements. Our actual performance after March 31, 2000 could differ materially from the forward-looking statements contained in this prospectus. However, we are not obligated to release publicly any revisions to the forward-looking statements contained in this prospectus except as otherwise required by the securities laws of the United States.


                                USE OF PROCEEDS

     We presently anticipate that the proceeds from the exercise of the warrants and the underwriter warrants will be applied and allocated to our working capital for general corporate purposes. If the proceeds are not used immediately, they may be invested in short-term interest bearing, investment grade securities.


                           NATURE OF TRADING MARKET

     Our common stock is traded in the over-the-counter market and is quoted on The Nasdaq National Market under the symbol "QLNX." The following table sets forth, on a quarterly basis, the high and low sales prices for the common stock since its listing on The Nasdaq National Market on August 10, 2000:

          Quarter ended:                 High            Low
          --------------                 ----            ---

          September 30, 2000             $8.00          $6.125

     The warrants are traded in the over-the-counter market and are quoted on The Nasdaq National Market under the symbol "QLNXW". The following table sets forth, on a quarterly basis, the high and low sales prices for the warrants since their listing on The Nasdaq National Market on August 10, 2000:

          Quarter ended:                 High            Low
          --------------                 ----            ---

          September 30, 2000             $1.50          $0.50

     We do not believe that there is any principal non-United States trading market for the common stock or the warrants. We believe that Cede & Co. holds a substantial majority of the outstanding common stock and warrants in the United States as record holder.

                                DIVIDEND POLICY

     We do not intend to pay dividends on our common stock in the foreseeable future. Instead, we will retain our earnings to support our growth strategy and for general corporate purposes. As a holding company, our ability to pay dividends depends upon our receipt of dividends or other payments from our subsidiaries and other holdings and investments. In addition, our operating subsidiaries from time to time may be subject to restrictions on their ability to make distributions to us, including as a result of restrictive covenants in loan agreements, restrictions on the conversion of local currency into U.S. dollars or other currency and other regulatory restrictions. Any determination to pay dividends in the future will be at the discretion of our board of directors and will depend upon our results of operations, financial condition, contractual restrictions and other factors. Any dividends paid in the future on the common stock may be paid in either U.S. dollars or Hong Kong dollars. If future dividends are paid in Hong Kong dollars, fluctuations in the exchange rate for the conversion of Hong Kong dollars into U.S. dollars may adversely affect the amount received by U.S. shareholders upon conversion of the dividend payment into U.S. dollars.


                                EXCHANGE RATES

     We have prepared our financial statements in accordance with U.S. generally accepted accounting principles consistently applied and publish such statements in Hong Kong dollars, which is the functional currency of our subsidiaries and the legal tender currency of Hong Kong. All references to "Hong Kong dollars" or "HK$" are to Hong Kong dollars. All references to "U.S. Dollars," "dollars" or "$" are to United States dollars. Conversion of amounts from Hong Kong dollars into United States dollars for the convenience of the reader has been made at the exchange rate of US$1.00 = HK$7.75.

     The following table sets forth certain information concerning exchange rates between Hong Kong dollars and U.S. dollars for the periods indicated. It represents the noon buying rate in New York for cable transfers payable in foreign currencies as certified for customs purposes by the Federal Reserve Bank of New York. The average noon buying rate is determined by averaging the rates on the last business day of each month during the relevant period.

                                                  Noon Buying Rate
                                                  ----------------
     Calendar Year                      Period End   Average   High      Low
     -------------                      ----------   -------   ----      ---
                                                     (HK$ per US$)
     1995.............................     7.7323     7.7357  7.7665    7.7300
     1996.............................     7.7347     7.7345  7.7440    7.7310
     1997.............................     7.7495     7.7431  7.7550    7.7275
     1998.............................     7.7476     7.7467  7.7595    7.7355
     1999.............................     7.7740     7.7594  7.7814    7.7457
     2000 (through March 31)..........     7.7867     7.7818  7.7867    7.7765

     SELECTED CONSOLIDATED/COMBINED AND UNAUDITED PRO FORMA FINANCIAL DATA
                (Dollars in thousands except per share amounts)

     The following selected consolidated/combined financial data with respect to each of the years in periods ended March 31, 2000 have been derived from our audited financial statements. The following selected consolidated/combined financial data should be read in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the Consolidated/Combined Financial Statements and Notes included elsewhere in this prospectus.

     The following selected unaudited pro forma consolidated financial data have been derived from the application of pro forma adjustments to the historical audited financial statements of Tat and Li Group and Linux System Solution which are included elsewhere in this prospectus. The unaudited pro forma consolidated statement of operations financial data reflects the acquisitions as if it had occurred on April 1, 1999. These unaudited pro form consolidated financial data have been prepared for comparative purposes only and do not purport to be indicative of what the operating results would have been had the acquisition of the Tat and Li Group and Linux System Solution actually taken place as of and for the period indicated, nor does it purport to be indicative of results of operations that may be achieved in the future.

Quintalinux Limited

                                                            Actual                              Pro Forma (1)
                                                            ------                              -------------
                                                                      Years ended March 31,
                                                                      ---------------------
                                     1997      1998        1999        2000        2000        2000        2000
                                     ----      ----        ----        ----        ----        ----        ----
                                     HK$       HK$         HK$         HK$         US$         HK$         US$
                                                                                                  (Unaudited)
Consolidated Statements of
 Operations Data:
Operating revenues..............        --    208,679     171,495     188,103      24,271     201,343      25,980
                                    ------  ---------   ---------   ---------   ---------   ---------   ---------
Operating income before
 interest and income taxes......        --     13,979      19,025      24,321       3,138      25,681       3,314
Net interest expense............        --     (1,185)       (798)     (1,388)       (179)     (2,143)       (277)
                                    ------  ---------   ---------   ---------   ---------   ---------   ---------
Income before income taxes......        --     12,794      18,227      22,933       2,959      23,538       3,037
Income taxes....................        --         --      (1,200)       (893)       (115)       (893)       (115)
                                    ------  ---------   ---------   ---------   ---------   ---------   ---------
Net income......................        --     12,794      17,027      22,040       2,844      22,645       2,922
                                    ------  ---------   ---------   ---------   ---------   ---------   ---------
Dividends per share.............        --         --          --          --          --          --          --
Net income per share............        --       2.65        3.52        3.68        0.48        2.83        0.37
Weighted average number of
 shares outstanding.............    10,000  4,825,000   4,831,932   5,985,808   5,985,808   8,000,000   8,000,000

                                                As of March 31,
                                             --------------------
                                      1997      1998        1999        2000        2000
                                      ----      ----        ----        ----        ----
                                      HK$       HK$         HK$         HK$         US$
Consolidated Balance Sheet Data:
Working capital.................         1      6,367      20,248       9,625       1,243
Total assets....................         1     77,368      78,362     188,123      24,274
Long-term obligations...........        --         21          38       6,084         785
Total stockholders' equity......         1      7,206      24,234      63,185       8,153

____________
(1) The Company has entered into an employment contract with each of Mr. Chu, Mr. Li and Mr. David Lee effective upon the closing of this offering, pursuant to which each of Mr. Chu, Mr. Li and Mr. David Lee serves as Chairman, Vice-Chairman and Chief Executive Officer respectively of the Company for a period of three years at an annual salary of HK$2,730 (US$350), HK$2,730 (US$350) and HK$1,080 (US$139) respectively and together with an annual bonus at the discretion of Board of directors, based on their performances.

     In respect of Mr. David Lee, his new employment contract will supersede his existing employment contract paying him an annual salary of HK$715 (US$92). No such salaries were paid in any of the prior periods to Mr. Chu and Mr. Li.

     Accordingly, the supplemental pro forma presentation below is shown solely as a result of changed circumstances that will exist following the offering.

                                                                                           Unaudited Pro Forma
                                                                                          ----------------------
                                                                                               Year  ended
                                                                                              March 31, 2000
                                                                                          ----------------------
                                                                                               HK$         US$
     Pro forma net income before contractual increase..................................      22,645       2,922
     Adjustment to compensation expenses:
     Contractual increase to be made in officer salary.................................      (5,825)       (752)
     Related income taxes..............................................................         893         115
                                                                                          ---------   ---------
     Pro forma net income after contractual increase...................................      17,713       2,285
                                                                                          =========   =========
     Net income per share..............................................................     HK$2.21     US$0.29
                                                                                          =========   =========
     Shares used in computing net income per share.....................................   8,000,000   8,000,000
                                                                                          =========   =========

Tat Group

                                                                               Years ended March 31,
                                                                               --------------------
                                                          1995     1996      1997      1998      1999      2000     2000
                                                          ----     ----      ----      ----      ----      ----     ----
                                                          HK$      HK$       HK$       HK$       HK$       HK$      US$
Combined Statements of Operations Data:
Operating revenues....................................  141,599   59,919   173,281   208,679   171,495   171,197   22,090
                                                        -------   ------   -------   -------   -------   -------   ------
Operating income before interest and income taxes.....    3,102   (9,531)   (1,161)   13,979    19,178    19,248    2,483
Net interest expense..................................      (28)    (368)     (668)   (1,185)     (798)     (924)    (119)
                                                        -------   ------   -------   -------   -------   -------   ------
Income (loss) before income taxes.....................    3,074   (9,899)   (1,829)   12,794    18,380    18,324    2,364
Income taxes..........................................     (490)      --         2        --    (1,200)       --       --
                                                        -------   ------   -------   -------   -------   -------   ------
Net income (loss).....................................    2,584   (9,899)   (1,827)   12,794    17,180    18,324    2,364
                                                        =======   ======   =======   =======   =======   =======   ======

                                                                                 As of March 31
                                                                                 --------------
                                                          1995     1996      1997      1998      1999      2000     2000
                                                          ----     ----      ----      ----      ----      ----     ----
                                                          HK$      HK$       HK$       HK$       HK$       HK$      US$
Combined Balance Sheet data:
Working capital.......................................    5,894   (4,682)   (6,467)    6,366    21,864    16,786    2,164
Total assets..........................................   48,158   86,630    62,207    77,367    76,816   137,437   17,734
Long-term obligations.................................       --       76       104        21        38     4,317      557
Total stockholders' equity............................    6,137   (3,762)   (5,589)    7,205    24,385    42,709    5,510

Li Group

                                                                            Years ended March 31,
                                                                            ---------------------
                                                         1995     1996     1997     1998     1999     2000    2000
                                                         ----     ----     ----     ----     ----     ----    ----
                                                         HK$      HK$      HK$      HK$      HK$      HK$      US$
Combined Statements of Operations Data:
Operating revenues....................................  64,976   35,276   33,331   59,147   44,064   69,363   8,950
                                                        ------   ------   ------   ------   ------   ------   -----
Operating income before interest and income taxes.....   2,002    1,104    2,719      895    2,691    7,859   1,014
Net interest expense..................................    (852)    (423)    (596)  (1,179)  (1,913)  (1,219)   (157)
                                                        ------   ------   ------   ------   ------   ------   -----
Income (loss) before income taxes.....................   1,150      681    2,123     (284)     778    6,640     857
Income taxes..........................................      --     (119)    (152)    (261)    (350)    (893)   (115)
                                                        ------   ------   ------   ------   ------   ------   -----
Net income (loss).....................................   1,150      562    1,971     (545)     428    5,747     742
                                                        ======   ======   ======   ======   ======   ======   =====

                                                                              As of March 31,
                                                                              ---------------
                                                         1995     1996     1997     1998     1999     2000    2000
                                                         ----     ----     ----     ----     ----     ----    ----
                                                         HK$      HK$      HK$      HK$      HK$      HK$      US$
   ...................................................
Combined Balance Sheet Data:
Working capital.......................................   4,479    2,819    5,352    4,924    5,340   11,491   1,482
Total assets..........................................  59,018   42,385   41,380   45,192   45,670   65,069   8,396
Long-term obligations.................................   2,704    2,510    2,016    2,137    1,755    1,767     228
Total stockholders' equity............................  10,640   11,202   13,173   12,628   13,056   18,803   2,426

     Unaudited Pro Forma Condensed Consolidated Statement of Operations of
                              Quintalinux Limited

     The following unaudited pro forma condensed consolidated statement of operations for the year ended March 31, 2000 has been derived from the application of pro forma adjustments to the audited 2000 historical financial statements of the Company, Linux System Solution and the combined financial statements of Tat Group and Li Group. The unaudited pro forma condensed consolidated statement of operations information for the year ended March 31, 2000 give effect to the acquisitions that the Company completed in November 1999 as if such acquisitions had occurred on April 1, 1999. All significant inter-company transactions have been eliminated in the pro forma condensed consolidated statement of operations.

     The unaudited pro forma condensed consolidated statement of operations do not purport to be indicative of what the Company's actual results of operations would have been assuming the acquisitions that the Company completed in November 1999 had been completed on such date, nor does it purport to be indicative of results of operations that may be achieved in the future.

               (Dollars in thousands, except per share amounts)

                                                                           As of March 31, 2000
                                                                           --------------------
                                                                            Linux
                                                                           System     Pro Forma
                                                    Combined   Li Group   Solution   adjustments    Unaudited Pro Forma (1)
                                                    --------   --------   --------   -----------   ------------------------
                                                       HK$        HK$        HK$         HK$           HK$           US$
Contract revenue..................................   171,197     69,363        849       (40,066)      201,343       25,980
Contract costs....................................  (131,049)   (55,803)      (584)      (40,066)     (147,370)     (19,015)
                                                    --------    -------      -----   -----------     ---------    ---------
Gross profit......................................    40,148     13,560        265            --        53,973        6,965
                                                    --------    -------      -----   -----------     ---------    ---------
Expenses
Selling, general and administrative...............   (21,399)    (6,804)      (764)           --       (28,967)      (3,738)
Depreciation......................................      (548)      (418)       (48)           --        (1,014)        (131)
                                                    --------    -------      -----   -----------     ---------    ---------
                                                     (21,947)    (7,222)      (812)           --       (29,981)      (3,869)
                                                    --------    -------      -----   -----------     ---------    ---------
Other operating income
Management fee income / Project handling
                                                          --                    --            --
Rental income.....................................        --        783         --            --           783          101
                                                    --------    -------      -----   -----------     ---------    ---------
                                                          --      1,247         --            --         1,247          161
                                                    --------    -------      -----   -----------     ---------    ---------
Operating income (loss)...........................    18,201      7,585       (547)           --        25,239        3,257
                                                    --------    -------      -----   -----------     ---------    ---------
Interest income...................................        88         99                                    187           24
Interest expense..................................    (1,012)    (1,318)        --            --        (2,330)        (301)
                                                    --------    -------      -----   -----------     ---------    ---------
                                                        (924)    (1,219)        --            --        (2,143)        (277)
                                                    --------    -------      -----   -----------     ---------    ---------
Other income (expenses)
Other income......................................       168        274         --            --           442           57
                                                    --------    -------      -----   -----------     ---------    ---------
Income (loss) before income taxes.................    17,445      6,640      (5 47)           --        23,538        3,037
Income tax expense................................        --       (893)        --            --          (893)        (115)
                                                    --------    -------      -----   -----------     ---------    ---------
Net income (loss).................................    17,445      5,747       (547)           --        22,645        2,922
Other comprehensive income........................       969         --         --            --           969          125
                                                    --------    -------      -----   -----------     ---------    ---------
Comprehensive income..............................    18,414      5,747       (547)           --        23,614        3,047
                                                    ========    =======      =====   ===========     =========    =========
Net income per share..............................                                                    HK$ 2.83     US$ 0.37
                                                                                                     =========    =========
Shares used in computing net income per share.....                                                   8,000,000    8,000,000
                                                                                                     =========    =========

__________
(1) The Company has entered into an employment contract with each of Mr. Chu, Mr. Li and Mr. David Lee effective upon the closing of this offering, pursuant to which each of Mr. Chu, Mr. Li and Mr. David Lee serves as Chairman, Vice-Chairman and Chief Executive Officer respectively of the Company for a period of three years at an annual salary of HK$2,730 (US$350), HK$2,730 (US$350) and HK$1,080 (US$139) respectively and together with an annual bonus at the discretion of the Board of directors, based on their performances.

     In respect of Mr. David Lee, his new employment contract will supersede his existing employment contract paying him an annual salary of HK$715 (US$92). No such salaries were paid in any of the prior periods to Mr. Chu and Mr. Li.

     Accordingly, the supplemental pro forma presentation below is shown solely as a result of changed circumstances that will exist following the offering.

                                                                                      Unaudited Pro Forma
                                                                                     ----------------------
                                                                                          Year  ended
                                                                                         March 31, 2000
                                                                                     ----------------------
                                                                                        HK$         US$
     Pro forma net income before contractual increase.............................      22,645       2,922
     Adjustment to compensation expenses:
     Contractual increase to be made in officer salary............................      (5,825)       (752)
     Related income taxes.........................................................         893         115
                                                                                     ---------   ---------
     Pro forma net income after contractual increase..............................      17,713       2,285
                                                                                     =========   =========
     Net income per share.........................................................     HK$2.21     US$0.29
                                                                                     =========   =========
     Shares used in computing net income per share................................   8,000,000   8,000,000
                                                                                     =========   =========

               MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL
                      CONDITION AND RESULTS OF OPERATIONS

     The following discussion should be read in conjunction with the consolidated financial statements of Quintalinux and its subsidiaries and the related notes and the other financial information included elsewhere in this prospectus. This discussion contains forward-looking statements that involve risks and uncertainties. Our actual results might differ materially from those anticipated in these forward-looking statements as a result of any number of factors, including those set forth under "Risk Factors" and elsewhere in this prospectus. This Management's Discussion and Analysis of Financial Condition and Results of Operations Sections also describes separately the operations of Tat Group and Li Group. Figures are expressed in Hong Kong dollars and translated into United States dollar at an exchange rate of HK$7.75 = US$1.


                             Results of Operations

QUINTALINUX LIMITED

     Quintalinux Limited, a company incorporated in the British Virgin Islands on January 8, 1997 has been an investment holding company since incorporation until we entered into Share Exchange Agreements with the stockholders of Tat Group and Li Group on November 5, 1999, to acquire 100% of the stock of these two groups of companies. The acquisitions were completed on November 19, 1999. Prior to the acquisition, we had not generated any revenue and only incurred certain expenses in relation to incorporation, company secretarial services and general office expenses. On November 11, 1999, we entered into a Share Exchange Agreement to acquire 72.5% equity interest in Linux System Solution Limited, which had substantially no operations prior to March 31, 2000. The acquisitions were completed on November 24, 1999.

     Pursuant to the Share Exchange Agreement between our Company and the stockholders of Linux System Solution Limited, our Company has issued 180,000 shares, representing 2.25% of the enlarged outstanding shares of common stock of our Company, to certain shareholders of Linux System Solution Limited. We expect to allocate approximately US$3.5 million of the proceeds from this offering to develop the business of Linux System Solution Limited, including recruitment and training of Linux specialists, marketing expenses, and set up costs for an office in China. As Linux System Solution Limited is a development stage company, we anticipate that it may incur operating losses and negative cash flows from operations for the next two or three years. We believe that the operating profit and cash flows from our other subsidiaries would be sufficient to cover the operating loss and negative cash flows of Linux System Solution Limited.

     For fiscal 2000, we have a consolidated net income of HK$22,040,000 (US$2,844,000).


 Quintalinux Limited--Unaudited Pro Forma Condensed Consolidated Statement Of
                                  Operations

     The following discussion is based on our unaudited pro forma condensed consolidated statements of operations for the year ended March 31, 2000 as if we had acquired the Tat Group, Li Group and Linux System Solution Limited on April 1, 1999.


 Fiscal Year Ended March 31, 2000

     For the year ended March 31, 2000, pro forma consolidated total revenue were HK$201,343,000 (US$25,980,000) while pro forma consolidated gross profit for the period was HK$53,973,000 (US$6,965,000), or a gross profit margin of 26.8%. Pro forma consolidated selling and administrative expenses for the period were HK$28,967,000 (US$3,738,000), or 14.4% of consolidated total revenue. As a consequence, pro forma consolidated net income for fiscal 2000 was HK$22,645,000 (US$2,922,000), or 11.2% of consolidated total revenue.

     We have entered into employment agreements with Mr. Chu Tat, Mr. Perick Li and Mr. David Lee, who are key management of our Company, effective upon the closing of this offering for a period of three years at annual salaries of HK$2,730,000 (US$350,000), HK$2,730,000 (US$350,000) and HK$1,080,000
(US$139,000) respectively. Should the effects of these employment agreements be included in the proforma consolidated statement of operations, our consolidated pro forma net income will become US$17,713,000 (US$2,285,000) for fiscal year ended March 31, 2000.


TAT GROUP

  Overview

     Mr. CHU Tat owns 100% of the equity interest of Interact Contracting Company Limited, Interact (China) Design & Contracting Company Limited and Uni-Zone Holdings Limited. Collectively, these entities are referred to as the "Tat Group". On November 19, 1999, Mr. Chu completed the transaction to transfer all the equity of Tat Group to us.

     The Tat Group derives most of its revenue from various professional construction contracting services, including interior design, alternations and additions, fit-outs, project design and management, and trading of high-technology building materials.

     Costs of revenue include labor, non-reimbursable subcontract costs, materials and various direct and indirect overhead costs. Direct labor employees basically work at our offices, and in some cases at the clients' job site. The number of direct labor employees assigned to a contract will vary according to the size, complexity, duration and demands of the project. Depending on the nature of the projects, gross profit margins may vary significantly.

     Selling, general, and administrative expenses consist primarily of corporate costs related to finance and accounting, information technology, contract proposal, executive salaries, rent, utilities and other indirect overhead costs.


Results of Operation

     The following table presents, for the periods indicated, selected items in the combined statements of operations as a percentage of total revenue.

                                                                                    Year Ended March 31
                                                                                    -------------------
                                                                            1997      1998      1999      2000
                                                                            ----      ----      ----      ----
Contract Revenue.......................................................    100.00%   100.00%   100.00%   100.00%
Contract Costs.........................................................     89.26%    80.30%    74.58%    76.55%
                                                                           ------    ------    ------    ------
Gross Profit...........................................................     10.74%    19.70%    25.42%    23.45%
                                                                           ------    ------    ------    ------
Depreciation...........................................................      0.15%     0.11%     0.38%     0.32%
Selling, general and Administrative expenses...........................     11.41%    12.99%    13.99%    11.99%
                                                                           ------    ------    ------    ------
                                                                            11.56%    13.10%    14.37%    12.31%
Other operating income.................................................      0.03%     0.04%     0.03%     0.00%
                                                                           ------    ------    ------    ------
Operating income (loss)................................................     (0.79%)    6.64%    11.08%    11.14%
Non-operating income, net..............................................     (0.26%)   (0.51%)   (0.37%)   (0.44%)
                                                                           ------    ------    ------    ------
Income before tax......................................................     (1.05%)    6.13%    10.71%    10.70%
Tax expenses...........................................................      0.00%     0.00%    (0.70%)   (0.00%)
                                                                           ------    ------    ------    ------
Net income (loss after tax)............................................     (1.05%)    6.13%    10.01%    10.70%
                                                                           ======    ======    ======    ======

  Fiscal Years Ended March 31, 1999 and 2000

Total Revenue

     For fiscal 2000, the Tat Group had total revenue of HK$171,197,000 (US$22,090,000), a slight decrease of HK$298,000 (US$38,000), or 0.2%, compared to HK$171,495,000 (US$22,128,000) for fiscal 1999.

     The following table illustrates the geographical and sector breakdown of operating revenue:

                                                           For years ended March 31,
                                                           -------------------------
                                                          1997    1998    1999   2000
                                                          ----    ----    ----   ----
     Hong Kong...........................................  68%     40%     55%    51%
     China...............................................  32%     60%     45%    49%
     Contracting business................................  92%     85%     61%    97%
     High-technology products and systems................   8%     15%     39%     3%

     Revenues from contracting business in fiscal 2000 were HK$166,576,000 (US$21,494,000), an increase of HK$61,242,000 (US$7,903,000), or 58%, compared to HK$105,334,000 (US$13,591,000) for fiscal 1999. The increase in revenues from contracting business is mainly due to the design and fitting out contract for the Maxdo Center in Shanghai, China. This US$16 million project is expected to be completed in November 2000.

     Revenue from the supply and installation of high-technology products and systems for fiscal 2000 were HK$4,621,000 (US$596,000), a decrease of HK$61,540,000 (US$7,941,000), or 93%, for fiscal 1999. This substantial decrease was mainly attributable to the completion of the raised floor and under floor air-conditioning system for the "Center", one of the tallest buildings in Hong Kong. This HK$84 million project received "practical completion" in March 1999.


Gross Profit

     Gross profit for the Tat Group amounted to HK$40,148,000 (US$5,180,000) for fiscal 2000, a decrease of HK$3,442,000 (US$445,000), or 7.9%, compared to HK$43,590,000 (US$5,625,000) for fiscal 1999. Gross profit margin, as a percentage of total revenue, decreased from 25.4% to 23.5%. The decrease is principally a result of increased revenue from contracting services which normally has a lower gross profit margin than high-technology business.


Selling, General and Administrative Expenses

     Selling, general and administrative expenses were HK$20,520,000 (US$2,648,000) for fiscal 2000, decreased by HK$3,477,000 (US$448,000) or 14.5%, as compared with HK$23,997,000 (US$3,096,000) for fiscal 1999. As a percentage of total revenues, selling, general and administrative expenses decreased from 14% to 12%. The decrease is primarily due to the reduction in overhead expenses caused by the restructuring of the our Company that has merged certain administrative functions of the Li Group and Tat Group.


Net Income

     As a result of the forgoing, the Tat Group had net income of HK$18,324,000 (US$2,364,000) for fiscal 2000, an increase of HK$1,144,000 (US$148,000), or
6.7% as compared to HK$17,180,000 (US$2,216,000) for fiscal 1999.

     Net income from contracting business in fiscal 2000 was HK$19,193,000 (US$2,477,000), an increase of HK$9,112,000 (US$1,176,000) or 90.4% as compared to HK$10,081,000 (US$1,301,000) for fiscal 1999. This is mainly due to the profit attributable to the Maxdo Center project.

     For fiscal 2000, the net loss from the sales and installation of high-technology products and systems was HK$869,000 (US$112,000) compared to a net profit of HK$7,099,000 (US$916,000) for fiscal 1999. The loss was because no large projects which normally yield higher profit margins were entered during the period.


  Fiscal Years Ended March 31, 1999 and March 31, 1998

Total Revenue

     Total revenue for the Tat Group in fiscal 1999 was HK$171,495,000 (US$22,128,000), compared to HK$208,679,000 (US$26,926,000) in fiscal 1998, a decrease of HK$37,184,000 (US$4,798,000) or 17.8%.

     Revenue from contracting business in fiscal 1999 was HK$105,334,000 (US$13,591,000) decreased by HK$71,732,000 (US$9,256,000), or 40.5% from
HK$177,066,000 (US$22,847,000) in fiscal 1998. The decrease was mainly due to the Asian financial crisis in October 1997 which has adversely affected both residential and commercial property markets in Hong Kong and China.

     Revenue from high-technology products and systems in fiscal 1999 was HK$66,161,000 (US$8,537,000), increased by HK$34,548,000 (US$4,458,000), or 109%
as compared to HK$31,613,000 (US$4,079,000) in fiscal 1998. The increase is primarily because of the revenue recognized for the "Center" project during the year.


Gross Profit

     Gross profit of the Tat Group increased by HK$2,468,000 (US$319,000), or 6% from HK$41,122,000 (US$5,306,000) in fiscal 1998 to HK$43,590,000 (US$5,625,000)
in fiscal 1999. Gross profit margin, as a percentage of revenue, increased from 19.7% in fiscal 1998 to 25.4% in fiscal 1999. The increase in gross profit margin is mainly because of the increased revenue from high-technology products and systems that have higher profit margins than contracting.


Selling, General and Administrative Expenses

     Selling, general and administrative expenses decreased by HK$3,115,000 (US$402,000) to HK$23,997,000 (US$3,096,000) in fiscal 1999 from HK$27,112,000
(US$3,498,000) in fiscal 1998. As a percentage of contract revenue, selling, general and administrative expenses increased from 13% in fiscal 1998 to 14% in fiscal 1999.


Net Income

     For fiscal 1999, the Tat Group had net income of HK$17,180,000 (US$2,216,000), an increase of HK$4,386,000 (US$565,000), or 34.3%, as compared to HK$12,794,000 (US$1,651,000) for fiscal 1998.

     Net income from contracting business increased slightly from HK$9,932,000 (US$1,282,000) in fiscal 1998 to HK$10,081,000 (US$1,301,000) in fiscal 1999, with net profit margin increased from 5.6% to 9.6%; whereas net income from high-technology business increased from HK$2,862,000 (US$369,000) in fiscal 1998 to HK$7,099,000 (US$916,000) in fiscal 1999, with net income margin increased from 9% to 10.7%.

  Fiscal Years Ended March 31, 1998 and March 31, 1997

     The Tat Group had a total revenue of HK$208,679,000 (US$26,926,000) for fiscal 1998, an increase of HK$35,398,000 (US$4,567,000), or 20.4%, as compared with HK$173,281,000 (US$22,359,000) for fiscal 1997.

     Revenue from contracting business in fiscal 1998 was HK$177,066,000 (US$22,847,000), an increase of HK$17,359,000 (US$2,240,000) as compared to
HK$159,707,000 (US$20,607,000) in fiscal 1997. The 10.9% increase in revenue from contracting business is mainly because of the Changchun Times Square project starting in September 1997.

     Revenue from high-technology business in fiscal 1998 was HK$31,613,000 (US$4,079,000), an increase of HK$18,039,000 (US$2,328,000) as compared to
HK$13,574,000 (US$1,751,000) in fiscal 1997. The 132.9% increase in revenue from high-technology business is principally resulted from the contract revenue recognized for the "Center" project during the year.


Gross profit

     Gross profit increased by HK$22,537,000 (US$2,908,000), or 121.3% from HK$18,585,000 (US$2,398,000) for fiscal 1997 to HK$41,122,000 (US$5,306,000) for fiscal 1998. Gross profit margin, as a percentage of revenue, increased from 10.7% for fiscal 1997 to 19.7% for fiscal 1998. The increase in gross profit margin is primarily due to a contract in 1997 performed in Vietnam that resulted in a gross loss of HK$12 million.


Selling, General and Administrative Expenses

     Selling, general and administrative expenses increased from HK$19,757,000 (US$2,549,000) in fiscal 1997 to HK$27,112,000 (US$3,498,000) in fiscal 1998. As a percentage of total revenues, selling, general and administrative expenses increased from 11.4% to 13%.


Net Income

     For fiscal 1998, the Tat Group had net income of HK$12,794,000 (US$1,651,000), as compared with a net loss of HK$1,827,000 (US$236,000) for fiscal 1997.

     During fiscal 1998, net income from contracting business was HK$9,932,000 (US$1,282,000) as compared with a loss of HK$280,000 (US$36,000) in fiscal 1997 whereas net income from high-technology business in fiscal 1998 was HK$2,862,000 (US$369,000), as compared with a loss of HK$1,547,000 (US$200,000) in fiscal 1997. The improvement on the net income on both businesses is basically due to the loss on a contract performed in Vietnam in 1997 and from increased revenue from high-technology products and systems in 1998.

LI GROUP

  Overview

     Mr. Perick LI owns 100% of the equity of Pado (Holdings) Limited, Good Prominent Technology Company Limited and Good Prominent Trading Limited. Pado Contracting Company Limited and Good Prominent Engineering Company Limited are the wholly owned subsidiaries of Pado (Holdings) Limited (collectively referred to as "Li Group"). On November 19, 1999, Mr Li completed the transaction to transfer all of the equity of the Li Group to us.

     Li Group derives its revenue mainly from interior contracting business and installation and engineering of high-technology lighting systems and LED display board systems. It is the exclusive agent in Hong Kong for the "Litedot" Display Systems from Lite Vision. These systems are mainly sold to public transport companies such as the MTRC, KCRC and City Bus. All of its revenue was derived from Hong Kong, except for the fiscal year 2000 where 46.4% of revenue was derived from outside Hong Kong, mainly from the PRC.


Results of Operations

     The following table presents, for the periods indicated, selected items in the combined statements of operations as a percentage of total revenue for the Li Group.

                                                                                         Year Ended March 31
                                                                                         -------------------
                                                                                 1997      1998      1999      2000
                                                                                 ----      ----      ----      ----
Contract Revenue............................................................    100.00%   100.00%   100.00%   100.00%
Contract Costs..............................................................     59.84%    79.57%    74.43%    80.45%
                                                                                ------    ------    ------    ------
Gross Profit................................................................     40.16%    20.43%    25.57%    19.55%
                                                                                ------    ------    ------    ------
Depreciation................................................................      1.65%     1.05%     1.18%     0.60%
Selling, general and administrative expenses................................     33.46%    22.55%    21.31%     9.81%
                                                                                ------    ------    ------    ------
                                                                                 35.11%    23.60%    22.49%    10.41%
Other operating income......................................................      1.83%     3.70%     2.40%     1.80%
                                                                                ------    ------    ------    ------
Operating income (loss).....................................................      6.88%     0.53%     5.48%    10.94%
Non-operating income, net...................................................     (0.51%)   (1.01%)   (3.71%)   (1.37%)
                                                                                ------    ------    ------    ------
Income before tax...........................................................      6.37%    (0.48%)    1.77%     9.57%
Tax expenses................................................................      0.46%    (0.44%)   (0.79%)   (1.29%)
                                                                                ------    ------    ------    ------
Net income (loss after tax).................................................      5.91%    (0.92%)    0.98%     8.28%
                                                                                ======    ======    ======    ======

  Fiscal Years Ended March 31, 1999 and 2000

     For fiscal 2000, total revenue for the Li Group increased by 57.4% to HK$69,363,000 (US$8,950,000) from HK$44,064,000 (US$5,686,000) in fiscal 1999.

     The following table illustrates the sector breakdown of operating revenue for the Li Group.

                                                                         For years ended March 31
                                                                         ------------------------
                                                                        1997    1998   1999   2000
                                                                        ----    ----   ----   ----
     Design and contracting.........................................     60%     52%    36%    30%
     High-technology Products.......................................     40%     48%    64%    70%

     Revenue from design and contracting business for the Li Group during fiscal 2000 were HK$20,921,000 (US$2,699,000), an increase of HK$5,215,000
(US$672,000), or 33.2%, compared to HK$15,706,000 (US$2,027,000) for fiscal
1999. The increase resulted primarily from certain fitting-out projects subcontracted by the Tat Group.

     Revenue from high-technology products business during fiscal 2000 were HK$48,442,000 (US$6,251,000), an increase of HK$20,084,000 (US$2,592,000) or
70.8%, from HK$28,358,000 (US$3,659,000) in fiscal 1999. The increase is principally because of a lighting system project for the Maxdo Center in Shanghai which was subcontracted by the Tat Group.

Gross Profit

     Gross profit for the Li Group during fiscal 2000 was HK$13,560,000 (US$1,750,000), an increase of HK$2,295,000 (US$296,000), or 20.4% as compared with HK$11,265,000 (US$1,454,000) for fiscal 1999. Gross profit margin, as a percentage of total revenue, decreased from 25.6% to 19.6%. The decrease in gross profit margin was mainly because certain lighting installation projects had lower gross profit margin.


Selling, General and Administrative Expenses

     Selling, general and administrative expenses decreased from HK$9,390,000 (US$1,212,000) for fiscal 1999 to HK$6,804,000 (US$878,000) for fiscal 2000. As a percentage of total revenue, selling, general and administrative expenses decreased from 21.3% to 9.8%. This reflected the reduction in overhead expenses due to the restructuring of our Company that has merged certain administrative functions of the Li Group and Tat Group.


Net Income

     The combined net income for the Li Group was HK$5,747,000 (US$742,000) for fiscal 2000, compared with a net income of HK$428,000 (US$55,000) for fiscal 1999. Net income from contracting business was HK$152,000 (US$20,000), as compared with a net loss of HK$1,172,000 (US$151,000) for fiscal 1999. Net income from high-technology business was HK$5,595,000 (US$722,000) for fiscal 2000, a 250% increase as compared with a net income of HK$1,600,000 (US$206,000) for fiscal 1999.


  Fiscal Years Ended March 31, 1999 and March 31, 1998

Revenue

     Total revenue for fiscal 1999 was HK$44,064,000 (US$5,686,000) compared to HK$59,147,000 (US$7,632,000) for fiscal 1998, a decrease of HK$15,083,000
(US$1,946,000), or 25.5%.

     Revenue from design and contracting business decreased by HK$14,867,000 (US$1,918,000), or 48.6% from HK$30,573,000 (US$3,945,000) in fiscal 1998 to
HK$15,706,000 (US$2,027,000) in fiscal 1999. The decrease of revenue in interior contracting business is due to adverse effects of the Asian financial crisis.

     Revenue from high-technology products slightly decreased from HK$28,574,000 (US$3,687,000) in fiscal 1998 to HK$28,358,000 (US$3,659,000) in fiscal 1999.
Despite the unfavourable economic conditions, the Li Group was able to secure a large project providing LED display units for a major Hong Kong public transport operator amounting to HK$9 million (US$1.2 million).

Gross Profit

     Gross profit for the year ended March 31, 1999 decreased by HK$820,000 (US$105,000) to HK$11,265,000 (US$1,454,000) from HK$12,085,000 (US$1,559,000)
for the year ended March 31, 1998. As a percentage of net revenue, gross profit increased to 25.6% in fiscal 1999 from 20.4% in fiscal 1998. The increase in the gross profit margin was due to a higher proportion of total revenue being derived from high-technology and lighting products that have a higher gross profit margin than interior contracting.

Selling, General and Administrative Expenses

     Selling, general and administrative expenses for fiscal 1999 were HK$9,390,000 (US$1,212,000) compared to HK$13,335,000 (US$1,721,000) for fiscal
1998, a decrease of HK$3,945,000 (US$509,000), or 29.6%. As a percentage of net revenue, selling, general and administrative expenses decreased to 21.3% for fiscal 1999 from 22.6% for fiscal 1998.


Net Income

     The combined net profit for the Li Group was HK$428,000 (US$55,000) for fiscal 1999, as compared with a net loss of HK$545,000 (US$70,000) in fiscal 1998, as a result of a profit of HK$1,600,000 (US$206,000) from high-technology products, offset by a net loss of HK$1,172,000 (US$151,000) from design and contracting business.


  Fiscal Years Ended March 31, 1998 and March 31, 1997

Revenue

     Revenue increased by HK$25,816,000 (US$3,331,000) or 77.5% from HK$33,331,000 (US$4,301,000) for the year ended March 31, 1997 to HK$59,147,000
(US$7,632,000) for the year ended March 31, 1998, primarily as a result of increased business activity in both high-technology products and contracting business.

     Revenue from design and contracting business increased by HK$10,632,000 (US$1,372,000), or 53.3%, from HK$19,941,000 (US$2,573,000) in fiscal 1997 to
HK30,573,000 (US$3,945,000) in fiscal 1998. The increase is principally because of large projects for fitting out Hong Kong Shanghai Banking Corporation branches and Kowloon Canton Railway Corporation train stations.

     Revenue from high-technology business increased by HK$15,184,000 (US$1,959,000), or 113% from HK$13,390,000 (US$1,728,000) for fiscal 1997 to
HK$28,574,000 (US$3,687,000) for fiscal 1998. The increase mainly resulted from the Group's expansion in LED and lighting system market.


Gross Profit

     Gross Profit decreased by HK$1,302,000 (US$168,000), or 9.7%, from HK$13,387,000 (US$1,727,000) for the year ended March 31, 1997 to HK$12,085,000
(US$1,559,000) for the year ended March 31, 1998. As a percentage of revenue, gross profit margin has decreased from 40.2% to 20.4%. In order to increase revenue and attract new projects lower contract prices were charged, thus lowering gross profit margin.


Selling General and Administrative Expenses

     Selling, general and administrative expenses increased by HK$2,181,000 (US$282,000), or 19.6% from HK$11,154,000 (US$1,439,000) in fiscal 1997 to
HK$13,335,000 (US$1,721,000) in fiscal 1998. As a percentage of revenue, selling, general and administrative expenses to revenue decreased from 33.5% in fiscal 1997 to 22.6% in fiscal 1998. The increase in expenses were due to increase business activity. However, as many expenses were shared between the subsidiaries, as a percentage of revenue there was an actual decrease.

Net Income

     The combined net loss for the Li Group was HK$545,000 (US$70,000) for fiscal 1998, compared with a net income of HK$1,971,000 (US$254,000) in fiscal 1997, as a result of a profit of HK$125,000 (US$16,000) from design and contracting business, offset by a net loss of HK$670,000 (US$86,000) from the high-technology business. The loss in 1998 was due to lower profit margins and higher expenses incurred to attract new customers.


Liquidity and Capital Resources

QUINTALINUX LIMITED

     As at March 31, 2000, we had a consolidated working capital of HK$9,625,000 (US$1,243,000). Consolidated accounts receivable for our Company was HK$76,026,000 (US$9,810,000) and amount due from customers for contract work was HK$24,219,000 (US$3,125,000) as at March 31, 2000, reflecting increased contract revenue for the year. A portion of the net proceeds of this offering will be used for expanding Linux System Solution Limited's operations and as working capital for our existing business. We anticipate that we will be able to meet our ongoing cash requirements with cash generated from operations, proceeds from this offering and borrowings, as required, from existing banking relationship.


TAT GROUP

     The sources of the Tat Group's cash for working capital and capital expenditure has been net positive cash flows from operating activities, capital lease financing and bank borrowings. Seasonal working capital needs have been met through short-term borrowing under a revolving line of credit.

     The present practice of the Tat Group for both Hong Kong and PRC projects is to finance the projects in preliminary stages. Payments to the Group are made according to payment schedules from the relevant architects and approved by clients and are usually based upon certification by the architects of the contracting work done. A sum of approximately 5% to 15% of the total contract sum is normally retained by clients, which will be released when all defects have been rectified and completion confirmed by the architects. The duration of this defect liability period is usually between 6 to 12 months.

     For trading of the building material, the Group will usually request clients to pay an initial deposit of 50% upon confirmation; 30% second payment upon materials delivered on site; remaining balance of 20% to be released upon completion of installation.

     Pursuant to a guarantee provided by Mr. Chu and the Group to Hong Kong Bank, Belgian Bank, Nanyang Commercial Bank and Bank of America for granting of banking facilities to Tat Group, Tat Group has been granted a banking facility of HK$31 million, including a HK$18 million facility for letters of credit and trust receipt, of which HK$18.3 million was utilized as of March 31, 2000.

     All sub-contractors and suppliers are paid in accordance with the credit terms, ensuring a good working relationship with reliable sub-contractors and suppliers.

     As at March 31, 2000, Tat Group had combined cash and cash equivalents of approximately HK$4,976,000 (US$642,000), working capital of HK$16,786,000 (US$2,165,000) and HK$4,317,000 (US$557,000) of non-current portion of long-term debt.

     There was a positive net cash flow of HK$13,740,000 (US$1,772,000) consumed by operations in fiscal 2000. This mainly reflects the increase in net income during the year.

     The net positive cash flow from operating activities for fiscal 1999 was HK$1,237,000 (US$160,000). This reflects the increase in net income and proceeds being received from completion of projects awarded in 1998.

     The accounts receivable as at March 31, 2000 was HK$61,289,000 (US$7,908,000). It included receivable of about HK$40 million due April 2000 for the Maxdo Center project. This amount has been paid by the client on schedule.

     The amount due from customer for contracting work as at March 31, 2000 was HK$24,184,000 (US$3,121,000). This reflects a significant proportion of contracting projects awarded to the Company during the period that would be completed in the next fiscal year.

     Accounts payable as at March 31, 2000 was HK$61,509,000 (US$7,937,000), reflecting the subcontracting works and materials purchased for our increased activities in contracting business during the period.

     The level of the amount due from customers for contract work and advance contract receipts carried in the balance sheet at any one point in time will often reflect the stage of completion of certain contracts at that time rather the amount of contracts on hand.

     It is a common practice of most of the clients in Hong Kong to withhold the last payment which is normally 5% to 15% of the total contract sum, to the main contractor until the final accounts have been finalized and agreed. The Tat Group will also withhold the final payment to the subcontractors of the related projects.

     As at March 31, 2000, the Tat Group has nil amount due from related parties, as compared with HK$33,245,000 (US$4,290,000) as at March 31, 1999. The decrease is due to the repayment from Mr Chu by means of transferring legal title of certain properties to the Tat Group.


     Amount due to related parties as at March 31, 2000 was HK$21,384,000 (US$2,759,000), representing certain inter-company transactions among the Quintalinux Group.

     Net cash used in operating activities decreased by HK$3,579,000 (US$462,000) from HK$4,807,000 (US$620,000) in fiscal 1997 to HK$1,228,000
(US$158,000) in fiscal 1998. It is mainly because of the increase of the profit of Tat Group, offset by an increase in the amount advanced to Mr. Chu. The advances have been repaid in fiscal 2000.

     For fiscal 2000, net cash used in investing and financing activities for the Tat Group was HK$1,247,000 (US$161,000) and HK$7,953,000 (US$1,025,000)
respectively. The negative cash flow from financing activities was mainly due to a decrease in bank overdraft utilized, partly offset by a new Small and Medium Enterprises Loan offered by the Hong Kong Government.

     Tat Group's net cash used in investing activities was HK$2,640,000 (US$341,000) for fiscal 1999, which is mainly due to complete renovation of its new office. Net cash used for investing activities for fiscal 1998 and 1997 was HK$110,000 (US$14,000) and HK$89,000 (US$11,000) respectively.

     Net cash provided by financing activities was HK$1,033,000 (US$133,000) in fiscal 1999, as compared with net cash used in financing activities of HK$701,000 (US$90,000) in fiscal 1998, reflecting an increase in bank overdraft financing. Net cash provided by financing activities was HK$3,930,000 (US$507,000) in fiscal 1997, mainly because of an increase of HK$2,895,000 (US$374,000) in bank overdraft financing.


LI GROUP

     Since inception, the Li Group have financed its operations primarily through net cash flows from operating activities and bank borrowings.

     Net cash provided by operating activities for fiscal 2000 was HK$165,000 (US$21,000) as compared with net cash of HK$480,000 (US$62,000) provided by operating activities for fiscal 1999.

     As at March 31, 2000, the Li Group had working capital of approximately HK$11,491,000 (US$1,482,000) as compared to approximately HK$5,340,000
(US$689,000) at March 31, 1999. Net accounts receivable increased from HK$10,048,000 (US$1,296,000) as at March 31, 1999 to HK$14,682,000
(US$1,894,000) as at March 31, 2000. This 46% increase was primarily due to the increase in revenue from both interior decoration contracting and high-technology business.

     Consistent with practice, the Li Group requests initial deposits upon the signing of contracts with our clients. The remaining balance will be payable in progress payments. When the projects commence, we have to order materials and make payment to sub-contractors and this amount usually exceeds the initial deposits we received. We will have to finance the projects in the preliminary stage and we will be paid in installments subject to evidence of completion progress documents. We pay for our subcontractors and suppliers according to 30 to 90 days credit terms. Also, it is a common practice of this business that the clients will withhold the last payment until all the works and documents are finalized and verified. Accordingly, we will also withhold the final payment to the subcontractors. The practice has created working capital requirements that we generally have financed with a combination of internally generated cash flow and short-term borrowings under bank overdraft facilities.

     Collateralized by personal guarantee provided by the Li Group's directors and its properties, the Li Group has been granted a banking facility of HK$13.1 million, including a HK$4.6 million facility for letters of credit and trust receipt, about HK$12.1 million of which was used as of March 31, 2000.

     As at March 31, 2000, the Li Group has an amount due from related parties of HK$35,037,000 (US$4,521,000), of which HK$20,557,000 (US$2,653,000) was inter-company transactions among companies in the Quintalinux Group. The HK$14,480,000 (US$1,868,000) due from Mr Perick Li was fully eliminated in our Company's consolidated financial statements as Mr Li has transferred to our Company good title of 400,000 shares in Intermost Corporation, a U.S. company listed on the Nasdaq OTC Bulletin Board.

     The net cash provided by operating activities was HK$480,000 (US$62,000) for fiscal 1999. It was primarily due to a decrease of accounts receivable resulted from the relatively shorter credit term offered to certain projects during the year.


     The net cash used in operating activities was HK$1,668,000 (US$215,000) in fiscal 1998, as compared with net cash provided by operating activities of HK$895,000 (US$115,000) in fiscal 1997. The negative cash flow from operating activities in fiscal 1998 was mainly due to the loss incurred in the year.

     For fiscal 2000, net cash used in investing activities for the Li Group was HK$52,000 (US$7,000) while net cash provided by financing activities was HK$44,000 (US$6,000).

     Li Group's net cash used in investing activities was HK$140,000 (US$18,000) and HK$172,000 (US$22,000) for fiscal 1999 and 1998 respectively. Net cash provided by investing activities for fiscal 1997 was HK$567,000 (US$68,000), reflecting the sale of a commercial property during the year.

     Net cash used in financing activities was HK$378,000 (US$49,000) for fiscal 1999. Because of an increase of bank overdraft of HK$2,022,000 (US$261,000) to finance the growth of its business activities, net cash provided by financing activities was HK$1,752,000 (US$226,000) in fiscal 1998. Net cash used in financing activities was HK$1,791,000 (US$216,000) in fiscal 1997, reflecting a decrease in bank overdraft financing.

Inflation

     Based on historical experience, the duration of our alternations and additions contracts as well as high-technology products and services, from commencement to completion, has varied between two and eleven months, with the majority of projects being approximately four months. Thus, it has not been necessary to provide for inflation in contracts entered into by the Company.

     The inflation rate in Hong Kong was -4% in 1999 and 2.8% in 1998 and in the PRC was -1.4% in 1999 and -0.8% in 1998. However, we will continue to avoid problems resulting from inflation by ensuring our works are kept to schedule. We have always been able to purchase supplies and materials once a project is signed, thus minimizing the effect of inflation.

     New works projects that may be awarded to us could extend for up to two years, in which case we intend to include cost escalation clauses in such contracts.


Currency Risks

     We expect to continue our present practice of entering into contracts under which contract sums are payable in Hong Kong or United States dollars. Expenses for PRC projects will be paid in Renminbi (Rmb) or Hong Kong dollars. The Company will gain on foreign exchange if the Rmb depreciates against the Hong Kong or United States dollar. Conversely, the Company will incur foreign exchange losses if the Rmb appreciated against the Hong Kong or United States dollar.

     Due to the recent shortage of Rmb within the PRC, we have been experimenting, in relation to PRC projects, accepting part of the contract sum in Rmb in such amounts as may be required to meet Rmb expenditure in relation to these projects. This reduces our requirement to manage actively our foreign exchange exposure under these contracts. Under these arrangements, we are not exposed to the risk of the non-convertibility of Rmb into foreign exchange, as the project element under these contracts remains payable in freely convertible foreign currencies.


Year 2000 Issue

     Many currently installed computer systems are not capable of distinguishing 21st century dates from 20th century dates. As a result, beginning on January 1, 2000, computer systems and software used by many companies and organizations in a wide variety of industries (including technology, transportation, utilities, finance and telecommunications) will produce erroneous results or fail unless they have been modified or upgraded to process date information correctly. Significant uncertainty exists in the software industry and other industries concerning the scope and magnitude of problems associated with the century and other industries concerning the scope and magnitude of problems associated with the century change. We recognize the need to ensure our operations will not be adversely affected by Year 2000 software failures.


     Internal operations. We believe that we have identified substantially all of the major computers, software applications, and related equipment used in connection with our internal operations that must be modified, upgraded or replaced to minimize the possibility of a material disruption to our business. In addition, we are also continuously assessing the operation of office and facilities equipment, such as fax machines, photocopies, telephone switches, security systems, elevators, and other common devices which may be affected by the Year 2000 problem. We have appointed an agent as the Y2K Project Manager to oversee all our Y2K issues.

     Suppliers. We have communicated with the external vendors that supplied us with material software and information systems and with our significant suppliers to determine their Year 2000 readiness. In the course of these investigations, we have not encountered any material Year 2000 problems with these third-party products. However, we have neglected the likely effects on our non-computerized systems.

     To date, we have not incurred any material costs directly associated with our Year 2000 compliance efforts, except for compensation expense associated with our salaried employees who have devoted some of their time to our Year 2000 assessment and remediation efforts. As discussed above, we do not expect the total cost of Year 2000 problems to be material to our business, financial condition and operating results. However, during the months prior to the century change, we will continue to evaluate new versions of our software products, new software and information systems provided to us by third parties and any new infrastructure systems that we acquire to determine whether they are Year 2000 compliant. Despite our current assessment, we may not identity and correct all significant Year 2000 problems on a timely basis. Year 2000 compliance efforts may involve significant time and expense and unremediated problems could materially adversely affect our business, financial condition and operating results. We currently have no contingency plans to address the risks associated with unremediated Year 2000 problems.

                                 OUR BUSINESS

     We provide technological services designed to address broad technological needs in Hong Kong and China. Currently, our focus is in three principal businesses:

     . We offer a wide variety of commercial construction products and services in connection with electrical network, air-conditioning, flooring, lighting and information display systems.

     . We believe that we are also one of the leading construction and contracting service companies in Hong Kong specialized in interior fitting out works and other related contracting businesses, including:
        .  interior design;
        .  renovation and decoration;
        .  electrical engineering;
        .  fire control systems;
        .  carpentry; and
        . installation of information and telecommunication network and structured cabling for commercial and residential properties.

     . Our information technology services business is operated through our 72.5%-owned subsidiary, Linux System Solution Limited, which was established in April 1999. Linux System Solution is a Linux specialist which offers comprehensive professional consulting and support services, systems integration and application development for Linux operating systems. We also intend to develop Linux applications designed to improve our businesses.


Background and Organization

     We were incorporated as an international business company under the International Business Companies Act of the British Virgin Islands on January 8, 1997. We own all of the issued share capital in each of the companies listed below, but only 72.5% of the issued share capital in Linux System Solution.

     The following diagram illustrates our corporate structure. The respective country of organization/incorporation is shown in brackets.

                              QUINTALINUX LIMITED
                                   (B.V.I.)

--------------------------------------------------------------------------------------------------
100%                                                                                         72.5%
-----                                                                                        -----
     - Interact Contracting Company Limited                                          Linux System Solution
        (H.K.)                                                                              Limited
                                                                                             (H.K.)
     - Interact (China) Design and Contracting Company Limited
        (H.K.)
     - Pado (Holdings) Limited
        (H.K.)
        - Pado Contracting Company Limited
           (H.K.)
        - Good Prominent Engineering Company Limited
           (H.K.)
     - Uni-Zone Holdings Limited
        (H.K.)
     - Good Prominent Technology Company Limited
        (H.K.)
     - Good Prominent Trading Limited
        (H.K.)

Our Technological Products Marketing and Engineering, and Construction and Contracting Services Businesses
Industry Overview

     Despite the slow down of the economic development in Hong Kong and China, we anticipate continuous growth for the construction-related services market. We believe the future growth in this industry is being positively affected by the following trends:

     .  Hong Kong--Large Projects to be Developed

        The Hong Kong SAR Government has recently confirmed the development and construction of the Cyber Port project in Hong Kong. This project would include the development of 26 hectares of land into residential, manufacturing, office and research facilities. It is anticipated that about 5.78 million square feet of floor area will be built. In addition, the development of the 126-hectare Disneyland in Hong Kong will also create a large demand for contracting and engineering works for both the theme park itself and its supporting infrastructure and facilities. Moreover, along the route corridor of the West Railway, which is now under construction, over 40,000 new flats of residential, retail, office and hotel facilities will be built. These projects would create good opportunities for construction and contracting companies in Hong Kong.

     .  Hong Kong and China--Demand for Quality Buildings

        Due to various market and economic factors, the property market in Hong Kong and China has slumped since the mid 1990's. There is keen competition for property tenants and buyers. In order to strengthen their competitive advantage, many real estate developers improve the quality of their buildings by adding various high-technology features such as computerized control systems, flexible floor configuration, interior and exterior lighting system and information and telecommunication networks. Also, older buildings need to be upgraded to maintain their existing tenants. This creates a vast market potential for high-technology construction services such as ours.

     .  Concern for Quality of Environment

        In the Second Review of the 1989 White Paper on Pollution issued in November 1993, the Hong Kong Government recognized the existence of potential health risks and problems associated with indoor air pollution. The Hong Kong Environmental Protection Department has launched an Indoor Air Quality Program in Hong Kong, aiming at categorizing building indoor air quality into three levels under a self-regulatory approach. There is a possibility for more stringent regulation on monitoring indoor air quality in commercial buildings after the review is completed in 2003. Maintaining a good indoor air quality in buildings is an asset to a company since it can improve the productivity of employees and build up a good image for the company. Our subsidiary, Uni-Zone Holdings, is currently working together with Hong Kong University of Science and Technology on newly developed advanced ventilation systems such as displacement type ventilation system and integration of demand control algorithm, to improve indoor air quality as well as save energy and running costs in the long run. We believe this would be a good business opportunity for us as we have much experience in supplying and installing under-floor air conditioning systems which improve the air quality.

     .  Growing Market for Information Display Systems

        There are a number of market factors which enhance the growth of the market for LED displays. These factors include the increasing popularity of LED display signage as a result of the advancement in information technology, as well as the increasing availability of information and visual content of electronic formats as advertising and informational purposes. Particularly for the public transportation sector, the bus and mass transportation operators are introducing new buses and trains with LED signage boards which provide news or route information for the passengers.

Strategy

     We plan to continue to maintain our position as one of the leading providers of high quality construction related services in Hong Kong and China. The principal elements of our strategy are:

     . Technology Leadership and Innovation--Linux based applications and solutions
        Our contracting services integrate contemporary interior design and contracting services as well as advanced technology in flooring and air-conditioning systems to maximize the capacity and flexibility of property space. We seek to extend our technological leadership by innovative deployment of Linux based applications and solutions. Using Linux as the main technology platform, we seek to incorporate and integrate information technology, automation technology and products into the design processes. It will significantly enhance our portfolio of product offerings and value-add our services to our clients. These services will include design, integrate, install and maintain the internal information system and telecommunication network for commercial and residential buildings. These could assist the real estate owners, managers and occupants in cost and energy savings.

     .  Comprehensive Product Offering

        Unlike traditional contracting companies, we offer a wide range of construction related services, including interior design, fitting out, electrical engineering and installation, fire control systems, cabling, and maintenance work.

        We plan to continue to expand our services through both internal development and possible future acquisitions of complimentary businesses, products and technologies. Our comprehensive service offering enables us to meet a broad range of customer needs and provide an integrated source of contracting services for the architects and project managers as they seek to consolidate their contractor relationships to a smaller select group.

     .  Close Working Relationship With Customers

        Since our establishment, we have focused on satisfying the needs of real estate developers and architects and have developed long-term relationships with many of our customers. We work with our customers at the initial design stage to identify and respond to their needs. These close working relationships allow us to understand and address the cost and performance expectations of our customers. We plan to enhance our relationships with our major customers and to develop similar relationships with new customers mainly through referral by our current customers and clients.

     .  Active Participation in Government Projects

        We have been actively providing contracting services for small-scale government projects since our establishment. In view of the vast potential demand for contracting works in respect of the forthcoming Hong Kong Government infrastructure projects for the Cyberport, Disneyland and West Railway, we plan to participate more aggressively in the Government sector. We intend to acquire a Class C Contractor License in order to bid for large-scale government contracting and engineering projects in Hong Kong. We believe that our ability, expertise and experience resulting from our involvement in information technology will enhance our success rate in bidding for these projects.


Products and Services

Technological Products Marketing and Engineering

     We are specialized in a wide variety of state of the art high-technology construction products and services in connection with electrical, air-conditioning, flooring, lighting and information display systems. These services generated 44% of our combined revenues for the fiscal year ended March 31, 1999 and approximately 22% of our proforma combined revenues for the fiscal year ended March 31, 2000. Our major products and services include:

     .  Raised floor system and under-floor air-conditioning systems

        We are specialized in intelligent office design and installation turnkey projects. This sector of our business is performed by one of our subsidiaries, Uni-Zone Holdings Limited. We are the distributor of various types of raised floor systems, under-floor air conditioning, clean room systems, uninterruptible power systems, under-floor cable management systems and computer related peripherals.

     The under-floor air-conditioning system has revolutionized the concept of ventilation in modern offices and commercial buildings. Raised modular flooring allows greater flexibility in the installation of various electrical and mechanical components, including different kinds of wiring and cable network. This system can provide significant cost advantages to the user in the long run and will become an important element of the so-called "intelligent building" that stresses high flexibility in space and facility usage.

     We believe that these systems can offer the following benefits:

     .  flexible, adaptable and re-usable

     .  maximize the capacity of the building

     .  low costs for maintaining and re-configuring

     .  easy relocation in a matter of minutes

     .  minimize total long term running costs

     .  reduce energy costs

     .  reduce construction time and material cost

     .  healthy working environment with cleaner air

     .  computerized temperature control

     .  computerized smart control system

     .  environmental protection

     .  freedom to move, design and integrate services

     During the fiscal years ended March 31, 1999 and 2000, we completed approximately HK$62 million (US$8 million) and HK$3 million (US$390,000) of design and installation contracts for the under-floor air-conditioning systems. One of the most important projects is the supply and installation of the raised floor and under-floor air-conditioning system for "The Center", one of the tallest buildings in Hong Kong. The contract value was HK$84 million (US$10.8 million) for this 77-story building and "practical completion" was received in March 1999.

     .  Architectural Lighting Systems

        This sector of our business is conducted by Good Prominent Engineering Company Limited. We design, install and maintain various architectural lighting systems which are commonly used for highlighting architectural details, as well as advertising signage and outdoor decoration application. Cold cathode and fibre-optics lighting systems are innovative high-technology products for both interior and exterior building decoration and are widely used in shopping malls and hotels.

        At present, we are offering three main categories of architectural lighting products: fibre optic lighting, light pipe systems and cold cathode neon lighting systems. We have developed our proprietary fibre optic lighting system named "Brite Lite." Cold cathode neon lighting systems are mainly for architectural and signage applications. We have developed our own "Elite" brand name of cold cathode lighting systems. We believe that we are the market leader in this field, controlling 60% of the fibre-optics market and 30% of the cold cathode lighting market in Hong Kong.

     .  Display System

        Our subsidiary, Good Prominent Technology Company Limited, focuses mainly on the design and installation of various light emitting diode
        (LED) display, LCD display and multimedia information systems for the government, commercial and industrial customers.

        We are the exclusive distributor for the "Litedot" Display Systems from Lite Vision. Lite Vision integrates modular technology with advanced digital systems. The products are controlled by regular computer terminals with video and graphic software which opens up a vast spectrum of display possibilities.

        LED and Litedot are two of our most important products, which accounted for 17% and 13% of our total sales of high-technology products during the fiscal years ended March 31, 1999 and 2000. The LED and Litedot systems are widely used for advertising, stadium displays and passenger information signage for airports, buses, trains and highways, subway and train stations.

        Our recent projects include design and supply for the Mass Transit Railway Corporation of Hong Kong (MTRC) mid-life renovation for its train fleet, which consists of 762 trains. Another major project is a joint venture project with Lite Vision Corporation for the MTRC Phase 2B Electronic Display System for its 37 subway stations.

        The total revenue for our architectural lighting systems and display systems was approximately HK$28 million (US$3.6 million) and HK$16 million (US$2.1 million) for the fiscal years ended March 31, 1999 and 2000.


Construction and Contracting Services

     We are also specialized in the interior fitting out works and other related contracting businesses, including:

     .  interior design;

     .  renovation and decoration;

     .  electrical engineering;

     .  fire control systems;

     .  carpentry; and

     . installation of information systems and telecommunication networks and cabling within commercial buildings.

We are mainly engaged in the interior design and contracting business with special focus on offices, shopping malls, department stores, hotels, banks and universities. A majority of our clients are blue-chip and multi-national companies.

     Three of our subsidiaries, Interact Contracting Company Limited, Interact (China) Design and Contracting Company Limited and Pado Contracting Company Limited, are specialized in providing a series of constructing and contracting services. Interact Contracting Company Limited has been awarded ISO 9002 qualification in 1997 in respect of our quality assurance systems, reflecting our reputation as a quality contracting service provider.

     In 1996, we expanded into the China market. For the fiscal years ended March 31, 1999 and 2000, approximately 36% and 56% of our gross revenue from construction and contracting services was generated from our projects in China. We completed the American Insurance Assurance Building located in the Bund, the Huangpu rivershore in Shanghai. The total contract sum for this project was HK$64 million (US$8.2 million) and the building is regarded as one of the most artistic historic buildings in Shanghai. We were also the main contractor for the HK$30 million (US$3.9 million) renovation project for the Hongkong Bank's Head Office in Shanghai. We intend to use our experience and good relationship with many Chinese government authorities to expand our client base in the China market.

Customers

     We have developed a diversified customer base for our high-technology products and construction related business sectors:

     . Technological products--Our customers include general contractors, real estate developers, architects, government entities and public transportation companies.

     . Construction and contracting services--Our customers include general contractors, real estate developers, property managers, and owners and operators of commercial and industrial properties in both Hong Kong and China.


Sales and Marketing

     For both of our technological products and contracting services sectors, we have developed and maintained successful long-term relationships with our key customers by focusing on customer satisfaction and high quality service and by providing value-added services such as information technology services. Many of our customers or prospective customers have a qualification procedure for becoming an approved bidder or vendor based upon the satisfaction of particular performance and safety standards set by the customer. These customers often maintain a list of vendors or subcontractors meeting such standards and award contracts for individual jobs only to such vendors. We strive to maintain our status as a preferred or qualified vendor to such customers.


     Furthermore, our sales and marketing personnel maintain a careful watch on new developments, utilizing information from advertisements and attending relevant exhibitions and events, in order to introduce us to any new prospective customer. We also rely on both the written and verbal referrals of our satisfied customers to help generate new business.


Competition

Technological Products

     The technological products industry in Hong Kong and China is highly fragmented and competitive. There are relatively few, if any, barriers to entry into these markets in which we operate. As a result, any organization that has adequate financial resources and access to the technological products and expertise may become a competitor to us. Most of our competitors are small, private-owned companies. We believe the major competitive factors in the technological products sector include:

     .  the expertise in design and integration of the technological products;

     .  cost structure;

     .  relationship with customers;

     .  access to technology; and

     .  experience in specific markets.

     We own proprietary rights for some of the products that we are currently distributing, and we intend to continue to develop our proprietary products. Therefore, we believe that we have competitive advantages over our competitors.


Construction and Contracting Services

     The market in which we operate is highly competitive, requiring substantial resources as well as skilled and experienced personnel. We compete with other independent contractors in most of the markets in which we operate, some of which are large domestic companies that have greater financial, technical and marketing resources. In addition, there are few barriers to entry into the industry in which we operate. A significant portion of our revenues is currently derived from contracts granted on a private bidding or public tender basis. Price is often an important factor in the award of such contracts. Accordingly, our competitors could underbid us in an effort to procure such business. On the other hand, bidding for large scale projects may require a large amount of working capital since most of these projects have progressive payment terms and pay no or a small amount of deposit upfront. These projects always have higher profit margins but will involve more cashflow for procuring material and paying our subcontractors.


Our Software Support and System Integration Services

     We are developing and expanding our operations in information technology, software support and system integration business. Currently, our core services cover technical support and system integration for Linux operating systems and the application development of TurboLinux products. TurboLinux is one of the leading Linux products that supports major Asian character sets. This part of our business is operated through our subsidiary, Linux System Solution.


Internet and Open Source Software Industry Background

     In the software industry, the internet has accelerated the development of open source software, which has its origins in the academic and research environments and is based on an open, collaborative approach to the development and distribution of software.

     The growth of the internet has greatly increased the scale and efficiency of open source development through the availability of collaborative technologies such as e-mail lists, news groups and web sites. These technologies have enabled increasingly large communities of independent developers to collaborate on more complex open source projects.

     Through free downloading from the internet, users are able to acquire the open source software at little or no cost, install the software on as many computers as they wish, and customize the software to suit their particular needs.


Linux

     Linux is one of the most popular open source softwares. Linux is a UNIX-like operating system originally developed by a young Finnish, Linus Torvalds. An operating system is the software that allows a computer and its various hardware and software components to interact. The central nervous system of Linux is the kernel, the operating system code that runs the whole computer. The kernel is under constant development and is always available in both the latest stable release and the latest experimental release.

     The use of Linux-based operating systems has rapidly grown. According to industry sources, we estimate that there are about 10 to 15 million Linux users worldwide, of which several million are in Asia, including China. As compared with other operating systems, we believe Linux-based operating systems have the following competitive advantages:

     . stability and high performance--The Linux operating system has long been praised for its stability with little chance of crashing, freezing or having to be rebooted.

     . hardware compatibility--Almost all major technology companies in the world are supporting Linux, including IBM, Dell, Compaq, Hewlett Packard, NEC and Computer Associates.

     . reduced licensing costs--Nearly all development software for Linux is free and the source code for nearly any Linux program is freely available.

     We believe that Linux System Solution has business opportunities in the following aspects:

     . offering technical support, training, custom development and related services to customers

     . development of custom applications of Linux for our other core businesses

     Linux System Solution was established in April 1999. Mr. and Mrs. Miller, the founders of TurboLinux, Inc., have a 25% equity interest in Linux System Solution and Mrs. Miller is a director of Linux System Solution. Linux System Solution resells, services and supports Linux products, such as TurboLinux, in Hong Kong and Asia.


Strategy

     Our objective is to become a leading Linux total solution provider and system integrator in Hong Kong, China and other ASEAN countries. We intend to continue to deliver the best business solutions on Linux to warrant the adoption of Linux for our corporate and enterprise customers. We also intend to develop and design custom applications of Linux for use in our other core businesses. Our infrastructure and technical expertise will enable us to:

     .  Expand Our Strategic Alliances

        We are actively seeking new strategic alliances with other major Linux companies to improve our access to new customers and geographic markets.

     .  Expand Our Core Competence Relating to Linux Technologies and
        Applications

        We are expanding our professional teams to enhance our ability and better serve our clients by offering them the most cost-effective internet, intranet and E-commerce solutions based on Linux.

     .  Expand Our Domestic and International Market

        We intend to continue to focus on expanding our sales effort by establishing resource and support service centres in Hong Kong, China and other ASEAN countries.

     .  Develop and Design Custom Applications for Our Other Core Businesses

        We intend to develop Linux applications for our use by our subsidiaries in the development of their businesses, such as:

        .  construction technology

           -   design and installation of intelligent buildings

           -   office and residential automation

           -   telecommunication infrastructure

        .  architectural lighting, electrical and electronics system integration

           -   process control

           -   process monitoring and automation

           -   animation

        .  visual and information display systems

           -   process control

           -   animation

           -   database technology

        .  raised floor systems and under-floor air-conditioning systems

           -   process control

           -   environment monitoring

           -   process monitoring and automation

           -   control and distributed systems


Products and Services

     We specialize in offering Linux products and related services, which can be broadly categorized into two main focuses:

     . Trading and re-selling of Linux based products such as TurboLinux, and providing the necessary services to fully support and maintain these products; and

     .  Linux application solutions and the related services, including:

           -   internet and E-commerce solutions

           -   network management services

           -   turnkey or existing hardware solutions

           - service and consulting, such as technical support and on-going maintenance

           -   on-site Linux installation and training

           -   application development

           -   system integration services

           -   project management

     We expect to derive our revenue from our information technology services business mainly from:

     . system integration services--System integration services are usually charged on a project basis. The scale of a project varies considerably, usually with a gross margin of 35%. We estimate an average project size of HK$35,000 (US$4,500) to HK$45,000 (US$5,800) for small to medium enterprises.

     . consulting services--Consulting services on computer and software application are charged on a man-day basis, currently at HK$3,500-- HK$4,500 (US$450--US$580) per man-day

     . application development--The development is charged on a man-day basis, currently at HK$3,500 (US$450) to HK$4,000 (US$510) per man-day. There will be a premium charged per project in the range of 20% to 60% of the project cost to cover potential project risks and proprietary technology.

     . training courses--According to our arrangements with Kenfil Training Centre, Welkin Computer Training and Mango Training Centre, we are entitled to a 30% share of the course fee received. Currently, each course is charged at prices ranging from HK$2,400 (US$310) to HK$3,440 (US$444) per student, depending on market demand.

     . direct sales of Linux products such as TurboLinux--Our package of TurboLinux products sells for about HK$350 per box, yielding gross margins of up to 35%.

     . major government and educational institution projects--We intend to actively bid for major government and educational institution projects for computer network, internet services and other software applications.

Customers

     With our wide range of professional products and well-designed services, we target customers ranging from individuals to large corporate users in Hong Kong, China and other ASEAN countries.

                      Services                                        Customer Base
                      --------                                        -------------
Internet and Internet solution using Linux as a        Individual users and enterprises
launching platform

Support and maintenance services of Linux system       Enterprises

Training                                               Small to medium enterprises Individual users

Enterprise Solution                                    Medium to large enterprises Oracle customer base
                                                       IBM DB2

Sales and distribution of TurboLinux based products    Enterprises and individual users

Publication of Linux material                          Individual users

     We market our products and services through direct sales personnel and retail distributors. We operate a head office in Hong Kong and we intend to expand our activities into China and other ASEAN countries.

     We actively participate in large-scale marketing programs, such as Linux exhibitions and conferences. We also maintain marketing programs to support the sales and distribution of our products and services to communicate corporate direction. Our marketing programs include public relations campaigns, seminars, industry conferences and trade shows.


Competition

     In the market for computer operating systems, Linux competes with a limited number of large and well-established companies that have significantly greater financial resources, larger development staffs and more extensive marketing and distribution capabilities. These competitors include Microsoft, Novell, IBM, Sun Microsystems and The Santa Cruz Operation, all of which offer hardware-independent multi-user operating systems for Intel platforms, and AT&T, Compaq, Hewlett-Packard, Olivetti and Unisys, each of which, together with IBM and Sun Microsystems, offers its own version of the UNIX operating system. Many of these competitors bundle competitive operating systems with their own hardware offerings, making it more difficult for us to penetrate their customer bases.

     The Linux-based operating systems market is not characterized by the traditional barriers to entry that are found in most other markets, due to the open source nature of the products. For example, anyone can download, copy, modify and redistribute Linux. Consequently, it is possible that new competitors or alliances among competitors may emerge and rapidly acquire significant market share.

     Linux System Solution also competes with a number of companies that provide technical support and other professional services to users of Linux-based operating systems.

     Despite the existing and potential competition, we believe that we will benefit from several competitive advantages:

     . having a strategic relationship with leading Asian Linux vendors such as TurboLinux, Inc.;

     . being the first company in Hong Kong offering a full range of supporting and technical services for Linux-based products; and

     . having the technical capabilities of integrating Linux products to provide various system support and internet services for our clients.

     An integral part of our strategy to develop a leading position in Hong Kong, China and other ASEAN countries is to:

     . build up our brand name by investing in marketing and promotional efforts; and

     .  build up and expand our asset base of talented scientists and engineers.


Employees

     As of March 31, 2000, we had a total of 67 full time employees, as well as a network of consultants and hourly workers available on an as-required basis. Of the 67 full time employee, ten are key management staff, 31 are engaged in project management, six in sales and marketing and 20 in finance and administration. None of our employees is represented by a labor union and we believe that our employees' relations are good.


Properties

     Our principal executive offices are located at Suite 2209-2217, 22/F Metro Centre II, 21 Lam Hing Street, Kowloon Bay, Hong Kong. We lease approximately 5,000 square feet of office space at this location. We also lease an additional 3,000 square feet on the same floor of that building and 1,400 square feet at Unit A, 21/F, Pico Tower, 64-66 Gloucester Road, Wanchai, Hong Kong as additional offices for Li Group and Linux System Solution.

     We own two commercial and one industrial units in Hong Kong. The two commercial units are leased to non-affiliated third parties, and the industrial unit is currently used as our warehouse. We also own a Class A residential property of 1,962 square feet in Hong Kong which is occupied by the Chairman as director's quarters. Our banking facilities are collateralized by all of these properties.


Legal Proceedings

     On April 29, 1999, an action was brought against the Tat Group in the PRC by an entity claimant which performed certain construction works for our subcontractor for HK$14,019,000 (US$1,809,000). In the initial litigation filed in a provincial court in the PRC, the court ruled that the claimant has no merit to the case and accordingly, the claimant withdrew its legal proceeding on June 18, 1999. The claimant subsequently pursued the claim in another litigation and, on October 20, 1999, received a favorable trial ruling against the Tat Group, resulting in a judgment of HK$15,731,000 (US$2,030,000). On December 23, 1999, the Tat Group appealed against this latest ruling and judgment. The Tat Group's attorney, The Shenzhen Yatai Law Office, Shenzhen, PRC, having perused and considered all the legal documents and the evidence used at the trial, has advised the Tat Group that there has not been any legal binding subcontracting/sub-subcontracting obligations between the claimant and Tat Group and, accordingly, the Tat Group could never be a defendant.

     On January 15, 1999, the Tat Group received a claim for liquidated damages amounting to HK$21,832,000 (US$2,817,000) regarding a delay in completion of a PRC contract. As of the date of this prospectus, no formal court action has been filed nor has any further demand or notice been made by the claimant. Our work on the contract has been completed and the developer took possession of the property. Since the delay in completion was caused by changes in job specifications, the Tat Group would be entitled to an extension of time for completion. Accordingly, we believe that the Tat Group will not suffer any losses in respect of this claim.

     Except as described above, we are not a party to any material legal proceedings and there are no material legal proceedings pending with respect to our property. We are not aware of any legal proceedings contemplated by any governmental authorities involving either us or our property. None of our directors, officers or affiliates is an adverse party in any legal proceedings involving us or our subsidiaries, or has an interest in any proceeding which is adverse to us or our subsidiaries.

Enforceability of Civil Liabilities and Certain Foreign Issuer Considerations

     We are a British Virgin Islands holding company, and all of our assets are located in Hong Kong. In addition, all of our directors and officers are non-residents of the United States, and all or a substantial portion of their assets are located outside the United States. As a result, investors may be unable to effect service of process within the United States upon these non-residents or to enforce against them judgments obtained in United States courts, including judgments based upon the civil liability provisions of the securities laws of the United States or any state. There is uncertainty as to whether the courts of the British Virgin Islands or Hong Kong would enforce:

     . judgments of United States courts obtained against us or these non-residents based on the civil liability provisions of the securities laws of the United States or any state; or

     . in original actions brought in the British Virgin Islands or Hong Kong, liabilities against us or these non-residents based on the securities laws of the United States or any state.

     We have designated CT Corporation, 111 Eighth Avenue, New York, New York 10011 as our agent for service of process in the United States with respect to this offering.

     There are no treaties between the British Virgin Islands and the United States nor between Hong Kong and the United States providing for the reciprocal enforcement of foreign judgments. However, the courts of the British Virgin Islands and Hong Kong may accept a foreign judgment as evidence of a debt due. An action may be commenced in the British Virgin Islands or Hong Kong for recovery of this debt. However, a British Virgin Islands or Hong Kong court will only accept a foreign judgment as evidence of a debt due, if:

     .  the judgment is for a liquidated amount in a civil matter;

     . the judgment is final and conclusive and has not been stayed or satisfied in full;

     . the judgment is not directly or indirectly for the payment of foreign taxes, penalties, fines or charges of a like nature. In this regard, a British Virgin Islands or Hong Kong court is unlikely to accept a judgment of an amount obtained by doubling, trebling or otherwise multiplying a sum assessed as compensation for the loss or damages sustained by the person in whose favor the judgment is given;

     .  the judgment was not obtained by actual or constructive fraud or duress;

     . the foreign court has taken jurisdiction on grounds that are recognized by the common law rules as to conflict of laws in the British Virgin Islands or Hong Kong;

     . the proceedings in which the judgment was obtained were not contrary to the concept of fair adjudication;

     . the proceedings in which the judgment was obtained, the judgment itself and the enforcement of the judgment are not contrary to the public policy of the British Virgin Islands or Hong Kong;

     . the person against whom the judgment is given is subject to the jurisdiction of the British Virgin Islands or the Hong Kong courts; and

     . the judgment is not on a claim for contribution in respect of damages awarded by a judgment that does not satisfy the above requirements.

     Enforcement of a foreign judgment in the British Virgin Islands or Hong Kong also may be limited or otherwise affected by applicable bankruptcy, insolvency, liquidation, arrangement, moratorium or similar laws relating to or affecting creditors' rights generally and will be subject to a statutory limitation of time within which proceedings may be brought.

     Under United States law, majority and controlling shareholders generally have certain fiduciary responsibilities to minority shareholders. Shareholder action must be taken in good faith and actions by controlling shareholders that are obviously unreasonable may be declared null and void. While we believe there are no material differences between the protection afforded to minority shareholders of a company organized as an international business company under the law of the British Virgin Islands from those generally available to shareholders of corporations organized in the United States, there may be circumstances where the British Virgin Islands law protecting the interests of minority shareholders may not be as protective as the law protecting minority shareholders in United States jurisdictions. Under British Virgin Islands law, a shareholder of a company organized as an international business company under the laws of the British Virgin Islands may bring an action against a company, even if other shareholders do not wish to bring an action and even though no wrong has been done to the shareholder personally. This is a representative action, that is, an action on the shareholder's own behalf and on behalf of other persons in his class, or similarly situated. Instances where representative actions may be brought include to:

     . compel a company to act in a manner consistent with its Memorandum of Association and Articles of Association;

     . restrain directors from acting on resolutions, where notice of a shareholders' meeting failed adequately to inform shareholders of a resolution proposed at the meeting;

     . restrain a company, where it proposes to perform an act not authorized by the Memorandum of Association and the Articles of Association or to seek damages from a director to compensate a company from the consequences of such an unauthorized act, or to recover property of a company disposed of due to such unauthorized act;

     . restrain a company from acting upon a resolution that was not made in good faith and for the benefit of shareholders as a whole;

     . redress where a resolution passed at a shareholders' meeting was not properly passed, for instance, if it was not passed with the necessary majority;

     .  restrain a company from performing an act which is contrary to law; and

     . restrain a company from taking any action in the name and for the benefit of a company.

     Such an action also may be brought against directors and promoters who have breached their fiduciary duties to a company, although acts amounting to a breach of a fiduciary duty can be ratified by a general meeting of shareholders, in the absence of fraud. Such actions against directors and promoters only may be taken, however, if such directors and promoters have power to influence the action taken by a general meeting by means of, for instance, their votes as shareholders, which would prevent a company from suing them in the company's name. Although British Virgin Islands law does permit a shareholder of a British Virgin Islands company to sue its directors representatively or derivatively, the circumstances in which any such action may be brought as set forth above may result in the rights of shareholders of a British Virgin Islands company being more limited than those of shareholders in a United States company.

                                OUR MANAGEMENT

Executive Officers and Directors

     Our executive officers and directors are as follows:

                Name                   Age  Position
                ----                   ---  --------
     CHU Tat........................    43  Chairman
     Perick LI Wai Ho...............    44  Vice-Chairman
     David LEE Chai Ve..............    52  Chief Executive Officer and Director
     CHIU Wai Ching.................    37  Chief Financial Officer and Director
     CHAN Kin Hang..................    37  Director
     Frank BLEACKLEY................    63  Director
     CHEUNG Kwok Ho, Richard........    47  Director
     Ryoji SHIKIBA..................    36  Director
     CHAN Sai Keung.................    45  Non-executive Director
     Samuel YUNG Wing Ki............    42  Non-executive Director
     Fernando MARCHITELLI...........    60  Non-executive Director

     None of our directors and officers was selected pursuant to any agreement or understanding with any other person. There is no family relationship between any of our directors or executive officers and any other director or executive officer.

     Mr. CHU Tat is our chairman. He is one of our founders and has over 15 years of experience in interior design and contracting business. He is mainly responsible for our strategic planning and business development of contracting projects in Hong Kong and China. Mr. Chu holds a Diploma in Architecture Studies from the Hong Kong Polytechnic University.

     Mr. Perick LI Wai Ho is our vice-chairman and one of our founders. He has over 16 years of experience in the field of interior contracting works. He is mainly responsible for our business development and strategic planning. Mr. Li also serves as a director of Intermost Corporation (OTC BB: IMOT).

     Mr. David LEE Chai Ve has served as our chief executive officer since April 1999 and as a director since August 28, 2000. He joined us in 1998. Mr. Lee is mainly responsible for our strategic management as well as our design and engineering team for the electronic display system. From 1996 to 1998, Mr. Lee was deputy managing director of MetalWall Co., Ltd., a designer and manufacturer of metal wall cladding and metal ceiling systems. From 1994 to 1995, he served as deputy-managing director of Good Prominent Engineering Company Limited, in charge of the supply and installation of lighting systems and advertising display boards. Mr. Lee received a Bachelor of Architecture from Kent State University in 1977 and is a member of the California State Board of Architectural Examiners and American Institute of Architecture--LA Chapter and Washington Chapter.

     Ms. CHIU Wai Ching has served as our accountant since 1986 and was appointed as a director and our chief financial officer in June 1999. She is mainly responsible for our financial planning and management.

     Mr. CHAN Kin Hang has served as a director since June 1999. Mr. Chan has worked for a systems integrator as a senior manager from June 1996 to June 1998 and is now a director of BA Consulting (Hong Kong) Limited and the Managing Director of Linux System Solution Limited. Mr. Chan earned a bachelor of engineering degree in civil engineering and a masters of science degree in computer data processing from the University of Ulster, U.K. and a masters of business administration from the University of South Australia. Mr. Chan directs our information technology division and is mainly responsible for the business development and strategic management of Linux System Solution Limited.

     Mr. Frank BLEACKLEY has served as a director since August 28, 2000. He worked for the Chubb Group, a leading security and fire protection company headquartered in the United Kingdom, from October 1972 until his retirement in January

2000. Mr. Bleackley was appointed managing director of Chubb Hong Kong Limited in 1986 and managing director of Chubb China Holdings Limited in 1993. Mr. Bleackley directs our systems technology division, which includes our Uni-Zone Holdings Limited and Good Prominent Technology Company Limited subsidiaries.

     Mr. CHEUNG Kwok Ho, Richard has served as a director since August 28, 2000. He had worked for Samson Wong & Associates Property Consultancy Limited since 1998 as an associate director. Mr. Cheung is a chartered building surveyor. Prior to 1998, he was a director and partner of Prudential Surveyors International Limited for seven years with responsibilities including town planning, interior design, project management, interior decoration, licensing and condition surveys. Mr. Cheung directs our construction technology division, which consists of our three construction contracting subsidiaries: Interact Contracting Company Limited, Interact (China) Design and Contracting Company Limited, and Pado Contracting Company Limited. He received a B.Sc. degree in building surveying from Leicester Polytechnic.

     Mr. Ryoji SHIKIBA has served as a director since August 28, 2000. He has worked for Uchida Yoko Co., Ltd., a company involved in the sales and marketing of office furniture, since 1988 as sales executive (1988 - 1992), sales manager (1992 - 1995) and managing director (1995 - present). Mr. Shikiba directs our business development efforts in Japan, including evaluating and forming strategic alliances with Japanese companies whose products and/or services offer us an opportunity to further strengthen our business lines. He received a Bachelors degree in applied physics from Tokai University.

     Mr. CHAN Sai Keung has served as a non-executive director since June 1999. Mr. Chan received a law degree from the University of Southampton, U.K. in 1978 and is a practicing attorney and partner in Liau, Ho & Chan, Hong Kong, and an appointed Attesting Officer of the People's Republic of China. Mr. Chan also serves as a director of Intermost Corporation (OTC BB: IMOT).

     Mr. Samuel YUNG Wing Ki has served as a non-executive director since June 1999. Mr. Yung is a district director of American International Assurance Co. (Bermuda) Ltd. since 1989. He has over 17 years of experience in the insurance industry. He received "The Outstanding Young Persons Award" of Hong Kong in November 1994 and sits on a number of fund raising committees for several major charitable organizations. He is also an independent non-executive director of Group Sense (International) Ltd., a listed company in Hong Kong.

     Mr. Fernando MARCHITELLI has served as a non-executive director since June 1999. Mr. Marchitelli has been the chairman of Arotex Far East Ltd. since 1973 and has over 29 years of experience in manufacturing and trading in Asia. Mr. Marchitelli received a bachelor of arts degree in economics from the City College of the City University of New York in 1968.


Audit Committee

     We have established an audit committee, which consists of Messrs. Chan, Yung and Marchitelli. Its functions are to:

     . recommend annually to the board of directors the appointment of our independent public accountants;

     . discuss and review the scope and the fees of the prospective annual audit and review the results with the independent public accountants;

     . review and approve non-audit services of the independent public accountants;

     .  review compliance with our existing accounting and financial policies;

     .  review the adequacy of our financial organization; and

     . review our management's procedures and policies relative to the adequacy of our internal accounting controls and compliance with federal and state laws relating to financial reporting.

Compensation of Directors and Executive Officers

     The aggregate compensation paid by us to all of our directors and executive officers as a group for the fiscal years ended March 31, 1999 and 2000, for services in all capacities, was HK$1,205,000 (US$155,484) and HK$1,174,000 (US$151,484). During the fiscal years ended March 31, 1999 and 2000, we did not contribute any amount toward the pension plans of our directors and executive officers.


Executive Service Contract

     We have entered into employment agreements with Mr. Chu, Mr. Li and Mr. Lee for a period of three years at annual salaries of HK$2,730,000 (US$352,258), HK$2,730,000 (US$352,258) and HK$1,080,000 (US$139,355). Their remuneration packages include benefits with respect to a motor car. In addition, they are entitled to an annual management bonus of a sum to be determined by the board at its absolute discretion having regard for our operating results and their performance during the relevant financial year. The amount payable to them will be decided by majority decision of the members of the board present in the meeting called for that purpose, provided that each of them will abstain from voting and not be counted in the quorum in respect of the resolution regarding the amount payable to them.

                             CERTAIN TRANSACTIONS

     We were incorporated in the British Virgin Islands on January 8, 1997 as a limited liability company under the name Quinta Development Limited. On February 3, 2000, pursuant to a resolution of our board of directors, we changed our name to Quintalinux Limited. The name change was approved by the Registrar of Companies of the British Virgin Islands on February 17, 2000.

     On July 3, 1998, we split our outstanding 100 shares of common stock on a 100 for one basis and reduced the par value from US$1 to US$0.01. On July 22, 1998, we issued an additional 10,000 shares to our current shareholders at $0.01 per share in the same proportion as their existing shareholdings.

     Mr. Chu was the sole shareholder of each of Interact Contracting Company Limited; Interact (China) Design and Contracting Company Limited; and Uni-Zone Holdings Limited, which are all referred to as the Tat Group. On November 5, 1999, we entered into a share exchange agreement with Mr. Chu, the sole shareholder of the Tat Group. On November 19, 1999, we issued to Mr. Chu a total of 4,815,000 of our shares as follows: 1,991,000 shares to Asian Progress Holdings Limited and 2,824,000 shares to Muehl Products & Service Asia Limited, in exchange for all of the outstanding common stock of each of the companies comprising the Tat Group.

     Mr. Li was the sole shareholder of each of Pado (Holdings) Limited, which owns all of the outstanding shares of its two subsidiaries, Pado Contracting Company Limited and Good Prominent Engineering Company Limited; Good Prominent Technology Company Limited; and Good Prominent Trading Limited, which are all referred to as the Li Group. On November 5, 1999, we entered into a share exchange agreement with Mr. Li, the sole shareholder of the Li Group. On November 19, 1999, we issued to Mr. Li a total of 2,985,000 of our shares as follows: 1,931,000 shares to Oceanic Land Holdings Limited and 1,054,000 shares to Muehl Products & Service Asia Limited, in exchange for all of the outstanding common stock of each of the companies comprising the Li Group.

     Asian Progress Holdings Limited is a limited liability company incorporated in the British Virgin Islands and is wholly owned by Mr. Chu. Oceanic Land Holdings Limited is a limited liability company incorporated in the British Virgin Islands and is wholly owned by Mr. Li. Muehl Products & Service Asia Limited is a limited liability company incorporated in the British Virgin Islands whose issued and outstanding shares are owned 73% by Mr. Chu and 27% by Mr. Li.

     On November 11, 1999, we entered into share exchange agreements with three of the shareholders of Linux System Solution Limited, including two of our directors, Mr. Li and Mr. Kin Chan. On November 24, 1999, we issued to each of Mr. Chan, Oceanic Land Holdings Limited on behalf of Mr. Li, and Liu Chuk Wang, Ray 60,000 shares of our common stock, totaling 180,000 shares, in exchange for their combined 72.5% equity interest in Linux System Solution Limited.

     On March 6, 2000, the amount owing to the Tat Group from Mr. Chu and his related companies amounted to HK$25,487,000 (US$3,289,000) and was fully repaid by transferring legal title of a Class A residential property and a commercial property located in Hong Kong to the Tat Group. The parties agreed that the fair market value of these properties at August 19, 1999 as valued by an independent professional valuer was HK$27,000,000 (US$3,484,000) and being used to record as the consideration for the transfer.

     On December 28, 1999, Mr. Li reduced the amount owing from him to the Li Group by HK$11,625,000 (US$1,500,000) to HK$3,060,000 (US$395,000) by
transferring good title to us of 400,000 shares of Intermost Corporation (OTC
BB: IMOT) valued by an independent valuer at US$3.75 per share. In addition, on January 26, 2000, one of Mr. Li's related companies repaid an aggregate of HK$12,000,000 (US$1,549,000) to us as a settlement of debt owing to the Li Group.

                            PRINCIPAL SHAREHOLDERS

     The following table sets forth certain information regarding the beneficial ownership of shares of our common stock as of September 1, 2000 by:

     . each person who is known by us to own beneficially more than 10% of the outstanding common stock,

     .  each of our executive officers and directors, and

     .  all directors and executive officers as a group.

Except as set forth below, to our knowledge, we are not directly or indirectly owned or controlled by any other corporation or by any foreign government.

                                                                                     Shares Beneficially
                                                                                            Owned
                                                                                            -----
Name of Shareholder                                                                    Number    Percent
-------------------                                                                    ------    -------
CHU Tat............................................................................   4,824,000     50.8
Perick LI Wai Ho...................................................................   3,054,000     32.1
David LEE Chai Ve..................................................................           0        0
CHIU Wai Ching.....................................................................           0        0
CHAN Kin Hang......................................................................      60,000        *
Frank BLEACKLEY....................................................................           0        0
CHEUNG Kwok Ho, Richard............................................................           0        0
Ryoji SHIKIBA......................................................................           0        0
CHAN Sai Keung.....................................................................           0        0
Samuel YUNG Wing Ki................................................................           0        0
Fernando MARCHITELLI...............................................................           0        0
All directors and executive officers as a group (11 persons).......................   7,938,000     83.6

_________

*    Represents less than 1% of the outstanding common stock

     Mr. Chu's 4,824,000 shares are held as follows: 2,000,000 shares are owned of record by Asian Progress Holdings Limited, a British Virgin Islands corporation which is solely owned by Mr. Chu. Mr. Chu is also deemed to own 2,824,000 shares of the 3,878,000 shares owned of record by Muehl Products & Service Asia Limited, a British Virgin Islands corporation which is 73% owned by Mr. Chu.

     Mr. Li's 3,054,000 shares are held as follows: 2,000,000 shares are owned of record by Oceanic Land Holdings Limited, a British Virgin Islands corporation which is solely owned by Mr. Li. Mr. Li is also deemed to own 1,054,000 shares of the 3,878,000 shares owned of record by Muehl Products & Service Asia Limited, a British Virgin Islands corporation which is 27% owned by Mr. Li.

                             SELLING SHAREHOLDERS


     In addition to our warrants and the underlying common stock being offered by this prospectus, we are registering 300,000 shares of common stock underlying the underwriter warrants on behalf of the beneficial owners. We have agreed to bear all expenses other than underwriting or selling commissions or any fees and disbursements of counsel to the selling shareholders in connection with the registration of these securities.

     The underwriter warrants were acquired by the selling shareholders in connection with the underwriter's acting as the underwriter of our initial public offering of common stock and warrants in August 2000.

     The common stock underlying the underwriter warrants is to be sold from time to time by or for the account of the following selling shareholders, none of whom are affiliated with us nor have been within the past three years. We will not receive any of the proceeds from the sale of either the underwriter warrants or the common stock underlying them. The selling shareholders will pay all brokerage discounts or commissions attributable to the sale for their account. We are not aware of any existing agreement with any broker with respect to the sale of the underwriter warrants or underlying common stock.

     The following table sets forth the name of each selling shareholder and the number of shares of common stock to be offered for each selling shareholder's account.

               Name                      Number of Shares of Common Stock
               ----                      --------------------------------

            Robert T. Kirk                            238,000
            Marie Lima                                 15,000
            Brian Herman                               10,000
            Brian Fitzgerald                            5,000
            Gennero Christiano                          2,000
            David A. Carter                            15,000
            Bert L. Gusrae                             15,000
                                                       ------
                                 TOTAL                292,000

     The sale of these securities may be effected from time to time in transactions which may include block transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the common stock, or a combination of such methods of sale, at fixed prices which may be changed, at market prices prevailing at the time of sale, or at negotiated prices. The selling shareholders may effect such transactions by selling the securities directly to purchasers or to or through broker-dealers which may act as agents or principals. Such broker-dealers may receive compensation in the form of discounts, concessions, or commissions from the selling shareholders and/or the purchasers of the securities for which such broker-dealers may act as agents or to whom they sell as principal, or both. The compensation as to a particular broker-dealer may be in excess of customary commissions. The selling shareholders and any broker-dealers that act in connection with the sale of the securities may be deemed to be underwriters within the meaning of Section 2(11) of the Securities Act.

                           DESCRIPTION OF SECURITIES

Common Stock

     Our authorized capital stock consists of 100,000,000 shares of common stock, $0.01 par value per share, of which 9,500,000 shares are outstanding as of the date of this prospectus. Each share of common stock is entitled to one vote on all matters submitted to a vote by shareholders, including the election of directors. There are no cumulative voting rights in the election of directors. All shares of common stock are equal to each other with respect to liquidation and dividend rights and are entitled to receive dividends if and when we declare them out of funds legally available under British Virgin Islands law. Upon our liquidation, all assets available for distribution are distributable among shareholders according to their holdings. There are no preemptive rights to purchase any additional, unissued shares of common stock. All the outstanding common stock is, and the common stock offered by this prospectus will be, when issued against the consideration set forth in this prospectus, duly authorized, validly issued, fully paid and nonassessable.


Warrants

     Each warrant entitles the holder to purchase at any time through August 9, 2005 one share of common stock at $10.88 per share. After August 9, 2005, the warrants expire.

     A warrant may be exercised by surrendering it to the transfer and warrant agent, with the subscription form on the reverse side properly completed and executed, together with payment of the exercise price.

     The warrants are subject to redemption by us, at our option, at $0.25 per warrant upon 30 days' prior written notice. Prior to August 9, 2001, the warrants cannot be redeemed without the written consent of the managing underwriter. The closing bid price, as reported on the Nasdaq National Market, of the common stock for 30 consecutive trading days ending within ten days of the notice of redemption of the warrants must average in excess of $16.00 per share. We are required to maintain an effective registration statement covering the common stock underlying the warrants prior to their redemption. If we redeem the warrants, they will be exercisable until the close of business on the date for redemption fixed in such notice. If any warrant called for redemption is not exercised by such time, it will cease to be exercisable and the holder will be entitled only to the redemption price. Redemption of the warrants could force the holder either to:

     . exercise the warrants and pay the exercise price at a time when it may be less advantageous to do so; or

     . accept the redemption price in cancellation of the warrant, which could be substantially less than the market value at the time of redemption.

     The exercise price of the warrants bears no relation to any objective criteria of value and should not be regarded as an indication of its future market price.

     We have authorized and reserved for issuance a sufficient number of shares of common stock to permit the exercise of all warrants. All shares of common stock issued upon exercise of the warrants, if exercised in accordance with their terms, will be fully paid and non-assessable.

     The warrants are subject to adjustment upon the occurrence of various events, including stock dividends, stock splits, combinations or reclassification of the common stock, or our sale of common stock at a price per share below the exercise price of the warrants or the then-current market price of the common stock. Additionally, an adjustment would be made if we reclassified or exchanged common stock, consolidated or merged with another corporation, or sold all or substantially all of our assets.

Underwriter Warrants

     We issued to the underwriter and/or persons related to the underwriter the common stock underwriter warrants to purchase up to 150,000 shares of common stock and the warrant underwriter warrants to purchase up to 150,000 warrants to purchase 150,000 shares. The common stock underwriter warrants are exercisable through August 9, 2005 at $13.20 per share. The warrant underwriter warrant is exercisable at $.20625 per warrant. Each underlying warrant is exercisable through August 9, 2005 at $17.952 per share.

     The warrants provide for adjustment in the event of any merger, consolidation, recapitalization, reclassification, stock dividend, stock split or similar transaction. The warrants contain net issuance provisions permitting exercise in whole or in part and instructing us to withhold from the securities issuable upon exercise, a number of securities, valued at the current fair market value on the date of exercise, to pay the exercise price. Such net exercise provision has the effect of requiring us to issue shares of common stock without a corresponding increase in capital. A net exercise of the warrants will have the same dilutive effect on the interests of our shareholders as will a cash exercise. The warrants do not entitle the holders to any rights as a shareholder until they are exercised and shares of common stock are purchased.


Shares Eligible for Future Sale

     Future sales of substantial amounts of common stock in the public market could adversely affect prevailing market prices. Furthermore, since only 1,500,000 shares are currently available for sale because of the contractual and legal restrictions on resale of outstanding shares described below, sales of substantial amounts of our common stock in the public market after the restrictions lapse could adversely affect the prevailing market price and our ability to raise equity capital in the future.

     We have outstanding 9,500,000 shares of common stock. Of these shares, 1,500,000 shares sold in the initial public offering are freely tradable without restriction under the Securities Act, unless purchased by our affiliates, such as our officers, directors or 10% shareholders.

     The remaining 8,000,000 shares outstanding are "restricted securities" within the meaning of Rule 144 under the Securities Act. Restricted securities may be sold in the public market only if registered or if they qualify for an exemption from registration under Rule 144. Sales of restricted securities in the public market, or the availability of such securities for sale, could adversely affect the market price of the common stock.

     All of our shareholders owning the 8,000,000 shares have entered into lock-up agreements with the managing underwriter providing that they will not sell or transfer our common stock owned by them for a period of fifteen months from August 9, 2000 without the prior written consent of the managing underwriter. As a result of these contractual restrictions, even though the shares might be eligible for sale under the provisions of Rule 144, shares subject to lockup agreements will not be salable until such agreements expire or are waived by the managing underwriter. In addition to the lock-up agreements, 7,980,000 shares of our outstanding common stock may not be sold until at least November 2000 under Rule 144.

     In general, under Rule 144, a person who has beneficially owned restricted securities for at least one year is entitled to sell within any three-month period a number of shares that does not exceed the greater of:

     . one percent of the number of shares of common stock then outstanding, which will equal 95,000 shares immediately after this offering; or

     . the average weekly trading volume of the common stock during the four calendar weeks preceding the sale.

     Sales under Rule 144 also are subject to certain requirements relating to the manner of sale, notice and availability of current public information about us. Under Rule 144(k), a person who is not deemed to have been our affiliate at any time during the three months preceding a sale, and who has beneficially owned the shares proposed to be sold for at least two years, is entitled to sell such shares without complying with these limitations of Rule 144.

Transfer and Warrant Agent


The transfer agent for our common stock and the warrant agent for our warrants is Corporate Stock Transfer, Inc., Denver, Colorado.

Exchange Controls and Other Limitations Affecting Shareholders

     There are no material British Virgin Islands laws that impose foreign exchange controls on us or that affect our payment of dividends, interest or other payments to nonresident holders of our capital stock. British Virgin Islands law and our Memorandum of Association and Articles of Association impose no limitations on the right of nonresident or foreign owners to hold or vote the common stock.


Differences in Corporate Law

     Under the laws of most jurisdictions in the US, majority and controlling shareholders generally have certain "fiduciary" responsibilities to the minority shareholders. Shareholder action must be taken in good faith and actions by controlling shareholders which are obviously unreasonable may be declared null and void. BVI law protecting the interests of minority shareholders may not be as protective in all circumstances as the law protecting minority shareholders in US jurisdictions.

     While BVI law does permit a shareholder of a BVI company to sue its directors derivatively, that is, in the name of and for the benefit of our company and to sue a company and its directors for his benefit and for the benefit of others similarly situated, the circumstances in which any such action may be brought, and the procedures and defenses that may be available in respect of any such action, may result in the rights of shareholders of a BVI company being more limited than those of shareholders of a company organized in the US.

     Our directors have the power to take certain actions without shareholder approval, including an amendment of our Memorandum of Association or Articles of Association or an increase or reduction in our authorized capital, which would require shareholder approval under the laws of most US jurisdictions. In addition, the directors of a BVI corporation, subject in certain cases to court approval but without shareholder approval, may, among other things, implement a reorganization, certain mergers or consolidations, the sale, transfer, exchange or disposition of any assets, property, part of the business, or securities of the corporation, or any combination, if they determine it is in the best interests of the corporation, its creditors, or its shareholders. Our ability to amend our Memorandum of Association and Articles of Association without shareholder approval could have the effect of delaying, deterring or preventing a change in our control without any further action by the shareholders, including a tender offer to purchase our common stock at a premium over then current market prices.

     As in most US jurisdictions, the board of directors of a BVI corporation is charged with the management of the affairs of the corporation. In most US jurisdictions, directors owe a fiduciary duty to the corporation and its shareholders, including a duty of care, under which directors must properly apprise themselves of all reasonably available information, and a duty of loyalty, under which they must protect the interests of the corporation and refrain from conduct that injures the corporation or its shareholders or that deprives the corporation or its shareholders of any profit or advantage. Many US jurisdictions have enacted various statutory provisions which permit the monetary liability of directors to be eliminated or limited. Under BVI law, liability of a corporate director to the corporation is primarily limited to cases of willful malfeasance in the performance of his duties or to cases where the director has not acted honestly and in good faith and with a view to the best interests of the corporation. However, under our Articles of Association, we are authorized to indemnify any director or officer who is made or threatened to be made a party to a legal or administrative proceeding by virtue of being one of our directors or officers, provided such person acted honestly and in good faith and with a view to our best interests and, in the case of a criminal proceeding, such person had no reasonable cause to believe that his conduct was unlawful. Our Articles of Association also enable us to indemnify any director or officer who was successful in such a proceeding against expense and judgments, fines and amounts paid in settlement and reasonably incurred in connection with the proceeding.

  The above description of certain differences between BVI and US corporate laws is only a summary and does not purport to be complete or to address every applicable aspect of such laws. However, we believe that all material differences are disclosed above.

                                   TAXATION

     The following is a summary of anticipated material U.S. federal income and British Virgin Islands tax consequences of an investment in the common stock. The summary does not deal with all possible tax consequences relating to an investment in the common stock and does not purport to deal with the tax consequences applicable to all categories of investors, some of which, such as dealers in securities, insurance companies and tax-exempt entities, may be subject to special rules. In particular, the discussion does not address the tax consequences under state, local and other non-U.S. and non-British Virgin Islands tax laws. Accordingly, each prospective investor should consult its own tax advisor regarding the particular tax consequences to it of an investment in the common stock. The discussion below is based upon laws and relevant interpretations in effect as of the date of this prospectus, all of which are subject to change.


United States Federal Income Taxation

     The following discussion addresses only the material U.S. federal income tax consequences to a U.S. person, defined as a U.S. citizen or resident, a U.S. corporation, or an estate or trust subject to U.S. federal income tax on all of its income regardless of source, making an investment in the common stock. For taxable years beginning after December 31, 1996, a trust will be a U.S. person only if:

     . a court within the United States is able to exercise primary supervision over its administration; and

     . one or more United States persons have the authority to control all of its substantial decisions.

     In addition, the following discussion does not address the tax consequences to a person who holds or will hold, directly or indirectly, 10% or more of the common stock, which we refer to as a "10% Shareholder". Non-U.S. persons and 10% Shareholders are advised to consult their own tax advisors regarding the tax considerations incident to an investment in the common stock.

     A U.S. investor receiving a distribution of the common stock will be required to include such distribution in gross income as a taxable dividend, to the extent of our current or accumulated earnings and profits as determined under U.S. federal income tax principles. Any distributions in excess of our earnings and profits will first be treated, for U.S. federal income tax purposes, as a nontaxable return of capital, to the extent of the U.S. investor's adjusted tax basis in the common stock, and then as gain from the sale or exchange of a capital asset, provided that the common stock constitutes a capital asset in the hands of the U.S. investor. U.S. corporate shareholders will not be entitled to any deduction for distributions received as dividends on the common stock.

     Gain or loss on the sale or exchange of the common stock will be treated as capital gain or loss if the common stock is held as a capital asset by the U.S. investor. Such capital gain or loss will be long-term capital gain or loss if the U.S. investor has held the common stock for more than one year at the time of the sale or exchange.

     A holder of common stock may be subject to backup withholding at the rate of 31% with respect to dividends paid on our common stock if the dividends are paid by a paying agent, broker or other intermediary in the United States or by a U.S. broker or certain United States-related brokers to the holder outside the United States. In addition, the proceeds of the sale, exchange or redemption of common stock may be subject to backup withholding, if such proceeds are paid by a paying agent, broker or other intermediary in the United States.

     Backup withholding may be avoided by the holder of common stock if such holder:

     .  is a corporation or comes within other exempt categories; or

     . provides a correct taxpayer identification number, certifies that such holder is not subject to backup withholding and otherwise complies with the backup withholding rules.

     In addition, holders of common stock who are not U.S. persons are generally exempt from backup withholding, although they may be required to comply with certification and identification procedures in order to prove their exemption.

     Any amounts withheld under the backup withholding rules from a payment to a holder will be refunded or credited against the holder's U.S. federal income tax liability, if any, provided that amount withheld is claimed as federal taxes withheld on the holder's U.S. federal income tax return relating to the year in which the backup withholding occurred. A holder who is not otherwise required to file a U.S. income tax return must generally file a claim for refund or, in the case of non-U.S. holders, an income tax return in order to claim refunds of withheld amounts.


British Virgin Islands Taxation

     Under the International Business Companies Act of the British Virgin Islands as currently in effect, a holder of common stock who is not a resident of BVI is exempt from BVI income tax on dividends paid with respect to the common stock and all holders of common stock are not liable for BVI income tax on gains realized during that year on sale or disposal of such shares; BVI does not impose a withholding tax on dividends paid by a company incorporated under the International Business Companies Act.

     There are no capital gains, gift or inheritance taxes levied by BVI on companies incorporated under the International Business Companies Act. In addition, the common stock is not subject to transfer taxes, stamp duties or similar charges.

     There is no income tax treaty or convention currently in effect between the United States and the British Virgin Islands.

                             PLAN OF DISTRIBUTION

     If the underwriter and any other soliciting broker-dealer solicit warrant exercises and have not been granted an exemption by the SEC, they will be prohibited from engaging in any market-making activities with respect to our securities for either two or nine business days, depending on the market price of the common stock, prior to any solicitation activity for the exercise of warrants until the later of the termination of such solicitation activity or the termination of any right to receive a fee for the exercise of warrants following such solicitation. As a result, the underwriter or any other soliciting broker-dealer may be unable to provide a market for our securities, should they desire to do so, during certain periods while the warrants are exercisable.


                                 LEGAL MATTERS

     Certain legal matters have been passed upon for us as to U.S. law by Andrew
N. Bernstein, P.C., Greenwood Village, Colorado. The validity of our shares of common stock and our warrants offered by this prospectus and certain other legal matters have been passed on for us by Harney Westwood & Riegels as to British Virgin Islands law. Certain legal matters as to our PRC litigation have been passed upon for us by The Shenzhen Yatai Law Office, Shenzhen, China.


                                    EXPERTS

     Our audited historical financial statements of Quintalinux Limited, Tat Group and Li Group as of March 31, 1998, 1999 and 2000 and for each of the three years ended March 31, 2000 included in this prospectus have been audited by Moores Rowland, Hong Kong, independent auditors, as indicated in their report with respect thereto, and are included in reliance upon the authority of said firm as experts in auditing and accounting.


                            ADDITIONAL INFORMATION

     We have filed with the Securities and Exchange Commission a registration statement on Form F-1 under the Securities Act covering the warrants, the underwriter warrants and the underlying shares of common stock being offered. This prospectus does not contain all the information set forth in the registration statement, as permitted by the rules and regulations of the Commission.

     We are subject to the informational requirements of the Exchange Act as they apply to a foreign private issuer and are required to file reports and other information with the Commission. As a foreign private issuer, we are exempt under the Exchange Act from, among other things, the rules prescribing the furnishing and content of proxy statements and annual reports to shareholders. In addition, our officers, directors and principal shareholders are exempt from the reporting and short-swing profit recovery provisions set forth in Section 16 of the Exchange Act. We are also not required under the Exchange Act to file periodic reports and financial statements with the Commission as frequently or as promptly as United States companies whose securities are registered under the Exchange Act.

     Any reports we file, including the registration statement and all exhibits, may be inspected and copied at the public reference facilities maintained by the Commission at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549 and at the regional offices of the Commission located at 7 World Trade Center, 13th Floor, New York, New York 10048 and Citicorp Center, 500 West Madison Street, Chicago, Illinois 60601 upon payment of prescribed rates.

Index to Financial Statements

================================================================================

QUINTALINUX LIMITED
(Formerly Known As Quinta Development Limited)
Report of Independent Certified Public Accountants                                             F3

Consolidated Statements of Operations for the years ended March 31, 1998, 1999
 and 2000                                                                                      F4

Consolidated Balance Sheets as of March 31, 1999 and 2000                                      F5

Consolidated Statements of Changes in Stockholders' Equity for the years ended
 March 31, 1998, 1999 and 2000                                                                 F6

Consolidated Statements of Cash Flows for the years ended March 31, 1998, 1999
 and 2000                                                                                      F7

Notes to and Forming Part of the Consolidated Financial Statements                             F8 - F29


INTERACT CONTRACTING COMPANY LIMITED,
INTERACT (CHINA) DESIGN & CONTRACTING COMPANY LIMITED
AND UNI-ZONE HOLDINGS LIMITED ("TAT GROUP")

Report of Independent Certified Public Accountants                                             F30

Combined Statements of Operations for the years ended March 31, 1998, 1999 and 2000            F31

Combined Balance Sheets as of March 31, 1999 and 2000                                          F32

Combined Statements of Changes in Stockholders' Equity (Deficit) for the years
 ended March 31, 1998, 1999 and 2000                                                           F33

Combined Statements of Cash Flows for the years ended March 31, 1998, 1999 and 2000            F34

Notes to and Forming Part of the Combined Financial Statements                                 F35 - F53

Index to Financial Statements

================================================================================

PADO (HOLDINGS) LIMITED AND ITS SUBSIDIARIES,
GOOD PROMINENT TECHNOLOGY COMPANY LIMITED AND
GOOD PROMINENT TRADING LIMITED ("LI GROUP")

Report of Independent Certified Public Accountants                                             F54

Combined Statements of Operations for the years ended March 31, 1998, 1999 and 2000            F55

Combined Balance Sheets as of March 31, 1999 and 2000                                          F56

Combined Statements of Changes in Stockholders' Equity for the years ended March               F57
 31, 1998, 1999 and 2000

Combined Statements of Cash Flows for the years ended March 31, 1998, 1999 and 2000            F58

Notes to and Forming Part of the Combined Financial Statements                                 F59 - F75

              Report of Independent Certified Public Accountants

To the Stockholders and Board of Directors of Quintalinux Limited
(Formerly Known As Quinta Development Limited)
(incorporated in British Virgin Islands with limited liability)


     We have audited the accompanying consolidated balance sheets of Quintalinux Limited (formerly known as Quinta Development Limited) and its subsidiaries ("the Group") as of March 31, 1999 and 2000, and the related consolidated statements of operations, changes in stockholders' equity and cash flows for each of the years in the three year period ended March 31, 2000. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall consolidated financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, such consolidated financial statements, prepared on the basis of presentation as set out in notes 1 and 2 to the consolidated financial statements, present fairly, in all material respects, the consolidated financial position of the Group as of March 31, 1999 and 2000, and the consolidated results of its operations and cash flows for each of the years in the three year period ended March 31, 2000, in conformity with accounting principles generally accepted in the United States of America.


/s/ Moores Rowland
Moores Rowland
Chartered Accountants
Certified Public Accountants
Hong Kong

Dated :  July 28, 2000

Consolidated Statements of Operations
================================================================================

                  (Dollars in thousands except share amounts)

                                                                                    Years ended March 31,
                                                          ----------------------------------------------------------------
                                                                1998              1999              2000             2000
                                                                ----              ----              ----             ----
                                                                HK$               HK$               HK$              US$
Contract revenue                                              208,679           171,495           188,103           24,271
Contract costs                                               (167,557)         (127,905)         (139,639)         (18,018)
                                                          -----------       -----------      ------------     ------------

Gross profit                                                   41,122            43,590            48,464            6,253
                                                          -----------       -----------      ------------     ------------

Expenses
Selling, general and administrative                           (27,112)          (24,150)          (24,171)          (3,119)
Depreciation and amortization                                    (230)             (649)             (784)            (101)
                                                          -----------       -----------      ------------     ------------
                                                              (27,342)          (24,799)          (24,955)          (3,220)
                                                          -----------       -----------      ------------     ------------
Other operating income
Management fee income                                              84                57                53                7
Rental income                                                       -                 -               258               33
Project handling income                                             -                 -                93               12
                                                          -----------       -----------      ------------     ------------
                                                                   84                57               404               52
                                                          -----------       -----------      ------------     ------------

Operating income                                               13,864            18,848            23,913            3,085
                                                          -----------       -----------      ------------     ------------


Interest income                                                   122               192               128               17
Interest expense                                               (1,307)             (990)           (1,516)            (196)
                                                          -----------       -----------      ------------     ------------

                                                               (1,185)             (798)           (1,388)            (179)
                                                          -----------       -----------      ------------     ------------
Other income
Exchange gain                                                     108                 -                57                7
Debt forgiveness from suppliers                                     -               144                 3                1
Minority interest                                                   -                 -                92               12
Others                                                              7                33               256               33
                                                          -----------       -----------      ------------     ------------
                                                                  115               177               408               53
                                                          -----------       -----------      ------------     ------------

Income before income taxes                                     12,794            18,227            22,933            2,959
Income tax expense                                                  -            (1,200)             (893)            (115)
                                                          -----------       -----------      ------------     ------------


Net income                                                     12,794            17,027            22,040            2,844
Other comprehensive income - gross unrealized
 gain on marketable equity securities                               -                 -               969              125
                                                          -----------       -----------      ------------     ------------
Comprehensive income                                           12,794            17,027            23,009            2,969
                                                          ===========       ===========      ============     ============

Net income per share
Weighted average number of shares outstanding
Basic                                                       4,825,000         4,831,932         5,985,808        5,985,808
                                                          ===========       ===========      ============     ============

Net income per share of common stock                          HK$2.65           HK$3.52           HK$3.68          US$0.48
                                                          ===========       ===========      ============     ============

The accompanying notes are an integral part of these consolidated financial statements.

Consolidated Balance Sheets
================================================================================

                            (Dollars in thousands)

                                                                                                   As of March 31,
                                                                                   -----------------------------------------------
                                                                                          1999            2000           2000
                                                                                          ----            ----           ----
                                                                   Notes                  HK$             HK$             US$
ASSETS
Current assets
Cash and cash equivalents                                                                  438           5,421            699
Restricted cash                                                       6                  1,819          11,150          1,439
Accounts receivable, net of allowance for doubtful accounts
 HK$5,762 in 1998 and HK$6,006 in 1999 and HK$7,049 in 2000          11d                15,074          76,026          9,810
Due from customers for contract work                                  4                 16,802          24,219          3,125
Retention money receivable                                                               2,914           5,816            751
Inventories                                                                                875           2,018            260
Due from related parties                                             11                 33,297               -              -
Deposit outward                                                                            710             581             75
Prepayments and other current assets                                                     2,409           3,348            432
Prepaid taxes                                                                                -              50              7
                                                                                   -----------      ----------       --------

Total current assets                                                                    74,338         128,629         16,598
Property, plant and equipment, net                                    5                  2,559          40,520          5,228
Marketable equity securities                                          9                      -          12,594          1,625
Deferred offering costs                                               2b                 1,465           5,355            691
Goodwill                                                                                     -           1,025            132
                                                                                   -----------      ----------       --------

Total assets                                                                            78,362         188,123         24,274
                                                                                   ===========      ==========       ========

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities
Bank overdraft                                                        6                  9,910           9,589          1,237
Bank loans, current                                                   7                      -           4,197            542
Accounts and bills payable - trade                                                      38,109          90,530         11,681
Capital lease obligations, current                                    8                     40              75             10
Accrued expenses and other payable                                                       1,239           5,434            701
Contract work deposit from customers                                  4                  1,587           1,819            235
Other deposits received                                                                      -             176             23
Retention money payable                                                                    171             306             39
Due to related parties                                               11                    416           3,076            397
Income taxes payable                                                                     1,120           1,560            201
Accrued deferred offering costs                                                          1,040           1,784            230
Loan payable                                                                               458             458             59
                                                                                   -----------      ----------       --------
Total current liabilities                                                               54,090         119,004         15,355

Bank loans, non-current                                               7                      -           6,030            778
Capital lease obligations, non-current                                8                     38              17              2
Deferred taxation                                                                            -              37              5
                                                                                   -----------      ----------       --------
Total liabilities                                                                       54,128         125,088         16,140
                                                                                   -----------      ----------       --------
Minority interest                                                                            -            (150)           (19)
                                                                                   -----------      ----------       --------

Commitments and contingencies                                    12, 13
Stockholders' equity
Common stock                                                      1, 10                    375             620             80
Additional paid-in capital                                                               2,627          18,324          2,364
Accumulated other comprehensive income                                                       -             969            125
Retained earnings                                                                       21,232          43,272          5,584
                                                                                   -----------      ----------       --------

Total stockholders' equity                                                              24,234          63,185          8,153
                                                                                   -----------      ----------       --------

Total liabilities and stockholders' equity                                              78,362         188,123         24,274
                                                                                   ===========      ==========       ========

The accompanying notes are an integral part of these consolidated financial statements.

Consolidated Statements of Changes in Stockholders' Equity
================================================================================

                  (Dollars in thousands except share amounts)

                                      Common Stock
                           ------------------------------                     Accumulated
                                                              Additional         other
                             Number of                          paid-in      comprehensive      Retained
                               shares         Amount            capital         income          earnings             Total
                           --------------  --------------  ---------------  ---------------  -------------  ------------------------
                                                 HK$             HK$               HK$            HK$           HK$            US$
Balance as of March
 31, 1997 (Note (1))              10,000               1                 -             -              -             1             1

Issue of shares (Note
 (2))                          4,815,000             373             2,627             -         (8,589)       (5,589)         (722)

Net income                             -               -                 -             -         12,794        12,794         1,651
                           -------------   -------------   ---------------  ------------     ----------     ---------    ----------

Balance as of March
 31, 1998                      4,825,000             374             2,627             -          4,205         7,206           930

Issue of shares at par
 value                            10,000               1                 -             -              -             1             -

Net income                             -               -                 -             -         17,027        17,027         2,197
                           -------------   -------------   ---------------  ------------     ----------     ---------    ----------


Balance as of March
 31, 1999                      4,835,000             375             2,627             -         21,232        24,234         3,127

Issue of shares
    (Note (3))                 2,985,000             231            14,784             -              -        15,015         1,937

Issue of shares
    (Note (4))                   180,000              14               913             -              -           927           120

Gross unrealized gain
 on marketable equity
 securities                            -               -                 -           969              -           969           125

Net income                             -               -                 -             -         22,040        22,040         2,844
                           -------------   -------------   ---------------  ------------     ----------     ---------    ----------

Balance as of March
 31, 2000                      8,000,000             620            18,324           969         43,272        63,185         8,153
                           =============   =============   ===============  ============     ==========     =========    ==========

Note:
-----
(1) Share amount has been adjusted to reflect the share split of 100 for 1 and the reduction in par value from US$1 to US$0.01 per share effected on July 3, 1998.

(2) Adjusted to reflect issuance of 4,815,000 shares of common stock of the Company in exchange for the outstanding common stock of Tat Group effected on November 19, 1999.

(3) Issuance of 2,985,000 shares of common stock of the Company in exchange for the outstanding common stock of Li Group effected on November 19, 1999.

(4) Issuance of 180,000 shares of common stock of the Company in exchange for 72.5% equity interest in LSSL effected on November 24, 1999.

The accompanying notes are an integral part of these consolidated financial statements.

Consolidated Statements of Cash Flows
================================================================================

                            (Dollars in thousands)

                                                                                                     Years ended March 31,
                                                                                  --------------------------------------------------
                                                                                        1998          1999          2000        2000
                                                                                     -------       -------       -------     -------
                                                                                       HK$           HK$           HK$          US$
Cash flows from operating activities
Net income                                                                            12,794        17,027        22,040      2,844
Adjustment to reconcile net income to net cash provided by (used in)
 operating activities
 Depreciation of property, plant and equipment                                           230           649           729         94
 Amortization                                                                              -             -            55          7
 Allowance for doubtful accounts                                                       5,762           244             9          1
 Loss on disposal of property, plant and equipment                                         2           369            44          6
Minority interest                                                                          -             -           (92)       (12)
Changes in operating assets and liabilities:
 Accounts receivable                                                                  (1,013)        3,979       (51,301)    (6,619)
 Due from customers for contract work                                                 (8,399)       (1,915)       (7,189)      (928)
 Retention money receivable                                                              194         1,135        (2,082)      (269)
 Inventories                                                                             788             8          (452)       (58)
 Due from related parties                                                            (17,170)       (1,587)       16,660      2,150
 Deposit outward                                                                         919           364           129         17
 Prepayments and other current assets                                                  1,647          (382)          155         20
 Accounts and bills payable - trade                                                   14,641       (13,669)       35,511      4,582
 Accrued expenses and other payable                                                    2,067        (1,735)       (4,164)      (537)
 Contract work deposit from customers and other deposits received                     (6,796)       (4,691)       (5,287)      (682)
 Retention money payable                                                                  60           111           135         17
 Due to related parties                                                               (6,954)          167        12,661      1,633
 Taxation                                                                                  -         1,120           121         16
                                                                                  ----------     ---------     ---------   --------
 Net cash provided by (used in) operating activities                                  (1,228)        1,194        17,682      2,282
                                                                                  ----------     ---------     ---------   --------
Cash flows from investing activities
 Purchase of property, plant and equipment                                              (112)       (2,705)       (1,266)      (163)
 Proceeds on disposal of property, plant and equipment                                     2            65             -          -
 Acquisitions, net of cash acquired                                                    2,845             -            79         10
                                                                                  ----------     ---------     ---------   --------
 Net cash provided by (used in) investing activities                                   2,735        (2,640)       (1,187)      (153)
                                                                                  ----------     ---------     ---------   --------
Cash flows from financing activities
 Common stock issued                                                                       -             1             -          -
 Loan acquired                                                                             -             -         7,700        994
 Repayment of amounts borrowed                                                             -             -          (191)       (25)
 Repayment of capital lease obligations                                                  (96)         (105)          (66)        (9)
 Restricted cash                                                                         (51)          (45)       (7,031)      (907)
 Bank overdraft                                                                         (554)        1,193        (8,778)    (1,133)
 Deferred offering costs                                                                   -          (425)       (3,146)      (406)
 Increase in loan payable                                                                  -           458             -          -
                                                                                  ----------     ---------     ---------   --------
 Net cash provided by (used in) financing activities                                    (701)        1,077       (11,512)    (1,486)
                                                                                  ----------     ---------     ---------   --------

Net (decrease) increase in cash and cash equivalents                                     806          (369)        4,983        643
Cash and cash equivalents, as of beginning of period                                       1           807           438         56
                                                                                  ----------     ---------     ---------   --------
Cash and cash equivalents, as of end of period                                           807           438         5,421        699
                                                                                  ==========     =========     =========   ========

Supplemental disclosure of cash flow information
 Cash paid for interest                                                                1,307           990         1,516        196
                                                                                  ==========     =========      ========   ========

 Cash paid for taxes                                                                       -            80           726         94
                                                                                  ==========     =========     =========   ========

Non-cash transaction
Common stock issued for acquisitions                                                     373             -           245         31
Purchase of equipment under capital lease                                                  -            77             -          -
Accrual of deferred offering costs                                                         -         1,040           744         96
Transfer-in of property from stockholder                                                   -             -        27,000      3,484
Transfer-in of marketable equity securities from stockholder                               -             -        11,625      1,500
                                                                                  ==========     =========     =========   ========

The accompanying notes are an integral part of these consolidated financial statements.

Notes to and Forming Part of the Consolidated Financial Statements
================================================================================

                  (Dollars in thousands except share amounts)


1.   BASIS OF FINANCIAL STATEMENTS PRESENTATION AND REORGANIZATION

     The Company was incorporated in the British Virgin Islands on January 8, 1997 as a limited liability company and was known as Quinta Development Limited. On February 3, 2000, pursuant to a resolution passed by the Board of Directors, the Company changed its name to Quintalinux Limited. The change of name was approved by the Registrar of Companies of the British Virgin Islands on February 17, 2000. As of March 31, 1999, the Company has authorized and outstanding common stock of 100,000,000 shares and 20,000 shares of US$0.01 each respectively (see note 10 for further details). 9,000 outstanding shares, representing 45% of the Company's issued common stock, are issued to each of Mr. CHU Tat ("Mr. Chu") and Mr. Perick LI Wai Ho ("Mr. Li"). Another 2,000 outstanding shares representing the remaining 10% of the Company's issued common stock are issued to other third parties.

     Mr. Chu is the principal stockholder of Interact Contracting Company Limited; Interact (China) Design & Contracting Company Limited and Uni-Zone Holdings Limited, hereinafter collectively referred to as (the "Tat Group").

     Mr. Li is the principal stockholder of Pado (Holdings) Limited and its subsidiary companies, namely Pado Contracting Company Limited and Good Prominent Engineering Company Limited, Good Prominent Technology Company Limited and Good Prominent Trading Limited, hereinafter collectively referred to as (the "Li Group").

     Pursuant to the Share Exchange Agreements entered into between the Company and the stockholders of Tat Group and Li Group on November 5, 1999, each of the stockholders of the Tat Group and Li Group transferred his controlling interest in the outstanding common stock of each of the companies comprising the Tat Group and the Li Group respectively in exchange for 61.57% and 38.17% of the enlarged outstanding shares of common stock of the Company. The transaction was completed on November 19, 1999 when the Company became the holding company of all companies comprising the Tat Group and the Li Group.

     Pursuant to the Share Exchange Agreement entered into between the Company and the stockholders of Linux System Solution Limited ("LSSL") on November 11, 1999, the Company issued a further 180,000 shares, representing 2.25% of the enlarged outstanding shares of common stock of the Company, to certain LSSL's stockholders, one of whom is Mr. Li in exchange for their 72.5% equity interest in LSSL. The transaction was completed on November 24, 1999.

     Upon completion of the above acquisitions, the Company has outstanding 8,000,000 shares of common stock of which 60.3% and 38.2% are owned by Mr. Chu and Mr. Li respectively.

     As of March 31, 2000, authorized common stock amounted to 100,000,000 shares at par value of US$0.01 each, issued and outstanding amounted to 8,000,000 shares at par value of US$0.01.

     Acquisition of the Tat Group, for accounting purposes, has been treated as the acquisition of the Company by the Tat Group with the Tat Group as the accounting acquirer ("reverse acquisition"). On this basis, the historical stockholders' equity amounts since April 1, 1997 has been retroactively restated to reflect the equivalent number of shares of common stock of the Company issued for acquisition with the difference between par value of the Company's and Tat Group's common stock reported in additional paid-in capital. The historical financial statements prior to November 19, 1999, are those of the Tat Group.

Notes to and Forming Part of the Consolidated Financial Statements
================================================================================

                  (Dollars in thousands except share amounts)


1.   BASIS OF FINANCIAL STATEMENTS PRESENTATION AND REORGANIZATION
     (Continued)

     Acquisitions of the Li Group and LSSL have been accounted for using the purchase method of accounting. The purchase method of accounting allocates the aggregate purchase price to the assets acquired and liabilities assumed based upon their respective fair value.

     The following supplementary unaudited pro forma condensed consolidated statement of operations information for the years ended March 31, 1999 and 2000 give effect to the acquisitions of Li Group and LSSL as if such acquisitions had occurred at the beginning of each period. All significant inter-company transactions have been eliminated.

     The supplemental unaudited pro form presentation does not purport to be indicative of what the Group's actual results would have been assuming the acquisitions mentioned above had been completed at the beginning of each period, nor does it purport to be indicative of results of operations that may be achieved in the future.

                                                                                    Years ended March 31,
                                                                    ---------------------------------------------------
                                                                             1999               2000               2000
                                                                              HK$                HK$                US$
Operating revenue                                                         215,559            201,343             25,980
                                                                    =============     ==============     ==============

Operating income before interest and income tax                            21,716             25,681              3,314

Net interest expenses                                                      (2,711)            (2,143)              (277)
                                                                    -------------     --------------     --------------

Income before income taxes                                                 19,005             23,538              3,037

Income tax expense                                                         (1,550)              (893)              (115)
                                                                    -------------     --------------     --------------

Net income                                                                 17,455             22,645              2,922

Other comprehensive income                                                      -                969                125
                                                                    -------------     --------------     --------------

Comprehensive income                                                       17,455             23,614              3,047
                                                                    =============     ==============     ==============

Net income per share                                                      HK$2.18            HK$2.83            US$0.37
                                                                    =============     ==============     ==============


Shares used in computing net income per share                           8,000,000          8,000,000          8,000,000
                                                                    =============     ==============     ==============

Notes to and Forming Part of the Consolidated Financial Statements
================================================================================

                  (Dollars in thousands except share amounts)


1.   BASIS OF FINANCIAL STATEMENTS PRESENTATION AND REORGANIZATION
     (Continued)

     The Company has had no operation since its incorporation and is used as an investment holding company. The Company had entered into a letter of intent for the proposed public offerings and has incurred certain deferred offering costs that are being deferred until the consummation of the offering, at which time they will be charged against the additional paid-in capital. If the offering is not consummated, the deferred offering costs will be expensed.

     Details of each of the companies comprising the Tat and Li Groups and their principal activities as of March 31, 1999 and 2000 are summarized below:

                                                                                       Equity interest
                                                 Date of             Place of             owned by              Principal
Name of company                               incorporation        incorporation         the Company           activities
---------------                               -------------        -------------         -----------           ----------
                                                                                     Direct     Indirect
Interact Contracting Company Limited           January 21, 1992          Hong Kong      100%                     construction,
                                                                                                                  engineering,
                                                                                                                decoration and
                                                                                                                 designs works

Interact (China) Design & Contracting         December 20, 1994          Hong Kong      100%                           general
 Company Limited                                                                                               contracting and
                                                                                                              the provision of
                                                                                                               decoration work
                                                                                                                    in the PRC

Uni-Zone Holdings Limited                          May 19, 1994          Hong Kong      100%                design, supply and
                                                                                                               installation of
                                                                                                             carpet and raised
                                                                                                                  floor system

Pado Contracting Company Limited              December 16, 1983          Hong Kong                   100%      renovation work

Pado (Holdings) Limited                          March 11, 1993          Hong Kong      100%                investment holding

Good Prominent Technology Company                April 18, 1990          Hong Kong      100%                  construction and
 Limited                                                                                                       installation of
                                                                                                                light emitting
                                                                                                                         diode

Good Prominent Engineering Company              October 1, 1992          Hong Kong                   100%          trading and
 Limited                                                                                                       installation of
                                                                                                            lighting materials

Good Prominent Trading Limited                December 28, 1987          Hong Kong      100%                        trading of
                                                                                                            building materials

     As of March 31, 2000, the Company also held an 72.5% interest in the issued ordinary share capital of LSSL, a company incorporated in Hong Kong on April 23, 1999 and is engaged in the provision of professional consulting and support services, systems integration and application development for Linux operating systems.

Notes to and Forming Part of the Consolidated Financial Statements
================================================================================

                            (Dollars in thousands)


2.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     (a)  Basis of accounting
          The consolidated financial statements are presented in Hong Kong dollars and have been prepared in accordance with accounting principles generally accepted in United States of America.

     (b)  Deferred offering costs
          In connection with the proposed public offerings, the Company has and will continue to incur certain costs associated with these offerings. These costs will be deferred and offset against the proceeds from the sale of the securities, if the offering is successful, or expensed in operations, if the offering is unsuccessful.

     (c)  Principles of consolidation
          The consolidated financial statements include the financial statements of the Company and all of its subsidiaries.

          The acquisition of Tat Group has been accounted for on a "reverse acquisition" basis with the Tat Group as the accounting acquirer. The acquisition was treated as if it was consummated on April 1, 1997. The acquisitions of Li Group and LSSL have been dealt with using the purchase method of accounting.

          All material intercompany balances and transactions have been eliminated on consolidation.

     (d)  Cash and cash equivalents
          Cash and cash equivalents include cash on hand, demand deposits with banks and highly liquid debt instruments with an original maturity of three months or less.

     (e)  Inventories
          Inventories are stated at the lower of cost or net realizable value. Cost comprises purchase cost of building materials and is calculated using the first-in, first-out method.

     (f)  Marketable equity securities
          Investments in marketable equity securities represents available-for-sale securities and are stated at fair value, with unrealised gains and losses reported as a component of accumulated other comprehensive income.

     (g)  Property, plant and equipment and depreciation
          Property, plant and equipment are stated at cost less accumulated depreciation. The cost of an asset comprises of its purchase price and any directly attributable costs of bringing the asset to its present working condition and location for its intended use. Expenditure incurred after the property, plant and equipment have been put into operation, such as repairs and maintenance, is charged to the statement of operations in the period in which it is incurred. In situations where it can be clearly demonstrated that the expenditure has resulted in an increase in the future economic benefits expected to be obtained from the use of the property, plant and equipment, the expenditure is capitalized, as an additional cost of property, plant and equipment.

          When assets are sold or retired, their costs and accumulated depreciation are eliminated from the accounts and any gain or loss resulting from their disposal is included in statement of operations.

Notes to and Forming Part of the Consolidated Financial Statements
================================================================================

                            (Dollars in thousands)


2.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

     (g) Property, plant and equipment and depreciation (Continued) Depreciation is provided to write off the cost of property, plant and equipment, over their estimated useful lives and after taking into account their estimated residual value, using the reducing balance method, at the following rates per annum:

               Yacht                              20%
               Leasehold and buildings            0.75% or over the remaining
                                                   term of relevant leases, if
                                                   shorter
               Furniture and fixtures             20%
               Motor vehicles                     30%
               Plant and machinery                20%
               Others and computer equipment      20%

          Assets held under capital lease contracts are depreciated over their expected useful lives on the same basis as owned assets.

     (h)  Goodwill
          Goodwill represents the excess of the cost of companies acquired over the fair value of their net assets at dates of acquisition and is amortized on a straight-line method over 7 years.

     (i)  Income taxes
          The Group accounts for income tax under the provisions of Statement of Financial Accounting Standards ("SFAS") No. 109, which requires recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been included in the financial statements or tax returns. Deferred income taxes are provided using the liability method. Under the liability method, deferred income taxes are recognized for all significant temporary differences between the tax and financial statements based of assets and liabilities.

     (j)  Operating leases
          Leases where substantially all the rewards and risks of ownership of assets remain with the leasing company are accounted for as operating leases. Rentals payable under operating leases are charged to statement of operations on a straight-line basis over the lease terms.

     (k)  Capital lease obligations
          Where assets are acquired under capital lease, the amounts representing the outright purchase price of such assets are included in property, plant and equipment and the corresponding liabilities, net of finance charges, are recorded as capital lease obligations. Depreciation is provided on the cost of the assets on a reducing balance method over their estimated useful lives and after taking into account their estimated residual value as set out in note 2(g) above. Finance charges implicit in the purchase payments are charged to statement of operations over the periods of the contracts so as to produce an approximately constant periodic rate of charge on the remaining balances of the obligations for each accounting period.

     (l)  Related parties
          Parties are considered to be related if one party has the ability to control the other party or exercise significant influence over the other party in making financial and operating decisions.

Notes to and Forming Part of the Consolidated Financial Statements
================================================================================

                            (Dollars in thousands)


2.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

     (m)  Revenue recognition
          Revenue is recognized when it is probable that the economic benefits will flow to the Group and when the revenue can be measured reliably.

          Revenue from contract works is recognized on the percentage of completion method and in situations where the outcome of the contract works cannot be estimated reliably, revenue from such contract works is recognized only to the extent of the contract costs incurred that it is probable will be recoverable.

          Sale of goods is recognized when goods are delivered and title has passed.

          Management and design fees received are recognized in the period when services are rendered.

     (n)  Foreign currencies
          The books and records of the Group are maintained in Hong Kong dollars. Monetary assets and liabilities denominated in foreign currencies have been translated to Hong Kong dollars using the approximate rates prevailing at the balance sheet dates. Transactions in foreign currencies have been converted at the approximate rates prevailing at the dates of transactions. The exchange gains or losses have been credited or charged to the statement of operations.

          For the convenience of the readers of these consolidated financial statements, translation of amounts from Hong Kong dollars (HK$) into United States dollars (US$) has been made at the exchange rate of US$1.00 = HK$7.75 on March 31, 2000. No representation is made that the Hong Kong dollars amounts could have been or could be, converted into the United States dollars at that rate on March 31, 2000 or at any other rates.

     (o)  Construction contracts
          When the outcome of a construction contract can be estimated reliably, contract costs and revenue are recognized as expenses and income by reference to the stage of completion of the contract activity at the balance sheet date. When it is probable that total contract costs will exceed total contract revenue, the expected loss is recognized as an expense immediately. Whilst most of the contracts undertaken follow the percentage of completion method, in rare cases where lack of dependable estimates or inherent hazards cause forecasts to be doubtful, the completed contract method is adopted.

          Construction contracts in progress at the balance sheet date are recorded in the consolidated balance sheet at the net amount of costs incurred plus attributable profits less foreseeable losses and progress billings, and represented in the consolidated balance sheet as due from customers for contract work (as an asset) or contract work deposit from customers (as a liability), as applicable.

     (p)  Use of estimates
          The preparation of the consolidated financial statements in conformity with generally accepted accounting principles in the United States of America requires management to make estimates and assumptions that affect certain reported amounts and disclosures. Accordingly, actual amounts could differ from those estimates.

Notes to and Forming Part of the Consolidated Financial Statements
================================================================================

                            (Dollars in thousands)


2.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

     (q)  Fair value of consolidated financial statements
          The carrying amounts of the Group's cash, accounts receivable, accounts payable and accrued expenses approximate their fair values because of the short term maturity of those instruments.

     (r)  Comprehensive income
          The Group adopted SFAS No. 130, "Reporting Comprehensive Income" which establishes standards for reporting and display of comprehensive income and its components in a full set of general purpose financial statements.

     (s)  Earnings per share (Net income per share)
          According to the requirements of SFAS No. 128, "Earnings Per Share," basic earnings per share are computed by dividing income available to common stockholders by the weighted-average number of common shares outstanding. The computation of diluted earnings per share is similar to the computation of basic earnings per share except that the weighted-average number of shares outstanding is adjusted to include estimates of additional shares that would be issued if potentially dilutive common shares had been issued. In addition, income available to common stockholders is adjusted to include any changes in income or loss that would result from the assumed issuance of the dilutive common shares. There were no diluted securities outstanding during any of the periods.

     (t)  Accounting pronouncements
          Segment information
          On April 1, 1999, the Group adopted SFAS No. 131, "Disclosures about Segments of an Enterprise and Related Information", which supersedes SFAS No. 14, "Financial Reporting Segments of a Business Enterprise", and establishes standards for the way that public enterprises report information about operating segments in financial statements. It also establishes standards for disclosures regarding products and services, geographic areas and major customers. SFAS No. 131 defines operating segments as components of an enterprise about which separate financial information is available that is evaluated regularly by the chief operating decision maker in deciding how to allocate resources and in assessing performance.

          Costs of start-up activities
          As of April 1, 1999, the Group adopted Statement of Position ("SOP") 98-5, "Reporting on the Costs of Start-up Activities", which requires costs of start-up activities to be expensed as incurred. This statement is effective for fiscal years beginning after December 15, 1998. The statement requires previously capitalized costs related to start-up activities to be expensed as a cumulative effect of a change in accounting principle when the statement is adopted. The adoption of this new standard did not have a significant effect on the Group's financial position or results of operations.

Notes to and Forming Part of the Consolidated Financial Statements
================================================================================

                            (Dollars in thousands)


2.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

     (t)  Accounting pronouncements (Continued)
          Costs of computer software
          As of April 1, 1999, the Group adopted SOP 98-1, "Accounting for the Costs of Computer Software Developed or Obtained for Internal Use", which establishes new accounting and reporting standards for the costs of computer software developed or obtained for internal use. This statement will be applied prospectively and is effective for fiscal years beginning after December 15, 1998. The impact of this new standard did not have a significant effect on the Group's financial position or results of operations.

          New accounting standards not yet adopted
          In February 1998, SFAS No. 132, "Employer's Disclosures about Pensions and Other Postretirement Benefits" amended the disclosure requirements for pensions and other postretirement benefits. The Group does not expect the adoption to have significant change on the Group's financial statement disclosures.

          In June 1999, the Financial Accounting Standards Board issued SFAS No. 137, "Accounting for Derivative Instruments and Hedging Activities" which delayed the effective date of SFAS No. 133 "Accounting for Derivative Instruments and Hedging Activities" for one year. SFAS No. 133 provides guidance for the recognition and measurement of derivatives and hedging activities. It requires an entity to record, at fair value, all derivatives as either assets or liabilities in the balance sheet, and it establishes specific accounting rules for certain types of hedges. SFAS No. 133 is now effective for fiscal years beginning after June 15, 2000 and will be adopted by the Group when required, if not earlier. The adoption of this new standard did not have a significant impact on the Group's financial position or results of operations.

          In December 1999, the Securities and Exchange Commission issued Staff Accounting Bulletin ("SAB") 101, "Revenue recognition in financial statements", which provides guidance on applying generally accepted accounting principles for recognizing revenue. SAB 101 is effective for fiscal years beginning after December 15, 1999. The impact, if any, of adopting SAB 101 on the Group's consolidated financial position, results of operations and cash flows, has not been determined.

Notes to and Forming Part of the Consolidated Financial Statements
================================================================================

                            (Dollars in thousands)


3.   OPERATING RISKS

     (a)  Concentration of major customers and suppliers


                                                                                             Years ended March 31,
                                                                          ---------------------------------------------------------
                                                                                 1998           1999           2000            2000
                                                                              -------        -------        -------          ------
                                                                                  HK$            HK$            HK$             US$
          Major customers with revenues of more than 10% of
           contract revenue

            Sales to major customers                                          128,566        168,104        111,365          14,370
            Percentage of contract revenue                                         62%            98%            59%             59%
            Number                                                                  3              2              2               2

          Major suppliers with purchases of more than 10% of contract cost

            Purchases from major suppliers                                     35,474         99,643              -               -
            Percentage of contract cost                                            21%            78%             -               -
            Number                                                                  2              2              -               -

          Accounts receivable related to the Group's major customers was 55% and 66% of all accounts receivable as of March 31, 1999 and 2000 respectively. In addition, the Group has another customer whose accounts receivable represents approximately 14% and nil of accounts receivable as of March 31, 1999 and 2000 respectively.

          Credit risk represents the accounting loss that would be recognized at the reporting date if counterparties failed completely to perform as contracted. Concentrations of credit risk (whether on or off balance sheet) that arise from financial instruments exist for groups of customers or counterparties when there are similar economic characteristics that would cause their ability to meet contractual obligations to be similarly affected by changes in economic or other conditions. The major concentration of credit risk arises from the Group's receivables. Even though the Group does have a major customer, it does not consider itself exposed to significant credit risk with regards to collection of the related receivable.

Notes to and Forming Part of the Consolidated Financial Statements
================================================================================

                            (Dollars in thousands)

3.   OPERATING RISKS (Continued)

     (b)  Country risks
          The Group may also be exposed to the risks as a result of its contracting and decoration operation being located in the People's Republic of China ("PRC"). This includes risks associated with, among others, the political, economic and legal environments and foreign currency exchange. The Group's results may be adversely affected by changes in the political and social conditions in the PRC, and by changes in governmental policies with respect to laws and regulations, anti-inflationary measures, currency conversion and remittance abroad, and rates and methods of taxation, among other things. The Group's management does not believe these risks to be significant. There can be no assurance, however, that changes in political, social and other conditions will not result in any adverse impact.

     (c)  Cash and time deposits
          The Group maintains its cash balances and investments in time deposits with various banks and financial institutions located in Hong Kong. In common with local practice, such amounts are not insured or otherwise protected should the financial institutions be unable to meet their liabilities. There has been no history of credit losses.


4.   CONSTRUCTION CONTRACTS

                                                                                March 31,
                                                           -------------------------------------------------
                                                                    1999              2000              2000
                                                                --------          --------           -------
                                                                     HK$               HK$               US$
     Accumulated contract costs incurred                         151,633           265,842            34,302
     Add:   Attributable profits                                  45,555            56,246             7,257
                                                           -------------     -------------     -------------

                                                                 197,188           322,088            41,559
     Less:  Progress payments
            received/receivable                                 (181,973)         (299,688)          (38,669)
                                                           -------------     -------------     -------------

                                                                  15,215            22,400             2,890
                                                           =============     =============     =============
     Amounts disclosed as:
     Due from customers for contract work                         16,802            24,219             3,125
     Contract work deposit from customers                         (1,587)           (1,819)             (235)
                                                           -------------     -------------     -------------

                                                                  15,215            22,400             2,890
                                                           =============     =============     =============

Notes to and Forming Part of the Consolidated Financial Statements
================================================================================

                            (Dollars in thousands)


5.   PROPERTY, PLANT AND EQUIPMENT, NET

                                                                  March 31,
                                              -----------------------------------------------
                                                     1999               2000             2000
                                                   ------             ------            -----
                                                HK$                      HK$              US$
     Yacht                                              -              1,301              168
     Leasehold land and buildings                       -             37,632            4,856
     Furniture and fixtures                         2,545              4,618              596
     Motor vehicles                                   230                745               96
     Plant and machinery                                -                234               30
     Others and computer equipment                    886              1,910              246
                                              -----------      -------------      -----------

                                                    3,661             46,440            5,992
     Accumulated depreciation                      (1,102)            (5,920)            (764)
                                              -----------      -------------      -----------

                                                    2,559             40,520            5,228
                                              ===========      =============      ===========


6.   BANKING FACILITIES

     The Group had various letters of credit and overdraft under banking facilities as of March 31, 1999 and 2000 as follows:

                                                                      March 31,
                                                   ---------------------------------------------
                                                          1999              2000            2000
                                                        ------            ------           -----
                                                           HK$               HK$             US$
     Facilities granted
     Letter of credit and import loans                  17,800            22,600           2,917
     Overdrafts                                         10,200            21,500           2,774
                                                   ===========     =============     ===========

     Utilized
     Letter of credit and import loans                   9,289            20,757           2,678
     Overdrafts                                          9,910             9,589           1,237
                                                   ===========     =============     ===========

     Unutilized facilities
     Letter of credit and import loans                   8,511             1,843             239
     Overdrafts                                            290            11,911           1,537
                                                   ===========     =============     ===========

     The bank overdrafts are denominated in Hong Kong dollars, bear interest at the floating commercial bank lending rates in Hong Kong, which ranged from 10.25% to 11.75% per annum as of March 31, 1999 and 2000 and are renewable annually with the consent of the relevant banks.

Notes to and Forming Part of the Consolidated Financial Statements
================================================================================

                            (Dollars in thousands)

6.   BANKING FACILITIES (Continued)

     Under the banking facilities arrangements, the Group's banking facilities are collateralized by unlimited personal guarantee of the directors and leasehold land and buildings owned by the Group. In addition, the Group is required to maintain certain cash balances based on the amount of facilities granted. These balances are reflected as restricted cash in the consolidated financial statements.

     Key financial covenant provide that facilities granted to the Group must not exceed a certain percentage of the market value of leasehold land and buildings collateralized. As of March 31, 1999 and 2000, the Group was not in violation of the key financial covenant.


7.   BANK LOANS

                                                                                              March 31,
                                                                               ------------------------------------
                                                                                    1999          2000         2000
                                                                                 -------        ------        -----
                                                                                     HK$           HK$          US$
     Bank loans, bear interest ranging from 1.75% to 3% over
      the prime rate (8.75% as of March 31, 2000) and matures
      on June, August and December 2001, January 2002 and May
      2004                                                                             -        10,227         1,320
     Less: Amount due within one year
          included under current liabilities                                           -        (4,197)         (542)
                                                                               ---------    ----------    ----------

                                                                                       -         6,030          778
                                                                               =========    ==========    =========

     Expected maturities of bank loans are as follows:

                                                           March 31, 2000
                                                    --------------------------
                                                         HK$             US$

     2001                                                 4,197            542
     2002                                                 5,068            654
     2003                                                   406             52
     2004                                                   451             58
     Thereafter                                             105             14
                                                    -----------      ---------

     Total                                               10,227          1,320
                                                    -----------      ---------

Notes to and Forming Part of the Consolidated Financial Statements
================================================================================

                            (Dollars in thousands)


8.   CAPITAL LEASE OBLIGATIONS

     The Group leased certain equipment under agreements classified as capital lease. Equipment under these leases has a cost of HK$256 and accumulated depreciation of approximately HK$117 as of March 31, 1999. The following is a schedule of future minimum lease payments under capital lease as of March 31, 1999 and 2000.

                                                                                         March 31,
                                                                       -------------------------------------------
                                                                            1999              2000            2000
                                                                             HK$               HK$             US$
     Future minimum lease payments                                            97               123              16
     Less: Amount representing interest                                      (19)              (31)             (4)
                                                                       ---------       -----------       ---------

     Present value of net minimum lease payments                              78                92              12
     Less: Current portion                                                   (40)              (75)            (10)
                                                                       ---------       -----------       ---------
                                                                              38                17               2
                                                                       =========       ===========       =========

  Expected maturities of capital lease are as follows:

                                                    March 31,
                                   -----------------------------------------
                                        1999             2000           2000
                                         HK$              HK$            US$
     2000                                 40                -              -
     2001                                 21               75             10
     2002                                 17               17              2
                                   ---------      -----------      ---------
                                          78               92             12
                                   =========      ===========      =========

9.   MARKETABLE EQUITY SECURITIES

     Investment in marketable equity securities as of March 31, 2000 is as follows:

                                                                       Gross
                                                                    unrealized
                                                                       gain                Fair value
                                                                 ---------------    --------------------------

                                                                             HK$            HK$            US$
     Available-for-sale securities - common stock                            969         12,594          1,625
                                                                 ===============    ===========    ===========

Notes to and Forming Part of the Consolidated Financial Statements
--------------------------------------------------------------------------------

                  (Dollars in thousands except share amounts)


10.  COMMON STOCK

     The Company was originally incorporated with authorized and outstanding shares of common stock of 50,000 shares and 100 shares respectively, at par value of US$1 each. On July 3, 1998, the Board of Directors of the Company approved a 100 for 1 share split (the "Share Split") and as a result, the Company's then authorized and outstanding shares of common stock was changed from 50,000 shares and 100 shares with a par value of US$1 each to 5,000,000 shares and 10,000 shares with a par value of US$0.01 each respectively.

     On the same date, the Board of Directors of the Company had also approved that the authorized common stock of the Company be increased from US$50 to US$1,000 by the creation of additional 95,000,000 shares of US$0.01 each and such shares shall rank pari passu in all respects with the existing shares.

     On July 22, 1998, the Company issued another 10,000 shares of par value of US$0.01 each at par consideration to the then existing shareholders in same proportion as to their existing shareholdings.

     Pursuant to the Share Exchange Agreements entered into between the Company and the Stockholders of Tat Group and Li Group on November 5, 1999, the Company issued 1,991,000 and 2,824,000 shares to Asian Progress Holdings Limited and Muehl Product and Service Asia Limited respectively in exchange for Mr. Chu's entire interest in the outstanding common stock of each of the companies comprising the Tat Group and 1,931,000 and 1,054,000 shares to Oceanic Land Holdings Limited and Muehl Product and Service Asia Limited respectively in exchange for Mr. Li's entire interest in the outstanding common stock of each of the companies comprising the Li Group.

     Pursuant to the Share Exchange Agreements entered into between the Company and certain stockholders of LSSL on November 11, 1999, the Company issued to them on aggregate 180,000 shares in exchange for their 72.5% equity interest in LSSL.

     As of March 31, 2000, authorized common stock amounted to 100,000,000 shares at par value of US$0.01 each, issued and outstanding amounted to 8,000,000 shares at par value of US$0.01.


11.  RELATED PARTY TRANSACTIONS

     a.   Name and relationship of related parties

                                                                 Existing relationships with the Company
                                                                 ------------------------------------------

          Mr. Chu                                                Director and stockholder of the Company

          Genuine Interior Design & Associates Limited           Common director and a company owned by
           ("GIDAL")                                              Mr. Chu, major stockholder of the Company

          Prographic Productions Company ("PPC")                                  - ditto -

          Ba Wah Design & Construction Company Limited                            - ditto -
           ("BWDCCL")

          T & T (HK) Investment Limited ("TTHKIL")                                - ditto -

Notes to and Forming Part of the Consolidated Financial Statements
--------------------------------------------------------------------------------

                            (Dollars in thousands)



11.  RELATED PARTY TRANSACTIONS (Continued)

     a.   Name and relationship of related parties

                                                                 Existing relationships with the Company
                                                                 --------------------------------------
          Interact (Guangzhou) Design and Contracting                             - ditto -
           Company Limited ("IGDCCL")

          Mr. Chan Kin Hang ("Mr. Chan")                         Director and stockholder of the Company

          Mr. Liu Chuk Wang ("Mr. Liu")                          Stockholder of the Company

          Mr. Li                                                 Director and stockholder of the Company

          Good Prominent Fire Safety Company Limited             Common director and a company owned by
           ("GPFSCL")                                             Mr. Li, major stockholder of the Company

          Pado (China) Design and Contracting Company                             -ditto-
           Limited ("PCDCL")

          Good Prominent Media Advertising Company                                - ditto -
           Limited ("GPMACL")

          Pado Contracting Company Limited ("PCCL")              Common director and a company owned by
                                                                  Mr. Li, major stockholder of the Company.
                                                                  Became a subsidiary of the Company,
                                                                  following the reorganization effected on
                                                                  November 19, 1999

     b.   Summary of related party transactions

                                                                                                March 31,
                                                                    ---------------------------------------------------------------
                                                                            1998             1999             2000             2000
                                                                          ------           ------            -----             ----
                                                                             HK$              HK$              HK$              US$
Due from related parties (Note (i))
Mr. Chu                                                                   30,111           31,245                -                -
BWDCCL                                                                     1,385            1,887                -                -
PPC                                                                          214              104                -                -
TTHKIL                                                                         -                1                -                -
Mr. Li                                                                         -               60                -                -
                                                                    ------------     ------------     ------------     ------------

                                                                          31,710           33,297                -                -
                                                                    ============     ============     ============     ============
Due to related parties (Note (ii))
PCCL                                                                           -              186                -                -
GIDAL                                                                        249              230                -                -
Mr. Chan                                                                       -                -               97               13
Mr. Liu                                                                        -                -               27                3
Mr. Chu                                                                        -                -              887              114
Mr. Li                                                                         -                -            2,065              267
                                                                    ------------     ------------     ------------     ------------

                                                                             249              416            3,076              397
                                                                    ============     ============     ============     ============

Notes to and Forming Part of the Consolidted Financial Statements
--------------------------------------------------------------------------------

                            (Dollars in thousands)


11.  RELATED PARTY TRANSACTIONS (Continued)

     b.   Summary of related party transactions (Continued)

                                                                            Years ended March 31,
                                                            ----------------------------------------------------
                                                                  1998          1999          2000          2000
                                                                 -----         -----        ------         -----
                                                                   HK$           HK$           HK$           US$
     General expenses (Note (iii))
     PPC                                                           147           242             -             -
                                                            ==========    ==========    ==========    ==========

     Rental expenses (Note (iv))
     BWDCCL                                                        600           150             -             -
     GIDAL                                                           -         1,114           960           124
                                                            ==========    ==========    ==========    ==========

                                                                   600         1,264           960           124
                                                            ==========    ==========    ==========    ==========

     Management fee income (Note (v))
     PPC                                                            60            45             -             -
     GPMACL                                                          -             -           144            19
                                                            ----------    ----------    ----------    ----------

                                                                    60            45           144            19
                                                            ==========    ==========    ==========    ==========

     Management fee expenses (Note (iii))
     GIDAL                                                         588             -             -             -
                                                            ==========    ==========    ==========    ==========

     Subcontracting cost (Note (iii))
     IGDCCL                                                      5,109             -             -             -
                                                            ==========    ==========    ==========    ==========

     Property, plant and equipment
     Mr. Chu (Note (vi))                                             -             -        27,000         3,484
     GIDAL (Note (iii))                                              -         2,405             -             -
                                                            ----------    ----------    ----------    ----------

                                                                     -         2,405        27,000         3,484
                                                            ==========    ==========    ==========    ==========

     Marketable equity securities (Note (vii))
     Mr. Li                                                          -             -        11,625         1,500
                                                            ==========    ==========    ==========    ==========

     Rental income (Note (v))
     GPFSCL                                                          -             -           140            18
                                                            ==========    ==========    ==========    ==========


          (i) The amounts due from related parties represent unsecured advances made to those parties from time to time. These amounts are interest free and repayable on demand.

          (ii) The amounts due to related parties represent unsecured advances made from those parties from time to time. These amounts are interest free and repayable on demand.

Notes to and Forming Part of the Consolidted Financial Statements
--------------------------------------------------------------------------------

                            (Dollars in thousands)


11.  RELATED PARTY TRANSACTIONS (Continued)

     b.   Summary of related party transactions (Continued)

          (iii) The Group made payments to PPC, IGDCCL and GIDAL for various general, management, subcontracting expenses and property, plant and equipment. The amounts were determined between the respective parties.

          (iv) The Group made rental expenses to BWDCCL and GIDAL for leasing of office premises at approximately market rates.

          (v) The Group received management fee income from PPC and GPMACL for management services provided and rental income from GPFSCL for properties let out at approximately market rates. The management fee income was determined between the two respective parties.

          (vi) Pursuant to an arrangement with Mr. Chu, the amounts owing from Mr. Chu and companies owned and controlled by him as of March 6, 2000 amounted to HK$25,487 was fully repaid by means of transferring legal title of a class A residential property and a commercial property located in Hong Kong to the Tat Group. The fair market value of these properties as valued by independent professional valuer as of August 19, 1999 was HK$27,000. This amount has been used to record the value of the properties and the amount repaid by Mr. Chu. The excess of payment of approximately HK$1,513 has been accounted for as due to related parties.

          (vii) Pursuant to an arrangement made with Mr. Li, the amount owing from Mr. Li and companies owned and controlled by him as of December 28, 1999 amounted to HK$22,443 was partially repaid by means of transferring good title of 400,000 shares in Intermost Corporation, a company listed on NASDAQ OTC Bulletin Board to the Company. The shares were valued at US$3.75 per share by a third party as of December 3, 1999 and the transfer was completed on December 28, 1999. Consequently, HK$11.6 million was repaid. The market value as of March 31, 2000 was US$4.0625 per share.

                In addition, HK$12 million was paid to the Company by PCDCL, a company owned and controlled by Mr. Li on January 26, 2000 as final settlement of a debt to the Li Group.

     c. The stockholders have undertaken to indemnify the Group against any contingent liabilities including tax liabilities and claims that may result from the operating activities of the Group in Hong Kong, the PRC and elsewhere occurring before March 31, 1999. Any such payments by the stockholders will be recorded as expenses by the Group with the corresponding credit to the equity.

     d. Included in accounts receivable is an amount of HK$5,416 as of March 31, 1999 and 2000, due from a debtor of the Tat Group which has been outstanding for approximately two and a half years and three and a half years respectively. The director of the Tat Group is, however, confident that this debt would be recovered in full eventually. Accordingly, there was no provision made against this amount in the consolidated statements of operations. The director, who is also the stockholder, has further given an undertaking to the Tat Group that he would make good of any losses suffered by the Tat Group had such debtor been default in repayment. Any such payments by the stockholder will be recorded as expenses by the Tat Group with the corresponding credit to the equity.

Notes to and Forming Part of the Consolidted Financial Statements
--------------------------------------------------------------------------------

                            (Dollars in thousands)


12.  OPERATING LEASES

     As of March 31, 1999 and 2000, the Group had commitments under non-cancelable operating lease payments in respect of land and buildings as follows:

                                                         March 31,
                                                --------------------------
                                                 1999       2000      2000
                                                 ----       ----      ----
                                                 HK$        HK$       US$

     2000                                         276          -         -
     2001                                          42      1,729       223
     2002                                           -        354        46
                                                -----     ------      ----

     Total                                        318      2,083       269
                                                =====     ======      ====


     Total lease expense for the years ended March 31, 1998, 1999 and 2000 was HK$2,090, HK$1,682 and HK$1,505 respectively.

     As of March 31, 1999 and 2000, the Group had commitments under non-cancelable operating lease rentals to be received in respect of land and buildings as follows:

                                                     March 31,
                                                ----------------------------
                                                 1999       2000      2000
                                                 ----       ----      ----
                                                 HK$        HK$       US$

     2000                                           -          -         -
     2001                                           -        482        62
                                                -----      -----     -----

     Total                                          -        482        62
                                                =====      =====     =====


13.  PERFORMANCE BONDS

     There were contingent liabilities as of March 31, 1999 and 2000 in respect of performance bonds issued by third parties which are inherent in the nature of the business in which the Group operates. The directors do not anticipate material losses to crystallize.


14.  PENSION COSTS

     The Group operates a defined contribution retirement plan ("Plan") which is optional for all qualified employees. The assets of the Plan are held separately from those of the Group in a provident fund managed by an independent trustee. The pension cost charge represents contributions payable to the fund by the Group at rates specified in the rules of the Plan. Where employees leave the Plan prior to vesting fully in the contributions, the contribution payable by the Group is reduced by the amount of forfeited contribution.

     The pension expense for the years ended March 31, 1998, 1999 and 2000 was HK$350, HK$80 and HK$177 respectively.

Notes to and Forming Part of the Consolidted Financial Statements
--------------------------------------------------------------------------------

                            (Dollars in thousands)


15.  INCOME TAXES

     In the opinion of management, the Company is not subject to any tax in the British Virgin Islands ("BVI") or in Hong Kong. Under current BVI and Hong Kong laws, dividends and capital gains arising from the investment are not subject to income taxes. No withholding tax is imposed on payments of dividends.

     Companies comprising the Tat and Li Groups and LSSL are subject to income taxes on an entity basis on income arising in or derived from the tax jurisdiction in which each of the companies is domiciled and operates.

     Companies with income arising in or derived from Hong Kong are subject to Hong Kong Profits Tax at a rate of 16.5% for 1998 and 16% for 1999 and 2000.

     Income tax expense is comprised of the following:

                                                            March 31,
                                                  ------------------------------
                                                    1998    1999    2000   2000
                                                    ----    ----    ----   ----
                                                    HK$     HK$     HK$    US$

     Current tax                                       -   1,200     893    115
     Deferred tax                                      -       -       -      -
                                                  ------   -----   -----  -----

     Income tax expense                                -   1,200     893    115
                                                  ======   =====   =====  =====


     Reconciliation to the expected statutory tax rate in Hong Kong is as follows:

                                                     1998     1999     2000
                                                     ----     ----     ----
                                                        %        %        %

     Statutory rate                                  16.5     16.0     16.0
     Non-taxable income                             (24.4)    (8.8)    (0.7)
     Tax effect on net operating loss                 7.6     (0.9)   (12.0)
     Others                                           0.3      0.2      0.6
                                                   ------    -----   ------

      Effective tax rate                                -      6.5      3.9
                                                   ======    =====   ======

Notes to and Forming Part of the Consolidated Financial Statements
--------------------------------------------------------------------------------

                            (Dollars in thousands)


16.  REPORT ON SEGMENT INFORMATION

     The Group adopted SFAS No. 131, "Disclosures About Segments of an Enterprise and Related Information", in respect of its operating segments. The Group reportable segments are design and contracting section and high-technology products section. They are managed separately because each business requires different technology and marketing strategies. The accounting policies of the segments are the same as those described in the summary of significant accounting policies. The Group evaluates performance based on operating earnings of the respective business units.

     Segment information for the years 1998, 1999 and 2000 are as follows:

                                            Design and Contracting Section   High-Technology Products Section
                                           -------------------------------- ----------------------------------
                                                                                   Years ended March 31,
                                           -------------------------------------------------------------------
                                              1998        1999        2000       1998       1999       2000
                                              ----        ----        ----       ----       ----       ----
                                               HK$         HK$         HK$        HK$        HK$        HK$
     Segment revenue                       177,066     105,334     177,729     31,613     66,161     10,374

     Segment profits                         9,932       9,928      19,322      2,862      7,099      2,718

     Included in segment profits:
      Depreciation and amortization           (170)       (617)       (619)       (60)       (32)      (165)
      Interest income                          122         104         127          -         88          1
      Interest expense                        (688)       (810)     (1,297)      (619)      (180)      (219)
     Segment assets                         71,809      67,509     111,912      5,559     10,853     76,211
                                           =======    ========    ========    =======    =======   ========

                                                             Total
                                           -------------------------------------------

                                           -------------------------------------------
                                              1998        1999        2000       2000
                                              ----        ----        ----       ----
                                               HK$         HK$         HK$        US$
     Segment revenue                       208,679     171,495     188,103     24,271

     Segment profits                        12,794      17,027      22,040      2,844

     Included in segment profits:
      Depreciation and amortization           (230)       (649)       (784)      (101)
      Interest income                          122         192         128         17
      Interest expense                      (1,307)       (990)     (1,516)      (196)
     Segment assets                         77,368      78,362     188,123     24,274
                                           =======    ========    ========   ========

Notes to and Forming Part of the Consolidated Financial Statements
--------------------------------------------------------------------------------

                            (Dollars in thousands)

16.  REPORT ON SEGMENT INFORMATION (Continued)

     Segment information for the years 1998, 1999 and 2000 relating to the Group's operations by geographic areas are as follows:

                                                 Years ended March 31,
                                        ----------------------------------------
                                           1998        1999      2000      2000
                                           ----        ----      ----      ----
                                            HK$         HK$       HK$       US$
     Segment revenue
       Hong Kong                         84,468      94,500   104,441    13,476
       PRC                              124,211      76,995    83,662    10,795
                                        -------     -------  --------   -------

                                        208,679     171,495   188,103    24,271
                                        =======     =======  ========   =======

     All long-lived assets are situated in Hong Kong for the years 1998, 1999, and 2000.


17.  FINANCIAL INSTRUMENTS

     In June 1998, the Financial Accounting Standards Board issued SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities". SFAS No. 133 establishes methods of accounting for derivative financial instruments and hedging activities related to those instruments as well as other hedging activities. The Group currently does not hold or issue derivative financial instruments in the normal course of business. Accordingly, adoption of SFAS No. 133 is not expected to affect the Group's financial statements.


18.  CONTINGENCIES

     (a) The Tat Group received on January 5, 1999 a claim for liquidated damages amounting to HK$21,832 in respect of the delay in completion of a PRC contract. No formal court action has been filed in connection with this claim, nor has the Tat Group received any further notice from the claimant. Work on the contract has been completed and the developer took possession of the property. The delay in completion was caused by changes in job specifications, which under normal practice, the Tat Group would be given an extension of time for completion. Accordingly, management is of the opinion that the Tat Group will not suffer any losses in respect of this claim. The Tat Group's attorney meanwhile having reviewed the facts and evidence, has advised that the Tat Group has a genuine defense and a good arguable case to answer such dispute. If such claim is formally asserted, management intends to vigorously contest such claim.

Notes to and Forming Part of the Consolidated Financial Statements
--------------------------------------------------------------------------------

                            (Dollars in thousands)


18.  CONTINGENCIES (Continued)

     (b) On April 29, 1999, an action has been brought against the Tat Group in the PRC by an entity ("claimant") which performed certain construction works for our subcontractor for HK$14,019 (US$1,809). In the initial litigation filed in a provincial court in the PRC, the court ruled that the claimant has no merit to the case, and accordingly, the claimant withdrew its legal proceeding on June 18, 1999.

          The claimant subsequently pursued the claim in another litigation ("trial") and, on October 20, 1999, received a favorable ruling against the Tat Group, resulting in a judgement of HK$15,731 (US$2,030).

          The legal environment in the PRC is still not well defined and the Tat Group has appealed against the latest ruling on December 23, 1999. The Tat Group's legal counsel advised that having perused and considered all the legal documents and the evidence, there has not been any legal binding subcontracting or sub-subcontracting obligations between the claimant and Tat Group. Accordingly, the Tat Group could never be a Defendant. As such the Tat Group has not recorded any provision for loss in connection with this claim. Management intends to continue to vigorously contest this action.

     (c) Except as described above, the Group has not been a party to any material legal proceedings and there has been no material legal proceedings pending with respect to the Group's property.



19.  SUBSEQUENT EVENTS (Unaudited)

     In August 2000 initial public offering, the Company had sold 1,500,000 shares of common stock priced at US$8.00 per share and 1,500,000 warrants priced at US$0.125 per warrant to purchase 1,500,000 shares of common stock. Each warrant entitles the holder to purchase one share of common stock at US$10.88 per share through August 9, 2005. As a result, the Company raised US$10,847,000 net of underwriting commission but before other expenses.

     The Company's common stock and warrants commenced trading on The Nasdaq National Market under the symbols "QLNX" and "QLNXW" on August 10, 2000.

              Report of Independent Certified Public Accountants



To the Stockholders and Board of Directors of Interact Contracting Company Limited,
Interact (China) Design & Contracting Company Limited and
Uni-Zone Holdings Limited



     We have audited the accompanying combined balance sheets of Interact Contracting Company Limited, Interact (China) Design & Contracting Company Limited and Uni-Zone Holdings Limited, hereinafter collectively referred to as the "Tat Group", as of March 31, 1999 and 2000 and the related combined statements of operations, changes in stockholders' equity (deficit) and cash flows for each of the years in the three year period ended March 31, 2000. These combined financial statements are the responsibility of the management of the Tat Group. Our responsibility is to express an opinion on these combined financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the combined financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the combined financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall combined financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, such combined financial statements, prepared on the basis of presentation as set out in notes 1 and 2 to the combined financial statements, present fairly, in all material respects, the combined financial position of the Tat Group as of March 31, 1999 and 2000, and the combined results of its operations and cash flows for each of the years in the three year period ended March 31, 2000, in conformity with accounting principles generally accepted in the United States of America.



/s/ Moores Rowland
Moores Rowland
Chartered Accountants
Certified Public Accountants, Hong Kong

Dated: July 28, 2000

Combined Statements of Operations
--------------------------------------------------------------------------------

                            (Dollars in thousands)


                                                                                  Year ended March 31,
                                                       ------------------------------------------------------------------------
                                                                 1998               1999                2000               2000
                                                                 ----               ----                ----               ----
                                                                  HK$                HK$                 HK$                US$
Contract revenue                                              208,679            171,495             171,197             22,090
Contract costs                                               (167,557)          (127,905)           (131,049)           (16,910)
                                                       --------------     --------------      --------------     --------------

Gross profit                                                   41,122             43,590              40,148              5,180
                                                       --------------     --------------      --------------     --------------

Expenses
Selling, general and administrative                           (27,112)           (23,997)            (20,520)            (2,648)
Depreciation                                                     (230)              (649)               (548)               (71)
                                                       --------------     --------------      --------------     --------------

                                                              (27,342)           (24,646)            (21,068)            (2,719)
                                                       --------------     --------------      --------------     --------------

Other operating income
Management fee income                                              84                 57                   -                  -
                                                       --------------     --------------      --------------     --------------

Operating income                                               13,864             19,001              19,080              2,461
                                                       --------------     --------------      --------------     --------------

Interest income                                                   122                192                  88                 11
Interest expense                                               (1,307)              (990)             (1,012)              (130)
                                                       --------------     --------------      --------------     --------------

                                                               (1,185)              (798)               (924)              (119)
                                                       --------------     --------------      --------------     --------------

Other income
Exchange gain                                                     108                  -                  57                  7
Debt forgiveness from suppliers                                     -                144                   3                  1
Others                                                              7                 33                 108                 14
                                                       --------------     --------------      --------------     --------------

                                                                  115                177                 168                 22
                                                       --------------     --------------      --------------     --------------

Income before income taxes                                     12,794             18,380              18,324              2,364

Income tax expense                                                  -             (1,200)                  -                  -
                                                       --------------     --------------      --------------     --------------

Net income                                                     12,794             17,180              18,324              2,364
                                                       ==============     ==============      ==============     ==============

The accompanying notes are an integral part of these combined financial statements.

Combined Balance Sheets
--------------------------------------------------------------------------------

                            (Dollars in thousands)


                                                                                               March 31,
                                                                               ---------------------------------------
                                                                                     1999           2000          2000
                                                                                     ----           ----          ----
                                                            Notes                     HK$            HK$           US$
ASSETS
Current assets
Cash and cash equivalents                                                             436          4,976           642
Restricted cash                                                7                    1,819          8,850         1,142
Accounts receivable, net of allowance for doubtful
 accounts HK$6,006 in 1999 and HK$6,015 in 2000               11d                  15,074         61,289         7,908
Due from customers for contract work                           4                   16,802         24,184         3,121
Retention money receivable                                                          2,914          5,169           667
Inventories                                                                           875          1,428           184
Due from related parties                                      11                   33,245              -             -
Deposit outward                                                                       710            581            75
Prepayments and other current assets                                                2,382            720            93
                                                                               ----------    -----------    ----------


Total current assets                                                               74,257        107,197        13,832
Property, plant and equipment, net                             5                    2,559         30,240         3,902
                                                                               ----------    -----------    ----------


Total assets                                                                       76,816        137,437        17,734
                                                                               ==========    ===========    ==========

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities
Bank overdraft                                                 7                    9,900          1,318           170
Bank loans, current                                            6                        -          3,400           439
Accounts and bills payable - trade                                                 38,109         61,509         7,937
Capital lease obligations, current                             8                       40             21             3
Accrued expenses and other payable                                                  1,236            440            57
Contract work deposit from customers                           4                    1,587          1,454           188
Retention money payable                                                               171            306            39
Due to related parties                                        11                      230         21,384         2,759
Income taxes payable                                                                1,120            579            75
                                                                               ----------    -----------    ----------

Total current liabilities                                                          52,393         90,411        11,667

Capital lease obligations, non-current                         8                       38             17             2
Bank loans, non-current                                        6                        -          4,300           555
                                                                               ----------    -----------    ----------

Total liabilities                                                                  52,431         94,728        12,224
                                                                               ----------    -----------    ----------

Commitments and contingencies                               9, 12
Stockholders' equity
Common stock                                                1, 10                   3,000          3,000           387
Retained earnings                                                                  21,385         39,709         5,123
                                                                               ----------    -----------    ----------

Total stockholders' equity                                                         24,385         42,709         5,510
                                                                               ----------    -----------    ----------

Total liabilities and stockholders' equity                                         76,816        137,437        17,734
                                                                               ==========    ===========    ==========

The accompanying notes are an integral part of these combined financial statements.

Combined Balance Sheets
--------------------------------------------------------------------------------

                  (Dollars in thousands except share amounts)

                                             Common stock*
                                   -------------------------------
                                                                          Retained
                                        Number                            earnings
                                       of shares          Amount         (deficit)                     Total
                                   ---------------    ------------    -------------      ------------------------------
                                                           HK$              HK$                HK$               US$
Balance as of April 1, 1997              3,000,000           3,000           (8,589)           (5,589)             (721)
Net income                                       -               -           12,794            12,794             1,651
                                   ---------------    ------------    -------------      ------------      ------------

Balance as of March 31, 1998             3,000,000           3,000            4,205             7,205               930
Net income                                       -               -           17,180            17,180             2,216
                                   ---------------    ------------    -------------      ------------      ------------

Balance as of March 31, 1999             3,000,000           3,000           21,385            24,385             3,146

Net income                                       -               -           18,324            18,324             2,364
                                   ---------------    ------------    -------------      ------------      ------------

Balance as of March 31, 2000             3,000,000           3,000           39,709            42,709             5,510
                                   ===============    ============    =============      ============      ============

* The amount of common stock outstanding of the Tat Group reflects the aggregate amount of common stock outstanding in respect of each of the companies comprising the Tat Group (see note 1).

The accompanying notes are an integral part of these combined financial statements.

Combined Statements of Cash Flows
================================================================================
                             (Dollars in thousands)

                                                                                           Years ended March 31,
                                                                   -----------------------------------------------------------------
                                                                           1998            1999              2000            2000
                                                                           ----            ----              ----            ----
                                                                            HK$             HK$               HK$             US$
Cash flows from operating activities
Net income (loss)                                                        12,794          17,180            18,324           2,364
Adjustment to reconcile net income (loss) to net cash
  provided by (used in) operating activities:
 Depreciation of property, plant and equipment                              230             649               548              71
 Allowance for doubtful accounts                                          5,762             244                 9               1
 (Gain) loss on disposal of property, plant and                               2             369                18               3
  equipment
Changes in operating assets and liabilities:
 Accounts receivable                                                     (1,013)          3,979           (46,224)         (5,964)
 Due from customers for contract work                                    (8,399)         (1,915)           (7,382)           (953)
 Retention money receivable                                                 194           1,135            (2,255)           (291)
 Inventories                                                                788               8              (553)            (71)
 Due from related parties                                               (17,170)         (1,535)            7,747           1,000
 Deposit outward                                                            919             364               129              17
 Prepayments and other current assets                                     1,647            (355)            1,662             214
 Accounts and bills payable - trade                                      14,641          13,669)           23,400           3,019
 Accrued expenses and other payable                                       2,067          (1,738)             (796)           (103)
 Contract work deposit from customers                                    (6,796)         (4,691)             (133)            (17)
 Retention money payable                                                     60             111               135              17
 Due to related parties                                                  (6,954)            (19)           19,652           2,535
 Taxation                                                                     -           1,120              (541)            (70)
                                                                   ------------     -----------       -----------     -----------
 Net cash provided by (used in) operating activities                     (1,228)          1,237            13,740           1,772
                                                                   ------------     -----------       -----------     -----------

Cash flows from investing activities
 Purchase of property, plant and equipment                                 (112)         (2,705)           (1,247)           (161)
 Proceeds on disposal of property, plant and equipment                        2              65                 -               -
                                                                   ------------     -----------       -----------     -----------
 Net cash used in investing activities                                     (110)         (2,640)           (1,247)           (161)
                                                                   ------------     -----------       -----------     -----------

Cash flows from financing activities
 Repayment of capital lease obligations                                     (96)           (105)              (40)             (5)
 Restricted cash                                                            (51)            (45)           (7,031)           (907)
 Bank overdraft                                                            (554)          1,183            (8,582)         (1,107)
 Loan acquired                                                                -               -             7,700             994
                                                                   ------------     -----------       -----------       ---------
 Net cash provided by (used in) financing activities                       (701)          1,033            (7,953)         (1,025)
                                                                   ------------     -----------       -----------       ---------

Net (decrease) increase in cash and cash equivalents                     (2,039)           (370)            4,540             586
Cash and cash equivalents, as of beginning of period                      2,845             806               436              56
                                                                   ------------     -----------       -----------       ---------
Cash and cash equivalents, as of end of period                              806             436             4,976             642
                                                                   ============     ===========       ===========       =========

Supplemental disclosure of cash flow information
 Cash paid for interest                                                   1,307             990             1,012             130
                                                                   ============     ===========       ===========       =========

 Cash paid for taxes                                                          -              80               541              70
                                                                   ============     ===========       ===========       =========


Non-cash transaction
Purchase of equipment under capital lease                                     -              77                 -               -
Transfer-in of property from shareholder                                      -               -            27,000           3,484
                                                                   ============     ===========       ===========       =========

The accompanying notes are an integral part of these combined financial statements.

Notes to and Forming Part of the Combined Financial Statements
================================================================================
                  (Dollars in thousands except share amounts)

1.   BASIS OF FINANCIAL STATEMENTS PRESENTATION AND REORGANIZATON

     The accompanying combined financial statements include the accounts of Interact Contracting Company Limited, Interact (China) Design & Contracting Company Limited and Uni-Zone Holdings Limited, hereinafter collectively referred to as the "Tat Group".

     Each of these companies has been under the management and control of its principal stockholder Mr. CHU Tat ("Mr. Chu").

     As these companies have throughout the period from their date of incorporation to March 31, 2000 been under common control and management, the combined financial statements are prepared as if it was a pooling of interests.

     Details of each of these companies are set out herein below:

                                                                        Common stock
                                                                --------------------------
                                                                     Number of
                                                                     shares of
                                                                    par values               Equity interest
                                        Date of         Place of     HK$1 each               directly owned              Principal
Name of company                   incorporation    incorporation   outstanding      Amount       by Mr. Chu             activities
---------------                   -------------    -------------   -----------      ------       ----------             ----------
                                                                                        HK$
                                                                                                         100%
Interact Contracting                January 21,        Hong Kong      1,000,000        1,000                          constructing
 Company Limited                           1992                                                                       engineering,
                                                                                                                    decoration and
                                                                                                                     designs works

Interact (China) Design            December 20,        Hong Kong      1,000,000        1,000            100%               general
 & Contracting                             1994                                                                    contracting and
 Company Limited                                                                                                  the provision of
                                                                                                                        decoration
                                                                                                                            in PRC

Uni-Zone Holdings                       May 19,        Hong Kong      1,000,000        1,000            100%        design, supply
 Limited                                   1994                                                                   and installation
                                                                                                                     of carpet and
                                                                                                                      raised floor
                                                                                                                            system
                                                                    -----------       ------


                                                                      3,000,000        3,000
                                                                    ===========       ======

2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

    (a)   Basis of accounting
          The combined financial statements are presented in Hong Kong dollars and have been prepared in accordance with the accounting principles generally accepted in United States of America.

Notes to and Forming Part of the Combined Financial Statements
================================================================================
                            (Dollars in thousands)

2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

    (b)  Principles of combination
         The combined financial statements reflect the combined assets, liabilities, stockholders' equity and operations of each of the companies as set out in note 1 above, in a manner similar to a pooling of interests.

         All material intercompany balances and transactions have been eliminated on combination.

    (c)  Cash and cash equivalents
         Cash and cash equivalents include cash on hand, demand deposits with banks and highly liquid debt instruments with an original maturity of three months or less.

    (d)  Inventories
         Inventories are stated at the lower of cost or net realizable value. Cost comprises purchase cost of building materials and is calculated using the first-in, first-out method.

    (e)  Property, plant and equipment and depreciation
         Property, plant and equipment are stated at cost less accumulated depreciation. The cost of an asset comprises of its purchase price and any directly attributable costs of bringing the asset to its present working condition and location for its intended use. Expenditure incurred after the property, plant and equipment have been put into operation, such as repairs and maintenance, is charged to the statement of operations in the period in which it is incurred. In situations where it can be clearly demonstrated that the expenditure has resulted in an increase in the future economic benefits expected to be obtained from the use of the property, plant and equipment, the expenditure is capitalized, as an additional cost of property, plant and equipment.

         When assets are sold or retired, their costs and accumulated depreciation are eliminated from the accounts and any gain or loss resulting from their disposal is included in statement of operations.

         Depreciation is provided to write off the cost of property, plant and equipment, over their estimated useful lives and after taking into account their estimated residual value, using the reducing balance method, at the following rates per annum:

         Leasehold land and building   over the remaining term of relevant lease
         Furniture and fixtures        20%
         Motor vehicles                30%
         Plant and machinery           20%
         Others and computer equipment 20%

         Assets held under capital lease contracts are depreciated over their expected useful lives on the same basis as owned assets.

Notes to and Forming Part of the Combined Financial Statements
================================================================================
                            (Dollars in thousands)

2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

    (f)  Income taxes
         The Tat Group accounts for income tax under the provisions of Statement of Financial Accounting Standards ("SFAS") No. 109, which requires recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been included in the financial statements or tax returns. Deferred income taxes are provided using the liability method. Under the liability method, deferred income taxes are recognized for all significant temporary differences between the tax and financial statements based of assets and liabilities.

    (g)  Operating leases
         Leases where substantially all the rewards and risks of ownership of assets remain with the leasing company are accounted for as operating leases. Rentals payable under operating leases are charged to statement of operations on a straight-line basis over the lease terms.

    (h)  Capital lease obligations
         Where assets are acquired under capital lease, the amounts representing the outright purchase price of such assets are included in property, plant and equipment and the corresponding liabilities, net of finance charges, are recorded as capital lease obligations. Depreciation is provided on the cost of the assets on a reducing balance method over their estimated useful lives and after taking into account their estimated residual value as set out in note 2(e) above. Finance charges implicit in the purchase payments are charged to statement of operations over the periods of the contracts so as to produce an approximately constant periodic rate of charge on the remaining balances of the obligations for each accounting period.

    (i)  Related parties
         Parties are considered to be related if one party has the ability to control the other party or exercise significant influence over the other party in making financial and operating decisions.

    (j)  Revenue recognition
         Revenue is recognized when it is probable that the economic benefits will flow to the Tat Group and when the revenue can be measured reliably.

         Revenue from contract works is recognized on the percentage of completion method and in situations where the outcome of the contract works cannot be estimated reliably, revenue from such contract works is recognized only to the extent of the contract costs incurred that it is probable will be recoverable.

         Sale of goods is recognized when goods are delivered and title has passed.

         Management and design fees received are recognized in the period when services are rendered.

Notes to and Forming Part of the Combined Financial Statements
================================================================================
                            (Dollars in thousands)

2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

    (k)   Foreign currencies
          The books and records of each of the companies comprising the Tat Group are maintained in Hong Kong dollars. Monetary assets and liabilities denominated in foreign currencies have been translated to Hong Kong dollars using the approximate rates prevailing at the balance sheet dates. Transactions in foreign currencies have been converted at the approximate rates prevailing at the dates of transactions. The exchange gains or losses have been credited or charged to the statement of operations.

          For the convenience of the readers of these combined financial statements, translation of amounts from Hong Kong dollars (HK$) into United States dollars (US$) has been made at the exchange rate of US$1.00 = HK$7.75 on March 31, 2000. No representation is made that the Hong Kong dollars amounts could have been or could be, converted into the United States dollars at that rate on March 31, 2000 or at any other rates.

    (l)   Construction contracts
          When the outcome of a construction contract can be estimated reliably, contract costs and revenue are recognized as expenses and income by reference to the stage of completion of the contract activity at the balance sheet date. When it is probable that total contract costs will exceed total contract revenue, the expected loss is recognized as an expense immediately. Whilst most of the contracts undertaken follow the percentage of completion method, in rare cases where lack of dependable estimates or inherent hazards cause forecasts to be doubtful, the completed contract method is adopted.

          Construction contracts in progress at the balance sheet date are recorded in the combined balance sheet at the net amount of costs incurred plus attributable profits less foreseeable losses and progress billings, and represented in the combined balance sheet as due from customers for contract work (as an asset) or contract work deposit from customers (as a liability), as applicable.

    (m)   Use of estimates
          The preparation of the combined financial statements in conformity with generally accepted accounting principles in the United States of America requires management to make estimates and assumptions that affect certain reported amounts and disclosures. Accordingly, actual amounts could differ from those estimates.

    (n)   Fair value of financial statements
          The carrying amounts of the Tat Group's cash, accounts receivable, accounts payable and accrued expenses approximate their fair values because of the short term maturity of those instruments.

    (o)   Comprehensive income
          The Tat Group adopted SFAS No. 130, "Reporting Comprehensive Income" which establishes standards for reporting and display of comprehensive income and its components in a full set of general purpose financial statements. There were no items of comprehensive income as defined by SFAS No. 130 for any of the periods presented.

Notes to and Forming Part of the Combined Financial Statements
================================================================================
                            (Dollars in thousands)

2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

    (p)   Accounting pronouncements

          Segment information
          On April 1, 1999, the Group adopted SFAS No. 131, "Disclosures about Segments of an Enterprise and Related Information", which supersedes SFAS No. 14, "Financial Reporting Segments of a Business Enterprise", and establishes standards for the way that public enterprises report information about operating segments in financial statements. It also establishes standards for disclosures regarding products and services, geographic areas and major customers. SFAS No. 131 defines operating segments as components of an enterprise about which separate financial information is available that is evaluated regularly by the chief operating decision maker in deciding how to allocate resources and in assessing performance.

          Costs of start-up activities
          As of April 1, 1999, the Group adopted Statement of Position ("SOP") 98-5, "Reporting on the Costs of Start-up Activities", which requires costs of start-up activities to be expensed as incurred. This statement is effective for fiscal years beginning after December 15, 1998. The statement requires previously capitalized costs related to start-up activities to be expensed as a cumulative effect of a change in accounting principle when the statement is adopted. The adoption of this new standard did not have a significant effect on the Group's financial position or results of operations.

          Costs of computer software
          As of April 1, 1999, the Group adopted SOP 98-1, "Accounting for the Costs of Computer Software Developed or Obtained for Internal Use", which establishes new accounting and reporting standards for the costs of computer software developed or obtained for internal use. This statement will be applied prospectively and is effective for fiscal years beginning after December 15, 1998. The impact of this new standard did not have a significant effect on the Group's financial position or results of operations.

          New accounting standards not yet adopted
          In February 1998, SFAS No. 132, "Employer's Disclosures about Pensions and Other Postretirement Benefits" amended the disclosure requirements for pensions and other postretirement benefits. The Group does not expect the adoption to have significant change on the Group's financial statement disclosures.

          In June 1999, the Financial Accounting Standards Board issued SFAS No. 137, "Accounting for Derivative Instruments and Hedging Activities" which delayed the effective date of SFAS No. 133 "Accounting for Derivative Instruments and Hedging Activities" for one year. SFAS No. 133 provides guidance for the recognition and measurement of derivatives and hedging activities. It requires an entity to record, at fair value, all derivatives as either assets or liabilities in the balance sheet, and it establishes specific accounting rules for certain types of hedges. SFAS No. 133 is now effective for fiscal years beginning after June 15, 2000 and will be adopted by the Group when required, if not earlier. The adoption of this new standard did not have a significant impact on the Group's financial position or results of operations.

          In December 1999, the Securities and Exchange Commission issued Staff Accounting Bulletin ("SAB") 101, "Revenue recognition in financial statements", which provides guidance on applying generally accepted accounting principles for recognizing revenue. SAB 101 is effective for fiscal years beginning after December 15, 1999. The impact, if any, of adopting SAB 101 on the Group's consolidated financial position, results of operations and cash flows, has not been determined.

Notes to and Forming Part of the Combined Financial Statements
================================================================================
                            (Dollars in thousands)

3.   OPERATING RISKS

     (a)  Concentration of major customers and suppliers

                                                                           Year ended March 31,
                                                       ---------------------------------------------------
                                                         1998           1999         2000        2000
                                                         ----           ----         ----        ----
                                                          HK$            HK$          HK$         US$

           Major customers with revenues
             of more than 10% of contract
             revenue


             Sales to major customers                    128,566        168,104      111,365      14,370
             Percentage of contract revenue                   62%            98%          65%         65%
             Number                                            3              2            2           2

           Major suppliers with purchases of
             more than 10% of contract cost

             Purchases from major suppliers               35,474         99,643       34,344       4,431
             Percentage of contract cost                      21%            78%          26%         26%
             Number                                            2              2            2           2

           Accounts receivable related to the Tat Group's major customers was 55% and 72% of all accounts receivable as of March 31, 1999 and 2000 respectively. In addition, the Tat Group has another customer whose accounts receivable represents approximately 14% and nil of accounts receivable as of March 31, 1999 and 2000 respectively.

           Credit risk represents the accounting loss that would be recognized at the reporting date if counterparties failed completely to perform as contracted. Concentrations of credit risk (whether on or off balance sheet) that arise from financial instruments exist for groups of customers or counterparties when there are similar economic characteristics that would cause their ability to meet contractual obligations to be similarly affected by changes in economic or other conditions. The major concentration of credit risk arises from the Tat Group's receivables. Even though the Tat Group does have a major customer, it does not consider itself exposed to significant credit risk with regards to collection of the related receivable.


    (b)    Country risks
           The Tat Group may also be exposed to the risks as a result of its contracting and decoration operation being located in the People's Republic of China ("PRC"). This includes risks associated with, among others, the political, economic and legal environments and foreign currency exchange. The Tat Group's results may be adversely affected by changes in the political and social conditions in the PRC, and by changes in governmental policies with respect to laws and regulations, anti-inflationary measures, currency conversion and remittance abroad, and rates and methods of taxation, among other things. The Tat Group's management does not believe these risks to be significant. There can be no assurance, however, that changes in political, social and other conditions will not result in any adverse impact.

Notes to and Forming Part of the Combined Financial Statements
--------------------------------------------------------------------------------

                            (Dollars in thousands)

3.   OPERATING RISKS (Continued)

     (c)   Cash and time deposits

           The Tat Group maintains its cash balances and investments in time deposits with various banks and financial institutions located in Hong Kong. In common with local practice, such amounts are not insured or otherwise protected should the financial institutions be unable to meet their liabilities. There has been no history of credit losses.


4.   CONSTRUCTION CONTRACTS

                                                                                     March 31,
                                                                 -----------------------------------------------
                                                                        1999              2000              2000
                                                                 -----------       -----------       -----------
                                                                         HK$               HK$               US$
     Accumulated contract costs incurred                             151,633           260,767            33,647
     Add :   Attributable profits                                     45,555            54,643             7,051
                                                                 -----------       -----------       -----------

                                                                     197,188           315,410            40,698
     Less:   Progress payments                                      (181,973)         (292,680)          (37,765)
             received/receivable                                 -----------       -----------       -----------

                                                                      15,215            22,730             2,933
                                                                 ===========       ===========       ===========
     Amounts disclosed as:
     Due from customers for contract
      work                                                            16,802            24,184             3,121
     Contract work deposit from
      customers                                                       (1,587)           (1,454)             (188)
                                                                 -----------       -----------       -----------
                                                                      15,215            22,730             2,933
                                                                 ===========       ===========       ===========

5.   PROPERTY, PLANT AND EQUIPMENT, NET

                                                                     March 31,
                                                 -----------------------------------------------
                                                        1999               2000             2000
                                                        ----               ----             ----
                                                         HK$                HK$              US$
     Leasehold land and buildings                          -             28,075            3,623
     Furniture and fixtures                            2,545              2,653              342
     Motor vehicles                                      230                230               30
     Plant and machinery                                   -                  -                -
     Others and computer equipment                       886                911              118
                                                 -----------      -------------      -----------


                                                       3,661             31,869            4,113
     Accumulated depreciation                         (1,102)            (1,629)            (211)
                                                 -----------      -------------      -----------


                                                       2,559             30,240            3,902
                                                 ===========      =============      ===========

Notes to and Forming Part of the Combined Financial Statements
--------------------------------------------------------------------------------

                            (Dollars in thousands)

6.   BANK LOANS

                                                                                                       March 31,
                                                                                     --------------------------------------------
                                                                                          1999              2000             2000
                                                                                     ---------       -----------      -----------
                                                                                           HK$               HK$              US$
     Bank loans, bear interest at 2% and 3%
      over the prime rate (8.75% as of
      March 31, 2000) and matures on June
      2001, August 2001 and January 2002                                                     -             7,700              994
     Less :  Amount due within one year
      included under current liabilities                                                     -            (3,400)            (439)
                                                                                     ---------       -----------      -----------

                                                                                             -             4,300              555
                                                                                     =========       ===========      ===========

     Expected maturities of bank loans are as follows:

                                                                                                           March 31, 2000
                                                                                                    ---------------------------
                                                                                                        HK$              US$
     2001                                                                                                 3,400             439
     2002                                                                                                 4,300             555
                                                                                                    -----------       ---------

     Total                                                                                                7,700             994
                                                                                                    ===========       =========

Notes to and Forming Part of the Combined Financial Statements
--------------------------------------------------------------------------------

                            (Dollars in thousands)

7.   BANKING FACILITIES

     The Tat Group had various letters of credit and overdraft under banking facilities as of March 31, 1998, 1999, and 2000 as follows:

                                                                                                      March 31,
                                                                                   ---------------------------------------------
                                                                                          1999              2000            2000
                                                                                   -----------       -----------       ---------
                                                                                           HK$               HK$             US$

     Facilities granted
     Letter of credit and import loans                                                  17,800            18,000           2,323
     Overdrafts                                                                         10,200            13,000           1,677
                                                                                   ===========       ===========     ===========

     Utilized
     Letter of credit and import loans                                                   9,289            16,965           2,189
     Overdrafts                                                                          9,900             1,318             170
                                                                                   ===========       ===========     ===========

     Unutilized facilities
     Letter of credit and import loans                                                   8,511             1,035             134
     Overdrafts                                                                            300            11,682           1,507
                                                                                   ===========       ===========     ===========

     The bank overdrafts are denominated in Hong Kong dollars, bear interest at the floating commercial bank lending rates in Hong Kong, which ranged from 10.25% to 11.75% per annum as of March 31, 1999 and 2000 and are renewable annually with the consent of the relevant banks.

     Under the banking facilities arrangements, the Tat Group's banking facilities are collateralized by unlimited personal guarantee of the directors and leasehold land and buildings owned by the Tat Group. In addition, the Tat Group is required to maintain certain cash balances based on the amount of facilities granted. These balances are reflected as restricted cash in the combined financial statements.

     Key financial covenant provide that facilities granted to the Tat Group must not exceed a certain percentage of the market value of leasehold land and buildings collateralized. As of March 31, 1999 and 2000, Tat Group was not in violation of the key financial covenant.

Notes to and Forming Part of the Combined Financial Statements
--------------------------------------------------------------------------------

                            (Dollars in thousands)

8.   CAPITAL LEASE OBLIGATIONS

     The Tat Group leased certain equipment under agreements classified as capital lease. Equipment under these leases has a cost of HK$256 and accumulated depreciation of approximately HK$117 as of March 31, 1999. The following is a schedule of future minimum lease payments under capital lease as of March 31, 1999 and 2000.

                                                                                          March 31,
                                                                       -------------------------------------------
                                                                            1999              2000            2000
                                                                             HK$               HK$             US$

     Future minimum lease payments                                            97                46               6
     Less: Amount representing interest                                      (19)               (8)             (1)
                                                                       ---------        ----------       ---------

     Present value of net minimum lease payments                              78                38               5
     Less: Current portion                                                   (40)              (21)             (3)
                                                                       ---------        ----------       ---------

                                                                              38                17               2
                                                                       =========        ==========       =========

     Expected maturities of capital lease are as follows:

                                                                                        March 31,
                                                                       -----------------------------------------
                                                                            1999             2000           2000
                                                                             HK$              HK$            US$
     2000                                                                     40                -              -
     2001                                                                     21               21              3
     2002                                                                     17               17              2
                                                                       ---------      -----------      ---------

                                                                              78               38              5
                                                                       =========      ===========      =========

9.   PERFORMANCE BONDS

     There were contingent liabilities as of March 31, 1999 and 2000 in respect of performance bonds issued by third parties which are inherent in the nature of the business in which the Tat Group operates. The directors do not anticipate material losses to crystallize.

10.  COMMON STOCK

     Common stock represents the aggregate amount of common stocks of Interact Contracting Company Limited, Interact (China) Design & Contracting Company Limited and Uni-Zone Holdings Limited.

Notes to and Forming Part of the Combined Financial Statements
--------------------------------------------------------------------------------

                            (Dollars in thousands)

11.  RELATED PARTY TRANSACTIONS

     a. Name and relationship of related parties

                                                                      Existing relationships with the Tat Group
                                                                      -----------------------------------------
     Mr. Chu                                                          Director and stockholder

     Genuine Interior Design & Associates Limited ("GIDAL")           Common director and a company owned by
                                                                         Mr. Chu, major stockholder of the Company

     Prographic Productions Company ("PPC")                                          - ditto -

     Ba Wah Design & Construction Company Limited ("BWDCCL")                         - ditto -

     T & T (HK) Investment Limited ("TTHKIL")                                        - ditto -

     Interact (Guangzhou) Design and Contracting Company Limited                     - ditto -
      ("IGDCCL")

     Quintalinux Limited ("QLL")                                      Common director and major stockholder
                                                                        of Group

     Pado Contracting Company Limited ("PCCL")                        A Company owned by Mr. Li, major
                                                                        stockholder of QLL.  Became a fellow
                                                                        subsidiary following the reorganization
                                                                        effected on November 19, 1999

     Good Prominent Engineering Company Limited                                      - ditto -
      ("GPE")

Notes to and Forming Part of the Combined Financial Statements
--------------------------------------------------------------------------------

                            (Dollars in thousands)

11.  RELATED PARTY TRANSACTIONS (Continued)

     b. Summary of related party transactions

                                                                                                       March 31,
                                                                                    ----------------------------------------------
                                                                                            1999             2000             2000
                                                                                          ------           ------            -----
                                                                                             HK$              HK$              US$
        Due from related parties
         (Note (i))
        Mr. Chu                                                                           31,245                -                -
        QLL                                                                                    8                -                -
        BWDCCL                                                                             1,887                -                -
        PPC                                                                                  104                -                -
        TTHKIL                                                                                 1                -                -
                                                                                    ------------     ------------     ------------
                                                                                          33,245                -                -
                                                                                    ============     ============     ============

        Due to related parties
         (Note (ii))
        QLL                                                                                    -            7,586              979
        GIDAL                                                                                230                -                -
        PCCL                                                                                   -            9,884            1,275
        GPE                                                                                    -            2,412              311
        Mr. Chu                                                                                -            1,502              194
                                                                                    ------------     ------------     ------------

                                                                                             230           21,384            2,759
                                                                                    ============     ============     ============

Notes to and Forming Part of the Combined Financial Statements
--------------------------------------------------------------------------------

                            (Dollars in thousands)


11.  RELATED PARTY TRANSACTIONS (Continued)

                                                              Year ended March 31,
                                          ----------------------------------------------------------
                                                1998          1999            2000              2000
                                               -----         -----          ------             -----
                                                 HK$           HK$             HK$               US$
     General expenses (Note (iii))
     PPC                                         147           242               -                 -
                                          ==========    ==========    ============    ==============

     Rental expenses (Note (iv))
     BWDCCL                                      600           150               -                 -
     GIDAL                                         -         1,114             960               124
                                          ----------    ----------    ------------    --------------

                                                 600         1,264             960               124
                                          ==========    ==========    ============    ==============

     Management fee income (Note (v))
     PPC                                          60            45               -                 -
                                          ==========    ==========    ============    ==============

     Management fee expenses
     GIDAL                                       588             -               -                 -
                                          ==========    ==========    ============    ==============

     Subcontracting cost (Note (iii))
     IGDCCL                                    5,109             -               -                 -
     GPE                                           -             -          20,444             2,638
                                          ----------    ----------    ------------    --------------

                                               5,109             -          20,444             2,638
                                          ==========    ==========    ============    ==============

     Property, plant and equipment
     GIDAL(Note (iii))                             -         2,405               -                 -
     Mr. Chu (Note (vi))                           -             -          27,000             3,484
                                          ----------    ----------    ------------    --------------

                                                   -         2,405          27,000             3,484
                                          ==========    ==========    ============    ==============

     Contract revenue (Note (v))
     IGDCCL                                        -             -               -                 -
                                          ==========    ==========    ============    ==============

Notes to and Forming Part of the Combined Financial Statements
--------------------------------------------------------------------------------

                            (Dollars in thousands)



11.  RELATED PARTY TRANSACTIONS (Continued)

     b.   Summary of related party transactions (Continued)

          (i) The amounts due from related parties represent unsecured advances made to those parties from time to time. These amounts are interest free and repayable on demand.

          (ii) The amounts due to related parties represent unsecured advances made from those parties from time to time. These amounts are interest free and repayable on demand.

          (iii) The Tat Group made payments to PPC, IGDCCL, GPE and GIDAL for various general, management, subcontracting expenses and property, plant and equipment. The amounts were determined between the respective parties.

          (iv) The Tat Group made rental expenses to BWDCCL and GIDAL for leasing of office premises at approximately market rates.

          (v) The Tat Group received management fee income from PPC for management services provided and contract revenue from IGDCCL for contract work performed in the PRC. The amount was determined between the two respective parties.

          (vi) Pursuant to an arrangement with Mr. Chu, the amounts owing from Mr. Chu and companies owned and controlled by him as of March 6, 2000 amounted to HK$25,487 was fully repaid by means of transferring legal title of a class A residential property and a commercial property located in Hong Kong to the Tat Group. The fair market value of these properties as valued by independent professional valuer as of August 19, 1999 was HK$27,000. This amount has been used to record the value of the properties and the amount repaid by Mr. Chu. The excess of payment of approximately HK$1,513 has been accounted for as due to related parties.

     c. The stockholder has also undertaken to indemnify the Tat Group against any contingent liabilities including tax liabilities and claims that may result from the operating activities of the Tat Group in Hong Kong, the PRC and elsewhere occurring before March 31, 1999. Any such payments by the stockholder will be recorded as expenses by the Tat Group with the corresponding credit to the equity.

     d. Included in accounts receivable is an amount of HK$5,416 as of March 31, 1999 and 2000, due from a debtor which has been outstanding for approximately two and a half years and three and a half years respectively. The director of the Tat Group is, however, confident that this debt would be recovered in full eventually. Accordingly, there was no provision made against this amount in the combined statements of operations. The director, who is also the stockholder, has further given an undertaking to the Tat Group that he would make good of any losses suffered by the Tat Group had such debtor been default in repayment. Any such payments by the stockholder will be recorded as expenses by the Tat Group with the corresponding credit to the equity.

Notes to and Forming Part of the Combined Financial Statements
--------------------------------------------------------------------------------

                            (Dollars in thousands)

12.  OPERATING LEASES

     As of March 31, 1999 and 2000, the Tat Group had commitments under non-cancelable operating lease payments in respect of land and building as follows:

                                                    March 31,
                                   --------------------------------------------
                                        1999              2000             2000
                                         HK$               HK$              US$

     2000                                276                 -                -
     2001                                 42               982              127
                                   ---------        ----------        ---------

      Total                              318               982              127
                                   =========        ==========        =========


     Total lease expense for the years ended March 31, 1998, 1999 and 2000 was HK$2,090, HK$1,682 and HK$1,189 respectively.


13.  PENSION COSTS

     The Tat Group operates a defined contribution retirement plan ("Plan") which is optional for all qualified employees. The assets of the Plan are held separately from those of the Tat Group in a provident fund managed by an independent trustee. The pension cost charge represents contributions payable to the fund by the Tat Group at rates specified in the rules of the Plan. Where employees leave the Plan prior to vesting fully in the contributions, the contribution payable by the Tat Group is reduced by the amount of forfeited contribution.

     The pension expense for the years ended March 31, 1998, 1999 and 2000 was HK$350, HK$80 and HK$120 respectively.


14.  INCOME TAXES

     Companies comprising the Tat Group are subject to income taxes on an entity basis on income arising in or derived from the tax jurisdiction in which each of the companies is domiciled and operates.

     Companies with income arising in or derived from Hong Kong are subject to Hong Kong Profits Tax at a rate of 16.5% for 1998 and 16% for 1999 and 2000.

Notes to and Forming Part of the Combined Financial Statements
--------------------------------------------------------------------------------

                            (Dollars in thousands)


14.  INCOME TAXES (Continued)

     Income tax expense is comprised of the following:

                                               Year ended March 31,
                                   -------------------------------------------
                                       1998         1999         2000     2000
                                       ----         ----
                                        HK$          HK$          HK$      US$

     Current tax                          -        1,200            -        -
     Deferred tax                         -            -            -        -
                                   --------    ---------    ---------   ------

     Income tax expense                   -        1,200            -        -
                                   ========    =========    =========   ======


     Reconciliation to the expected statutory tax rate in Hong Kong is as follows:

                                                   1998      1999       2000
                                                   ----      ----      -----
                                                      %         %          %

     Statutory rate                                16.5      16.0       16.0
     Non-taxable income                           (24.4)     (8.8)      (0.8)
     Tax effect on net operating loss               7.6      (0.9)     (15.2)
     Others                                         0.3       0.2          -
                                              ---------   -------    -------

     Effective tax rate                               -       6.5          -
                                              =========   =======    =======

Notes to and Forming Part of the Combined Financial Statements
================================================================================

                            (Dollars in thousands)


15.  REPORT ON SEGMENT INFORMATION

     The Tat Group adopted SFAS No. 131, "Disclosures About Segments of an Enterprise and Related Information", in respect of its operating segments. The Tat Group's reportable segments are design and contracting section and high-technology products section. They are managed separately because each business requires different technology and marketing strategies. The accounting policies of the segments are the same as those described in the summary of significant accounting policies. The Tat Group evaluates performance based on operating earnings of the respective business units.

     Segment information for the years 1998, 1999 and 2000 are as follows:

                                                                                 High-Technology Products
                                        Design and Contracting Section                   Section
                                        ------------------------------        ------------------------------
                                                                      Years ended March, 31
                                        --------------------------------------------------------------------

                                           1998        1999        2000           1998       1999       2000
                                           ----        ----        ----           ----       ----       ----
                                            HK$         HK$         HK$            HK$        HK$        HK$
     Segment revenue                    177,066     105,334     166,576         31,613     66,161      4,621

     Segment profits (losses)             9,932      10,081      19,193          2,862      7,099       (869)

     Included in segment profits:
      Depreciation                         (170)       (617)       (522)           (60)       (32)       (26)
      Interest income                       122         104          88              -         88          -
      Interest expense                     (688)       (810)     (1,009)          (619)      (180)        (3)
     Segment assets                      71,809      65,963      99,968          5,558     10,853     37,469
                                        =======    ========    ========         ======    =======    =======

                                                          Total
                                       -----------------------------------------------

                                       -----------------------------------------------
                                               1998        1999        2000       2000
                                            -------     -------     -------     ------
                                               HK$         HK$         HK$         US$
     Segment revenue                        208,679     171,495     171,197     22,090

     Segment profits (losses)                12,794      17,180      18,324      2,364

     Included in segment profits:
      Depreciation                             (230)       (649)       (548)       (71)
      Interest income                           122         192          88         11
      Interest expense                       (1,307)       (990)     (1,012)      (130)
     Segment assets                          77,367      76,816     137,437     17,734
                                       ============    ========    ========   ========

Notes to and Forming Part of the Combined Financial Statements
================================================================================

                            (Dollars in thousands)



15.  REPORT ON SEGMENT INFORMATION (Continued)

     Segment information for the years 1998, 1999 and 2000 relating to the Tat Group's operations by geographic areas are as follows:

                                             Years ended March 31,
                                   ------------------------------------------
                                        1998       1999        2000      2000
                                        ----       ----        ----      ----
                                         HK$        HK$         HK$       US$
     Segment revenue
        Hong Kong                     84,468     94,500      87,535    11,295
        PRC                          124,211     76,995      83,662    10,795
                                   ---------  ---------   ---------  --------

                                     208,679    171,495     171,197    22,090
                                   =========  =========   =========  ========

     All long-lived assets are situated in Hong Kong for the years 1998, 1999 and 2000.


16.  FINANCIAL INSTRUMENTS

     In June 1998, the Financial Accounting Standards Board issued SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities". SFAS No. 133 establishes methods of accounting for derivative financial instruments and hedging activities related to those instruments as well as other hedging activities. The Tat Group currently does not hold or issue derivative financial instruments in the normal course of business. Accordingly, adoption of SFAS No. 133 is not expected to affect the Tat Group's combined financial statements.


17.  CONTINGENCIES

     (a) The Tat Group received on January 5, 1999 a claim for liquidated damages amounting to HK$21,832 in respect of the delay in completion of a PRC contract. No formal court action has been filed in connection with this claim, nor has the Company received any further notice from the claimant. Work on the contract has been completed and the developer took possession of the property. The delay in completion was caused by changes in job specifications, which under normal practice, the Tat Group would be given an extension of time for completion. Accordingly, management is of the opinion that the Tat Group will not suffer any losses in respect of this claim. The Tat Group's attorney meanwhile having reviewed the facts and evidence, has advised that the Company has a genuine defense and a good arguable case to answer such dispute. If such claim is formally asserted, management intends to vigorously contest such claim.

Notes to and Forming Part of the Combined Financial Statements
================================================================================

                            (Dollars in thousands)


17.  CONTINGENCIES (Continued)

     (b) On April 29, 1999, an action has been brought against the Tat Group in the PRC by an entity ("claimant") which performed certain construction works for our subcontractor for HK$14,019 (US$1,809). In the initial litigation filed in a provincial court in the PRC, the court ruled that the claimant has no merit to the case, and accordingly, the claimant withdrew its legal proceeding on June 18, 1999.

          The claimant subsequently pursued the claim in another litigation ("trial") and, on October 20, 1999, received a favorable ruling against the Tat Group, resulting in a judgement of HK$15,731 (US$2,030).

          The legal environment in the PRC is still not well defined and the Tat Group has appealed against the latest ruling on December 23, 1999. The Tat Group's legal counsel advised that having perused and considered all the legal documents and the evidence, there has not been any legal binding subcontracting or sub-subcontracting obligations between the claimant and Tat Group. Accordingly, the Tat Group could never be a Defendant. As such the Tat Group has not recorded any provision for loss in connection with this claim. Management intends to continue to vigorously contest this action.

     (c) Except as described above, the Tat Group has not been a party to any material legal proceedings and there has been no material legal proceedings pending with respect to the Tat Group's property.

              Report of Independent Certified Public Accountants



To the Stockholders and Board of Directors of Pado (Holdings) Limited and its Subsidiaries,
Good Prominent Technology Company Limited and
Good Prominent Trading Limited



     We have audited the accompanying combined balance sheets of Pado (Holdings) Limited and its subsidiaries, Good Prominent Technology Company Limited and Good Prominent Trading Company Limited hereinafter collectively referred to as the "Li Group" as of March 31, 1999 and 2000 and the related combined statements of operations, changes in stockholders' equity and cash flows for each of the years in the three year period ended March 31, 2000. These combined financial statements are the responsibility of the management of the Li Group. Our responsibility is to express an opinion on these combined financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the combined financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the combined financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall combined financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, such combined financial statements, prepared on the basis of presentation as set out in notes 1 and 2 to the combined financial statements, present fairly, in all material respects, the combined financial position of the Li Group as of March 31, 1999 and 2000, and the combined results of its operations and cash flows for each of the years in the three year period ended March 31, 2000, in conformity with accounting principles generally accepted in the United States of America.



/s/ Moores Rowland
Moores Rowland
Chartered Accountants
Certified Public Accountants, Hong Kong

Dated: July 28, 2000

Combined Statements of Operations
--------------------------------------------------------------------------------

                            (Dollars in thousands)

                                                                              Years ended March 31,
                                                       ----------------------------------------------------------------
                                                                1998             1999             2000             2000
                                                                ----             ----             ----             ----
                                                                 HK$              HK$              HK$              US$
Contract revenue                                              59,147           44,064           69,363            8,950
Contract costs                                               (47,062)         (32,799)         (55,803)          (7,200)
                                                       -------------     ------------     ------------     ------------

Gross profit                                                  12,085           11,265           13,560            1,750
                                                       -------------     ------------     ------------     ------------

Expenses
Selling, general and administrative                          (13,335)          (9,390)          (6,804)            (878)
Depreciation                                                    (621)            (520)            (418)             (54)
                                                       -------------     ------------     ------------     ------------

                                                             (13,956)          (9,910)          (7,222)            (932)
                                                       -------------     ------------     ------------     ------------

Other operating income
Rental income                                                  1,208              915              783              101
Management fee income                                            144              144              144               19
Overprovision of claims in previous years                        497                -                -                -
Project handling income                                          340                -              320               41
                                                       -------------     ------------     ------------     ------------

                                                               2,189            1,059            1,247              161
                                                       -------------     ------------     ------------     ------------

Operating income                                                 318            2,414            7,585              979
                                                       -------------     ------------     ------------     ------------

Interest income                                                  221              145               99               13
Interest expense                                              (1,400)          (2,058)          (1,318)            (170)
                                                       -------------     ------------     ------------     ------------

                                                              (1,179)          (1,913)          (1,219)            (157)
                                                       -------------     ------------     ------------     ------------

Other income
Gain on disposal of property,
 plant and equipment                                              53               10                -                -
Debt forgiveness from suppliers                                  384                -                -                -
Others                                                           140              267              274               35
                                                       -------------     ------------     ------------     ------------

                                                                 577              277              274               35
                                                       -------------     ------------     ------------     ------------

Income (loss) before income taxes                               (284)             778            6,640              857

Income tax expense                                              (261)            (350)            (893)            (115)
                                                       -------------     ------------     ------------     ------------

Net income (loss)                                               (545)             428            5,747              742
                                                       =============     ============     ============     ============

The accompanying notes are an integral part of these combined financial statements.

Combined Balance Sheets
--------------------------------------------------------------------------------

                            (Dollars in thousands)

                                                                                                          March 31,
                                                                                           --------------------------------------
                                                                                                 1999          2000          2000
                                                                                                 ----          ----          ----
                                                                      Notes                       HK$           HK$           US$
ASSETS
Current assets
Cash and cash equivalents                                                                          40           197            25
Restricted cash                                                          7                      2,300         2,300           297
Accounts receivable, net of allowance for doubtful accounts
 HK$1,034 in 1999 and 2000                                                                     10,048        14,682         1,894
Due from customers for contract work                                     4                        364            35             5
Retention money receivable                                                                        729           647            84
Inventories                                                                                     1,356           590            76
Due from related parties                                                11                     20,426        35,037         4,521
Prepaid taxes                                                                                      53            50             6
Prepayments and deposits paid                                                                     883         2,452           316
                                                                                           ----------    ----------    ----------

Total current assets                                                                           36,199        55,990         7,224
Property, plant and equipment, net                                       5                      9,471         9,079         1,172
                                                                                           ----------    ----------    ----------

Total assets                                                                                   45,670        65,069         8,396
                                                                                           ==========    ==========    ==========

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities
Bank overdraft                                                           7                      8,728         8,271         1,067
Bank loans, current                                                      6                        282           797           103
Accounts and bills payable - trade                                                             13,428        28,958         3,736
Capital lease obligations, current                                       8                         80            54             7
Accrued expenses and other payable                                                              5,424         4,897           632
Contract work deposit from customers                                     4                      1,483           365            47
Other deposits received                                                                           232           176            23
Due to related parties                                                  11                        698             -             -
Income taxes payable                                                                              504           981           127
                                                                                           ----------    ----------    ----------

Total current liabilities                                                                      30,859        44,499         5,742
Bank loans, non-current                                                  6                      1,658         1,730           223
Capital lease obligations, non-current                                   8                         60             -             -
Deferred taxation                                                                                  37            37             5
                                                                                           ----------    ----------    ----------

Total liabilities                                                                              32,614        46,266         5,970
                                                                                           ----------    ----------    ----------

Commitments and contingencies                                          9,12
Stockholders' equity
Common stock                                                           1,10                       311           311            40
Retained earnings                                                                              12,745        18,492         2,386
                                                                                           ----------    ----------    ----------

Total stockholders' equity                                                                     13,056        18,803         2,426
                                                                                           ----------    ----------    ----------

Total liabilities and stockholders' equity                                                     45,670        65,069         8,396
                                                                                           ==========    ==========    ==========

The accompanying notes are an integral part of these combined financial statements.

Combined Statements of Changes in Stockholders' Equity
--------------------------------------------------------------------------------

                  (Dollars in thousands except share amounts)

                                                Common stock*
                                      -------------------------------
                                           Number                            Retained
                                          of Shares          Amount          earnings                  Total
                                      ---------------    ------------    -------------      -------------------------
                                                                  HK$              HK$              HK$           US$
Balance as of April 1, 1997                   311,000             311           12,862           13,173         1,699
Net loss                                            -               -             (545)            (545)          (70)
                                      ---------------    ------------    -------------      -----------     ---------

Balance as of March 31, 1998                  311,000             311           12,317           12,628         1,629
Net income                                          -               -              428              428            55
                                      ---------------    ------------    -------------      -----------     ---------

Balance as of March 31, 1999                  311,000             311           12,745           13,056         1,684

Net income                                          -               -            5,747            5,747           742
                                      ---------------    ------------    -------------      -----------     ---------

Balance as of March 31, 2000                  311,000             311           18,492           18,803         2,426
                                      ===============    ============    =============      ===========     =========


* The amount of common stock outstanding of the Li Group reflects the aggregate amount of common stock outstanding in respect of each of the companies comprising the Li Group (see note 1).

The accompanying notes are an integral part of these combined financial statements.

Combined Statements of Cash Flows
--------------------------------------------------------------------------------

                            (Dollars in thousands)

                                                                                         Years ended March 31,
                                                                    -------------------------------------------------------------
                                                                            1998            1999             2000            2000
                                                                            ----            ----             ----            ----
                                                                             HK$             HK$              HK$             US$
Cash flows from operating activities
 Net income (loss)                                                          (545)            428            5,747             742
 Adjustment to reconcile net income (loss) to net cash
   provided by (used in) operating activities:
   Depreciation of property, plant and equipment                             621             520              418              54
   Allowance for doubtful accounts                                           304             730                -               -
   Loss (Gain) on disposal of property, plant and
   equipment                                                                 (53)            (10)              26               3
 Changes in operating assets and liabilities:
   Accounts receivable                                                    (5,814)          4,070           (4,634)           (597)
   Due from customers for contract work                                     (677)            313              329              42
   Retention money receivable                                                223             600               82              11
   Inventories                                                                43             399              766              99
   Due from related parties                                                1,015          (7,651)         (14,611)         (1,886)
   Prepayments and deposits paid                                           1,000             173           (1,569)           (202)
   Accounts and bills payable - trade                                      4,478          (1,059)          15,530           2,003
   Accrued expenses and other payable                                      1,606           1,130             (527)            (68)
   Contract work deposit from customers and other
   deposits received                                                        (152)            350           (1,174)           (152)
   Due to related parties                                                 (3,808)           (252)            (698)            (90)
   Taxation                                                                   91             739              480              62
                                                                    ------------     -----------     ------------    ------------
 Net cash provided by (used in) operating activities                      (1,668)            480              165              21
                                                                    ------------     -----------     ------------    ------------


Cash flows from investing activities
 Purchase of property, plant and equipment                                  (256)           (160)             (52)             (7)
 Proceeds on disposal of property, plant and equipment                        84              20                -               -
                                                                    ------------     -----------     ------------    ------------
 Net cash provided by (used in) investing activities                        (172)           (140)             (52)             (7)
                                                                    ------------     -----------     ------------    ------------

Cash flows from financing activities
 Loan acquired                                                                 -               -            1,000             129
 Repayment of capital lease obligations                                     (155)           (152)             (86)            (11)
 Repayment of amounts borrowed                                              (115)           (260)            (413)            (53)
 Bank overdraft                                                            2,022              34             (457)            (59)
                                                                    ------------     -----------     ------------    ------------
 Net cash provided by (used in) financing activities                       1,752            (378)              44               6
                                                                    ------------     -----------     ------------    ------------

Net (decrease) increase in cash and cash equivalents                         (88)            (38)             157              20
Cash and cash equivalents, as of beginning of period                         166              78               40               5
                                                                    ------------     -----------     ------------    ------------
Cash and cash equivalents, as of end of period                                78              40              197              25
                                                                    ============     ===========     ============    ============

Supplemental disclosure of cash flow information
 Cash paid for interest                                                    1,400           2,058            1,318             170
                                                                    ============     ===========     ============    ============
 Cash paid for taxes                                                         170             384              413              53
                                                                    ============     ===========     ============    ============

Non-cash transaction
 Purchase of equipment under capital lease                                   400               -                -               -
                                                                    ============     ===========     ============    ============

The accompanying notes are an integral part of these combined financial statements.

Notes to and Forming Part of the Combined Financial Statements
--------------------------------------------------------------------------------

                  (Dollars in thousands except share amounts)


1.   BASIS OF FINANCIAL STATEMENTS PRESENTATION AND REORGANIZATION

     The accompanying combined financial statements include the accounts of Pado (Holdings) Limited and its subsidiaries, Good Prominent Technology Company Limited and Good Prominent Trading Limited, hereinafter collectively referred to as the "Li Group".

     Each of these companies has been under the management and control of its principal stockholder Mr. Perick LI Wai Ho ("Mr. Li").

     As these companies have throughout the period from their date of incorporation to March 31, 2000 been under common control and management, the combined financial statements are prepared as if it was a pooling of interests.

     Details of each of these companies are set out herein below:

                                                                  Common stock
                                                           ---------------------------
                                                                Number of
                                                                shares of
                                                                par value
                                 Date of        Place of        HK$1 each                 Equity interest
     Name of company       incorporation   incorporation      outstanding       Amount    owned by Mr. Li   Principal activities
     ---------------       -------------   -------------      -----------       ------    ---------------   --------------------
                                                                                   HK$    Direct Indirect
     Pado (Holdings)      March 11, 1993       Hong Kong            1,000            1      100%              investment holding
       Limited

     Pado Contracting       December 16,       Hong Kong            3,000*         300*              100%        renovation work
       Company Limited              1983                    (par value at
                                                                  HK$100)

     Good Prominent           October 1,       Hong Kong          200,000*         200*              100%            trading and
       Engineering                  1992                                                                         installation of
       Company Limited                                                                                        lighting materials

     Good Prominent       April 18, 1990       Hong Kong           10,000           10      100%                construction and
       Technology                                                                                          installation of light
       Company Limited                                                                                            emitting diode

     Good Prominent         December 28,       Hong Kong          300,000          300      100%             trading of building
       Trading Limited              1987                                                                               materials
                                                           --------------       ------

                                                                  311,000*         311*
                                                           ==============       ======

     * Pado Contracting Company Limited and Good Prominent Engineering Company Limited are wholly-owned subsidiaries of Pado (Holdings) Limited. Accordingly, the aggregate amount of common stock outstanding of the Li Group for the purpose of this presentation, does not include their share amounts as such amounts have been eliminated against the investment cost carrying in the books of Pado (Holdings) Limited.

Notes to and Forming Part of the Combined Financial Statements
--------------------------------------------------------------------------------

                            (Dollars in thousands)


2.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     (a)  Basis of accounting
          The combined financial statements are presented in Hong Kong dollars and have been prepared in accordance with the accounting principles generally accepted in United States of America.

     (b)  Principles of combination
          The combined financial statements reflect the combined assets, liabilities, stockholders' equity and operations of each of the companies as set out in note 1 above in a manner similar to a pooling of interests.

          All material intercompany balances and transactions have been eliminated on combination.

     (c)  Cash and cash equivalents
          Cash and cash equivalents include cash on hand, demand deposits with banks and highly liquid debt instruments with an original maturity of three months or less.

     (d)  Inventories
          Inventories are stated at the lower of cost or net realizable value. Cost comprises purchase cost of building and lighting materials and, is calculated using the first-in, first-out method.

     (e)  Property, plant and equipment and depreciation
          Property, plant and equipment are stated at cost less accumulated depreciation. The cost of an asset comprises of its purchase price and any directly attributable costs of bringing the asset to its present working condition and location for its intended use. Expenditure incurred after the property, plant and equipment have been put into operation, such as repairs and maintenance, is charged to the statement of operations in the period in which it is incurred. In situations where it can be clearly demonstrated that the expenditure has resulted in an increase in the future economic benefits expected to be obtained from the use of the property, plant and equipment, the expenditure is capitalized, as an additional cost of property, plant and equipment.

          When assets are sold or retired, their costs and accumulated depreciation are eliminated from the accounts and any gain or loss resulting from their disposal is included in the statement of operations.

          Depreciation is provided to write off the cost of property, plant and equipment, over their estimated useful lives and after taking into account their estimated residual value, using the reducing balance method, at the following rates per annum:

               Yacht                           20%
               Leasehold land and buildings  0.75%    or over the remaining term
                                                      of relevant lease, if
                                                      shorter
               Motor vehicles                  30%
               Plant and machinery             20%
               Furniture and fixtures          20%
               Others and computer equipment   20%

          Assets held under capital lease contracts are depreciated over their expected useful lives on the same basis as owned assets.

Notes to and Forming Part of the Combined Financial Statements
--------------------------------------------------------------------------------

                            (Dollars in thousands)


2.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

     (f)  Income taxes
          The Li Group accounts for income tax under the provisions of Statement of Financial Accounting Standards ("SFAS") No. 109, which requires recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been included in the financial statements or tax returns. Deferred income taxes are provided using the liability method. Under the liability method, deferred income taxes are recognized for all significant temporary differences between the tax and financial statement based of assets and liabilities.

     (g)  Operating leases
          Leases where substantially all the rewards and risks of ownership of assets remain with the leasing company are accounted for as operating leases. Rentals payable and receivable under operating leases are charged and credited to statement of operations on a straight-line basis over the lease terms.

     (h)  Capital lease obligations
          Where assets are acquired under capital lease, the amounts representing the outright purchase price of such assets are included in property, plant and equipment and the corresponding liabilities, net of finance charges, are recorded as capital lease obligations. Depreciation is provided on the cost of the assets on a reducing balance method over their estimated useful lives and after taking into account their estimated residual value as set out in note 2(e) above. Finance charges implicit in the purchase payments are charged to operations over the periods of the contracts so as to produce an approximately constant periodic rate of charge on the remaining balances of the obligations for each accounting period.

     (i)  Related parties
          Parties are considered to be related if one party has ability to control the other party or exercise significant influence over the other party in making financial and operating decisions.

     (j)  Revenue recognition
          Revenue is recognized when it is probable that the economic benefits will flow to the Li Group and when the revenue can be measured reliably.

          Revenue from contract works is recognized on the percentage of completion method and in situations where the outcome of the contract works cannot be estimated reliably, revenue from such contract works is recognized only to the extent of the contract costs incurred that it is probable will be recoverable.

          Sale of goods is recognized when goods are delivered and title has passed.

          Management and project handling fee income is recognized in the period when services are rendered.

          Rental income is recognized in the period in which the properties are let out and on a straight-line basis over the lease terms.

Notes to and Forming Part of the Combined Financial Statements
--------------------------------------------------------------------------------

                            (Dollars in thousands)


2.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

     (k)  Foreign currency translation
          The books and records of each of the companies comprising the Li Group are maintained in Hong Kong dollars. Monetary assets and liabilities denominated in foreign currencies have been translated to Hong Kong dollars using the approximate rates prevailing at the balance sheet dates. Transactions in foreign currencies have been converted at the approximate rates prevailing at the dates of transactions. The exchange gains or losses have been credited or charged to the statement of operations.

          For the convenience of the readers of these combined financial statements, translation of amounts from Hong Kong dollars (HK$) into United States dollars (US$) has been made at the exchange rate of US$1.00 = HK$7.75 on March 31, 2000. No representation is made that the Hong Kong dollars amounts could have been or could be, converted into the United States dollars at that rate on March 31, 2000 or at any other rates.

     (l)  Construction contracts
          When the outcome of a construction can be estimated reliably, contract costs and revenue are recognized as expenses and income by reference to the stage of completion of the contract activity at the balance sheet date. When it is probable that total contract costs will exceed total contract revenue, the expected loss is recognized as expense immediately. Whilst most of the contracts undertaken follow the percentage of completion method, in rare cases where lack of dependable estimates or inherent hazards cause forecasts to be doubtful, the completed contract method is adopted.

          Construction contracts in progress at the balance sheet date are recorded in the combined balance sheet at the net amount of costs incurred plus attributable profits less foreseeable losses and progress billings, and represented in the combined balance sheet as due from customers for contract work (as an asset) or contract work deposit from customers (as a liability), as applicable.

     (m)  Use of estimates
          The preparation of the combined financial statements in conformity with generally accepted accounting principles in the United States of America requires management to make estimates and assumptions that affect certain reported amounts and disclosures. Accordingly, actual amounts could differ from those estimates.

     (n)  Fair value of financial statements
          The carrying amounts of the Li Group's cash, accounts receivable, accounts payable and accrued expenses approximate their fair values because of the short term maturity of those instruments. The carrying amount of mortgage loan approximate its fair value based on borrowing rates currently available for mortgage loan with similar terms and maturity.

     (o)  Comprehensive income
          During the year ended March 31, 1999, the Li Group adopted SFAS No. 130, "Reporting Comprehensive Income" which establishes standards for reporting and display of comprehensive income and its components in a full set of general purpose financial statements. There were no items of comprehensive income as defined by SFAS No. 130 for any of the periods presented.

Notes to and Forming Part of the Combined Financial Statements
--------------------------------------------------------------------------------

                            (Dollars in thousands)


2.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

     (p)  Accounting pronouncements

          Segment information
          On April 1, 1999, the Group adopted SFAS No. 131, "Disclosures about Segments of an Enterprise and Related Information", which supersedes SFAS No. 14, "Financial Reporting Segments of a Business Enterprise", and establishes standards for the way that public enterprises report information about operating segments in financial statements. It also establishes standards for disclosures regarding products and services, geographic areas and major customers. SFAS No. 131 defines operating segments as components of an enterprise about which separate financial information is available that is evaluated regularly by the chief operating decision maker in deciding how to allocate resources and in assessing performance.

          Costs of start-up activities
          As of April 1, 1999, the Group adopted Statement of Position ("SOP") 98-5, "Reporting on the Costs of Start-up Activities", which requires costs of start-up activities to be expensed as incurred. This statement is effective for fiscal years beginning after December 15, 1998. The statement requires previously capitalized costs related to start-up activities to be expensed as a cumulative effect of a change in accounting principle when the statement is adopted. The adoption of this new standard did not have a significant effect on the Group's financial position or results of operations.

          Costs of computer software
          As of April 1, 1999, the Group adopted SOP 98-1, "Accounting for the Costs of Computer Software Developed or Obtained for Internal Use", which establishes new accounting and reporting standards for the costs of computer software developed or obtained for internal use. This statement will be applied prospectively and is effective for fiscal years beginning after December 15, 1998. The impact of this new standard did not have a significant effect on the Group's financial position or results of operations.

          New accounting standards not yet adopted
          In February 1998, SFAS No. 132, "Employer's Disclosures about Pensions and Other Postretirement Benefits" amended the disclosure requirements for pensions and other postretirement benefits. The Group does not expect the adoption to have significant change on the Group's financial statement disclosures.

          In June 1999, the Financial Accounting Standards Board issued SFAS No. 137, "Accounting for Derivative Instruments and Hedging Activities" which delayed the effective date of SFAS No. 133 "Accounting for Derivative Instruments and Hedging Activities" for one year. SFAS No. 133 provides guidance for the recognition and measurement of derivatives and hedging activities. It requires an entity to record, at fair value, all derivatives as either assets or liabilities in the balance sheet, and it establishes specific accounting rules for certain types of hedges. SFAS No. 133 is now effective for fiscal years beginning after June 15, 2000 and will be adopted by the Group when required, if not earlier. The adoption of this new standard did not have a significant impact on the Group's financial position or results of operations.

          In December 1999, the Securities and Exchange Commission issued Staff Accounting Bulletin ("SAB") 101, "Revenue recognition in financial statements", which provides guidance on applying generally accepted accounting principles for recognizing revenue. SAB 101 is effective for fiscal years beginning after December 15, 1999. The impact, if any, of adopting SAB 101 on the Group's consolidated financial position, results of operations and cash flows, has not been determined.

Notes to and Forming Part of the Combined Financial Statements
--------------------------------------------------------------------------------

                            (Dollars in thousands)


3.   OPERATING RISKS

     (a)  Concentration of major customers and suppliers

                                                                             Years ended March 31,
                                                                -----------------------------------------------
                                                                       1998       1999         2000        2000
                                                                       ----       ----         ----        ----
                                                                        HK$        HK$          HK$         US$
          Major customers with revenues
            of more than 10% of contract
            revenue

            Sales to major customers                                 28,519     16,821       40,067       5,170
            Percentage of contract revenue                               48%        38%          58%         58%
            Number                                                        3          2            2           2

          Major suppliers with purchases
            of more than 10% of contract
            cost

            Purchases from major suppliers                           13,986     12,435       19,706       2,543
            Percentage of contract cost                                  30%        38%          35%         35%
            Number                                                        2          2            2           2

          Accounts receivable related to the Li Group's major customers was 4% and 15% of all accounts receivable as of March 31, 1999 and 2000 respectively. In addition, the Li Group has another customer whose accounts receivable represents approximately 23% and 5% of accounts receivable as of March 31, 1999 and 2000 respectively.

          Credit risk represents the accounting loss that would be recognized at the reporting date if counterparties failed completely to perform as contracted. Concentrations of credit risk (whether on or off balance sheet) that arise from financial instruments exist for groups of customers or counterparties when there are similar economic characteristics that would cause their ability to meet contractual obligations to be similarly affected by changes in economic or other conditions. The major concentration of credit risk arises from the Li Group's receivables. Even though the Li Group does have a major customer, it does not consider itself exposed to significant credit risk with regards to collection of the related receivable. Historical losses have not been significant.

     (b)  Country risks
          The Li Group may also be exposed to the risks as a result of part of its contracting and decoration operation being located in the People's Republic of China ("PRC"). This includes risks associated with, among others, the political, economic and legal environments and foreign currency exchange. The Li Group's results may be adversely affected by changes in the political and social conditions in the PRC, and by changes in governmental policies with respect to laws and regulations, anti-inflationary measures, currency conversion and remittance abroad, and rates and methods of taxation, among other things. The Li Group's management does not believe these risks to be significant. There can be no assurance, however, that changes in political, social and other conditions will not result in any adverse impact.

Notes to and Forming Part of the Combined Financial Statements
--------------------------------------------------------------------------------

                            (Dollars in thousands)


3.   OPERATING RISKS (Continued)

     (c)  Cash and time deposits

          The Li Group maintains its cash balances and investments in time deposits with various banks and financial institutions located in Hong Kong. In common with local practice, such amounts are not insured or otherwise protected should the financial institutions be unable to meet their liabilities. There has been no history of credit losses.


4.   CONSTRUCTION CONTRACTS

                                                                              March 31,
                                                            ----------------------------------------------
                                                                   1999              2000             2000
                                                                   ----              ----             ----
                                                                    HK$               HK$              US$
     Accumulated contract costs incurred                          3,349             5,075              655
     Add:  Attributable profits /
           (foreseeable losses)                                   2,435             1,603              207
                                                            -----------      ------------      -----------

                                                                  5,784             6,678              862
     Less: Progress payments received /
             receivable                                          (6,903)           (7,008)            (904)
                                                            -----------      ------------      -----------

                                                                 (1,119)             (330)             (42)
                                                            ===========      ============      ===========
     Amounts disclosed as:
     Due from customers for contract work                           364                35                5
     Contract work deposit from customers                        (1,483)             (365)             (47)
                                                            -----------      ------------      -----------

                                                                 (1,119)             (330)             (42)
                                                            ===========      ============      ===========


5.   PROPERTY, PLANT AND EQUIPMENT, NET

                                                                           March 31,
                                                       -----------------------------------------------
                                                               1999             2000              2000
                                                               ----             ----              ----
                                                                HK$              HK$               US$
     Yacht                                                    1,301            1,301               168
     Leasehold land and buildings                             8,452            8,452             1,090
     Motor vehicles                                             667              515                66
     Plant and machinery                                        234              234                30
     Furniture and fixtures                                   1,856            1,856               240
     Others and computer equipment                              926              974               126
                                                       ------------      -----------       -----------

                                                             13,436           13,332             1,720
     Accumulated depreciation                                (3,965)          (4,253)             (548)
                                                       ------------      -----------       -----------

                                                              9,471            9,079             1,172
                                                       ============      ===========       ===========

Notes to and Forming Part of the Combined Financial Statements
--------------------------------------------------------------------------------

                            (Dollars in thousands)


6.   BANK LOANS

                                                                                             March 31,
                                                                              -------------------------------------
                                                                                   1999          2000          2000
                                                                                  -----         -----          ----
                                                                                    HK$           HK$           US$
     Collateralized bank loans, bear interest at 1.75%
       and 3% over the prime rate (8.75% as of March 31,
       1999 and 2000) and matures on December 2001 and
       May 2004                                                                   1,940         2,527           326
     Less:  Amount due within one year
             included under current liabilities                                    (282)         (797)         (103)
                                                                              ---------     ---------     ---------

                                                                                  1,658         1,730           223
                                                                              =========     =========     =========

     Expected maturities of bank loans are as follows:

                                                      March 31,
                                        -----------------------------------
                                             1999         2000         2000
                                              HK$          HK$          US$

     2000                                     282            -            -
     2001                                     330          797          103
     2002                                     366          768           99
     2003                                     406          406           52
     2004                                     451          451           58
     Thereafter                               105          105           14
                                        ---------    ---------    ---------

     Total                                  1,940        2,527          326
                                        =========    =========    =========

Notes to and Forming Part of the Combined Financial Statements
--------------------------------------------------------------------------------

                            (Dollars in thousands)


7.   BANKING FACILITIES

     In addition to the bank loans stated above, the Li Group had various letters of credit and overdraft under banking facilities as of March 31, 1999 and 2000 as follows:

                                                                        March 31,
                                                       -----------------------------------------
                                                             1999            2000           2000
                                                             ----            ----           ----
                                                              HK$             HK$            US$
     Facilities granted
     Letter of credit and import loans                      5,200           4,600            594
     Overdrafts *                                           8,500           8,500          1,097
                                                       ==========      ==========     ==========

     Utilized
     Letters of credit and import loans                     3,696           3,792            489
     Overdrafts *                                           8,728           8,271          1,067
                                                       ==========      ==========     ==========

     Unutilized facilities
     Letters of credit and import loans                     1,504             808            105
     Overdrafts                                                 -             229             30
                                                       ==========      ==========     ==========

     The bank overdrafts are denominated in Hong Kong dollars bear interest at the floating commercial bank lending rates in Hong Kong which ranged from 11.25% to 11.75% per annum as of March 31 1999 and 2000 and are renewable annually with the consent of the relevant banks.

     * The Li Group might have exceeded from time to time the overdraft limit granted by the banks. Historically, such excess was not material and had no adverse consequence on its operation.

     Under the banking facilities arrangements, the Li Group's banking facilities are collateralized by unlimited personal guarantee of the directors and land and buildings owned by the Li Group. In addition, the Li Group is required to maintain certain cash balances based on the amount of facilities granted. These balances are reflected as restricted cash in the combined financial statements.


8.   CAPITAL LEASE OBLIGATIONS

     The Li Group leased certain equipment under agreements classified as capital lease. Equipment under these leases has a cost of HK$270 and accumulated depreciation of approximately HK$138 as of March 31, 1999. The following is a schedule of future minimum lease payments under capital lease as of March 31, 1999 and 2000.

                                                                                         March 31,
                                                                       -------------------------------------------
                                                                            1999             2000             2000
                                                                             HK$              HK$              US$
     Future minimum lease payments                                           180               77               10
     Less: Amount representing interest                                      (40)             (23)              (3)
                                                                       ---------       ----------       ----------

     Present value of net minimum lease payments                             140               54                7
     Less: Current portion                                                   (80)             (54)              (7)
                                                                       ---------       ----------       ----------

                                                                              60                -                -
                                                                       =========       ==========       ==========

Notes to and Forming Part of the Combined Financial Statements
--------------------------------------------------------------------------------

                            (Dollars in thousands)


8.   CAPITAL LEASE OBLIGATIONS (Continued)

     Expected maturities of capital lease are as follows:

                                                         March 31,
                                      -----------------------------------------
                                           1999            2000            2000
                                            HK$             HK$             US$

     2000                                    80               -               -
     2001                                    60              54               7
                                      ---------      ----------      ----------

                                            140              54               7
                                      =========      ==========      ==========


9.   PERFORMANCE BONDS

     There were contingent liabilities as of March 31, 1999 and 2000 in respect of performance bonds issued by third parties which are inherent in the nature of the business in which the Li Group operates. The directors do not anticipate material losses to crystallize.


10.  COMMON STOCK

     Common stock represents the aggregate amount of common stocks of Pado (Holdings) Limited, Good Prominent Technology Company Limited and Good Prominent Trading Limited.

     Common stocks of subsidiaries of Pado (Holdings) Limited comprising the Li Group have been eliminated against the investment cost carrying in the books of Pado (Holdings) Limited.

Notes to and Forming Part of the Combined Financial Statements
--------------------------------------------------------------------------------

                            (Dollars in thousands)


11.  RELATED PARTY TRANSACTIONS

     a.   Name and relationship of related parties

                                                                      Existing relationships with the Li Group
                                                                      ---------------------------------------------

          Mr. Li                                                      Director and stockholder

          Quintalinux Limited ("QLL")                                 Common director and major stockholder of
                                                                       Li Group

          Pado (China) Design and Constructing Company                Common director and a company owned by
           Limited ("PCDCL")                                           Mr. Li, major stockholder of the Company

          Joinprofit Company Limited ("JCL")                                          - ditto -

          Faithwin International Investment Limited ("FIIL")                          - ditto -

          Good Prominent Fire Safety Company Limited                                  - ditto -
           ("GPFSCL")

          Chiu Cheung Technology Co. Ltd. ("CCTCL")                                   - ditto -

          Good Prominent Media Advertising Company                                    - ditto -
           Limited ("GPMACL")

          Linux System Solution Limited ("LSSL")                                      - ditto -

          Oceanic Land Holdings Ltd ("OLHL")                          Major stockholder of QLL

          Interact (China) Design & Contracting Company               A company owned by Mr. Chu, major
           Limited ("ICDCL")                                          stockholder of QLL.  Became a fellow
                                                                      subsidiary following the reorganization
                                                                      effected on November 19, 1999

          Interact Contracting Company Limited ("ICCL")                               - ditto -

Notes to and Forming Part of the Combined Financial Statements
--------------------------------------------------------------------------------

                            (Dollars in thousands)


11.  RELATED PARTY TRANSACTIONS (Continued)

     b.   Summary of related party transactions

                                                                                  March 31,
                                                                 ------------------------------------------
                                                                        1999            2000           2000
                                                                        ----            ----           ----
                                                                         HK$             HK$            US$
          Due from related parties (Note (i))
          Mr. Li                                                       5,478          14,480          1,868
          QLL                                                            186           8,177          1,055
          PCDCL                                                       12,989               -              -
          JCL                                                            454               -              -
          FIIL                                                            14               -              -
          GPFSCL                                                       1,281               -              -
          CCTCL                                                            5               -              -
          LSSL                                                             -              84             11
          OLHL                                                            19               -              -
          GPMACL                                                           -               -              -
          ICDCL                                                            -           2,412            311
          ICCL                                                             -           9,884          1,276
                                                                 -----------     -----------     ----------

                                                                      20,426          35,037          4,521
                                                                 ===========     ===========     ==========

          Due to related parties (Note (ii))
          Mr. Li                                                           -               -              -
          GPMACL                                                         698               -              -
                                                                 -----------     -----------     ----------

                                                                         698               -              -
                                                                 ===========     ===========     ==========

                                                                                  Years ended March 31,
                                                                 --------------------------------------------------
                                                                       1998         1999          2000         2000
                                                                       ----         ----
                                                                        HK$          HK$           HK$          US$
          Rental income (Note (iii))
          GPFSCL                                                        300          300           140           18
          GPMACL                                                         26            -             -            -
                                                                 ----------    ---------    ----------    ---------

                                                                        326          300           140           18
                                                                 ==========    =========    ==========    =========

          Management fee income (Note (iv))
          GPMACL                                                        144          144           144           19
                                                                 ==========    =========    ==========    =========
          Interest income (Note (v))
          GPFSCL                                                         70            -             -            -
                                                                 ==========    =========    ==========    =========

          Subcontracting cost (Note (vi))
          PCDCL                                                       7,984            -             -            -
                                                                 ==========    =========    ==========    =========

          Contract  revenue (Note (vii))
          PCDCL                                                           -            -             -            -
          GPFSCL                                                          -            -             -            -
          ICDCL                                                           -            -        20,444        2,638
                                                                 ----------    ---------    ----------    ---------

                                                                          -            -        20,444        2,638
                                                                 ==========    =========    ==========    =========

Notes to and Forming Part of the Combined Financial Statements
--------------------------------------------------------------------------------

                            (Dollars in thousands)


11.  RELATED PARTY TRANSACTIONS (Continued)

     b.   Summary of related party transactions (Continued)

          (i) The amounts due from related parties represent unsecured advances made to those parties from time to time. These amounts are interest free and repayable on demand, except for certain advances to GPFSCL, please refer to note (v).

          (ii) The amounts due to related parties represent unsecured advances made from the Li Group from time to time. These amounts are interest free and repayable on demand.

          (iii) The Li Group received rental income from GPFSCL and GPMACL for properties let out at approximately market rates.

          (iv) The Li Group received management fee income from GPMACL for management services provided. The amount was determined between the two respective parties.

          (v) The Li Group received interest income on advances made to GPFSCL at approximately the bank lending rates during the advances.

          (vi) The Li Group subcontracted work to PCDCL on projects situated in the PRC. The amount was determined between the two respective parties.

          (vii) The Li Group received contract revenue from PCDCL, GPFSCL and ICDCL for projects situated in Hong Kong. The amount was determined between the two respective parties.

     c. The stockholder has undertaken to indemnify the Li Group against any contingent liabilities including tax liabilities and claims that may result from the operating activities of the Li Group in Hong Kong, the PRC and elsewhere occurring before March 31, 1999. Any such payments will be recorded as expenses by the Li Group with the corresponding credit to the equity.

     d. As of March 31, 2000 the amount owing from Mr. Li to Li Group amounted to HK$14,480. This amount was fully eliminated in QLL's consolidated financial statements. For details please refer to page F-24.

Notes to and Forming Part of the Combined Financial Statements
--------------------------------------------------------------------------------

                            (Dollars in thousands)


12.  OPERATING LEASES

     As of March 31, 1999 and 2000 the Li Group had commitments under non-cancelable operating lease payments in respect of land and buildings as follows:

                                                  March 31,
                                -------------------------------------------
                                     1999              2000            2000
                                      HK$               HK$             US$

     2000                             412                 -               -
     2001                             130               519              67
     2002                               -               259              33
                                ---------        ----------        --------

     Total                            542               778             100
                                =========        ==========        ========


     Total lease expense for the years ended March 31, 1998, 1999 and 2000 was HK$444 and HK$562 and HK$617 respectively.

     As of March 31, 1999 and 2000, the Li Group had commitments under non-cancelable operating lease rentals to be received in respect of land and buildings are as follows:

                                                  March 31,
                                -------------------------------------------
                                     1999              2000            2000
                                      HK$               HK$             US$

     2000                             643                 -               -
     2001                             482               482              62
                                 --------         ---------         -------

     Total                          1,125               482              62
                                 ========         =========         =======

13.  PENSION COSTS

     The Li Group operates a defined contribution retirement plan ("Plan") which is optional for all qualified employees. The assets of the Plan are held separately from those of the Li Group in a provident fund managed by an independent trustee. The pension cost charge represents contributions payable to the fund by the Li Group at rates specified in the rules of the Plan. Where employees leave the Plan prior to vesting fully in the contributions, the contribution payable by the Li Group is reduced by the amount of forfeited contribution.

     The pension expense for the years ended March 31, 1998, 1999 and 2000 was HK$173, HK$172 and HK$154 respectively.

Notes to and Forming Part of the Combined Financial Statements
--------------------------------------------------------------------------------

                            (Dollars in thousands)

14.  INCOME TAXES

     Companies comprising the Li Group are subject to income taxes on an entity basis on income arising in or derived from the tax jurisdiction in which each of the companies is domiciled and operates. Accordingly each of the companies is subject to Hong Kong Profits Tax at a rate of 16.5% for 1998 and 16% for 1999 and 2000.


     Income tax expense is comprised of the following:

                                                Years ended March 31,
                                  --------------------------------------------
                                      1998       1999        2000        2000
                                      ----       ----        ----        ----
                                       HK$        HK$         HK$         US$

     Current tax                       261        350         893         115
     Deferred tax                        -          -           -           -
                                  --------   --------   ---------   ---------

     Income tax expense                261        350         893         115
                                  ========   ========   =========   =========

     Reconciliation to the expected statutory tax rate in Hong Kong is as follows:

                                                  1998        1999        2000
                                                  ----        ----        ----
                                                     %           %           %

     Statutory rate                               16.5        16.0        16.0
     Tax effect on net operating loss            (74.3)       13.6        (2.6)
     Others                                      (34.1)       15.4           -
                                             ---------   ---------    --------

     Effective tax rate                          (91.9)       45.0        13.4
                                             =========   =========    ========

Notes to and Forming Part of the Combined Financial Statements
--------------------------------------------------------------------------------

                            (Dollars in thousands)


15.  REPORT ON SEGMENT INFORMATON

     The Li Group adopted SFAS No. 131, "Disclosures About Segments of an Enterprise and Related Information", in respect of its operating segments. The Li Group's reportable segments are design and contracting section and high-technology products section. They are managed separately because each business requires different technology and marketing strategies. The accounting policies of the segments are the same as those described in the summary of significant accounting policies. The Li Group evaluates performance based on operating earnings of the respective business units.

     Segment information for the years 1998, 1999 and 2000 are as follows:

                                                                        High-Technology Products
                                      Design and Contracting Section            Section                       Total
                                                                                                 ---------------------------------
                                                                          Years ended March 31,
                                     ---------------------------------------------------------------------------------------------
                                      1998      1999      2000      1998     1999      2000      1998      1999      2000    2000
                                      ----      ----      ----      ----     ----      ----      ----      ----      ----    ----
                                       HK$       HK$       HK$       HK$      HK$       HK$       HK$       HK$       HK$     US$
     Segment revenue                 30,573    15,706     20,921    28,574   28,358    48,442    59,147    44,064    69,363   8,950

     Segment profits (losses)           125    (1,172)       152      (670)   1,600     5,595      (545)      428     5,747     742

     Included in segment
      profits(losses):
      Depreciation                     (338)     (289)      (233)     (283)    (231)     (185)     (621)     (520)     (418)    (54)
      Interest income                   221       145         97         -        -         2       221       145        99      13
      Interest expense                 (933)   (1,343)      (421)     (467)    (715)     (897)   (1,400)   (2,058)   (1,318)   (170)
     Segment assets                  30,125    32,875     37,013    15,067   12,795    28,056    45,192    45,670    65,069   8,396
                                     ======   =======    =======   =======  =======   =======   =======   =======   =======  ======

Notes to and Forming Part of the Combined Financial Statements
--------------------------------------------------------------------------------

                            (Dollars in thousands)


15.  REPORT ON SEGMENT INFORMATON (Continued)

     Segment information for the years 1998, 1999 and 2000 relating to the Li Group's operations by geographic areas are as follows:

                                                Years ended March 31,
                                     -----------------------------------------
                                          1998       1999       2000      2000
                                          ----       ----       ----      ----
                                           HK$        HK$        HK$       US$

     Segment revenue
      Hong Kong                         59,147     44,064     37,157     4,794
      PRC                                    -          -     30,341     3,915
      Others                                 -          -      1,865       241
                                     ---------   --------   --------  --------


                                        59,147     44,064     69,363     8,950
                                     =========   ========   ========= ========


     All long-lived assets are situated in Hong Kong for the years 1998, 1999 and 2000.


16.  FINANCIAL INSTRUMENTS

     In June 1998, the Financial Accounting Standards Board issued SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities". SFAS No. 133 establishes methods of accounting for derivative financial instruments and hedging activities related to those instruments as well as other hedging activities. The Li Group currently does not hold or issue derivative financial instruments in the normal course of business. Accordingly, adoption of SFAS No. 133 is not expected to affect the Li Group's combined financial statements.